Filed Pursuant to Rule 424(b)(2)

Registration No. 333-207639

PROSPECTUS

$398,797,000

California Republic Auto Receivables Trust 2017-1

Issuer

(CIK: 0001694276)

0.90000% Class A-1 Asset Backed Notes

1.55% Class A-2 Asset Backed Notes

1.90% Class A-3 Asset Backed Notes

2.28% Class A-4 Asset Backed Notes

2.91% Class B Asset Backed Notes

3.76% Class C Asset Backed Notes

California Republic Funding, LLC Depositor (CIK: 0001561326)	Mechanics Bank Sponsor, Originator and Servicer (CIK: 0001603949)

The following classes of Notes are offered pursuant to this prospectus:

	Class A-1 Notes(1)(2)	Class A-2 Notes(1)(2)	Class A-3 Notes(1)(2)	Class A-4 Notes(1)(2)	Class B Notes(1)(2)	Class C Notes(1)(2)
Principal Balance:	$69,300,000	$110,000,000	$100,000,000	$93,963,000	$29,684,000	$16,842,000
Offered Amount:	$65,835,000	$104,500,000	$95,000,000	$89,264,000	$28,199,000	$15,999,000
Price to Public:	100.00000%	99.99115%	99.98157%	99.97225%	99.96827%	99.99083%
Underwriting Discounts and Commissions:	0.15%	0.19%	0.25%	0.28%	0.35%	0.40%
Net Proceeds to the Depositor(3):	99.85000%	99.80115%	99.73157%	99.69225%	99.61827%	99.59083%

(1)	Approximately 5.0% (by initial principal balance) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will be retained by the Depositor or another majority-owned affiliate of the Sponsor.
(2)	All or part of the Class A Notes, the Class B Notes or the Class C Notes may be retained by the Depositor or another majority-owned affiliate of the Sponsor.
(3)	The net proceeds to the Depositor exclude expenses, estimated at $750,000.

The price of the Notes will also include accrued interest, if any, from the date of initial issuance. Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a Business Day, on the next Business Day, beginning March 15, 2017. The main sources for payment of the Notes are a pool of motor vehicle receivables, certain payments under the receivables and monies on deposit in a reserve account. Credit enhancement will consist of overcollateralization, excess interest collections on the receivables, a reserve account and, in the case of the Class A Notes, the subordination of the Class B Notes and the Class C Notes, and in the case of the Class B Notes, the subordination of the Class C Notes.

The Notes will represent obligations of the Issuer only and will not represent obligations of California Republic Funding, LLC, Mechanics Bank or any of their respective affiliates.

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors on page 16 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Issuer is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. In making this determination, the Issuer will be relying on the exclusion or exemption from the definition of “investment company” contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exclusions or exemptions may also be available to the Issuer.

Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about February 16, 2017.

Credit Suisse	J.P. Morgan

Joint Bookrunners

The date of this Prospectus is February 9, 2017.

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READING THIS PROSPECTUS

This prospectus contains information about the Issuer and the terms of your Notes.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents to locate the referenced sections. Capitalized terms used in this prospectus are defined in the “Glossary of Terms”.

You should rely only on the information contained in this prospectus, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus is only accurate as of the date on the cover. We are not making an offer of these Notes in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements, including without limitation statistical information based on assumed facts. Whenever we use words like “intends”, “anticipates” or “expects”, or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

AVAILABLE INFORMATION

California Republic Funding, LLC, as the Depositor for the Issuer, has filed a registration statement covering the Notes offered by this prospectus with the SEC under the Securities Act. This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

You can review the Registration Statement online at the SEC’s website, http://www.sec.gov, or you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 202-942-8088). Also available at the SEC’s website are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement by having timely filed under Form 8-K the required certification and the transaction agreements for its prior offerings under this Registration Statement.

California Republic Funding, LLC, as the Depositor, or Mechanics Bank, as the Servicer, will file for the Issuer annual reports on Form 10-K, distribution reports on Form 10-D, asset level data for the receivables on Form ABS-EE, any current reports on Form 8-K and amendments to those reports with the SEC. A copy of each such report may be obtained by any Noteholder by request to the Indenture Trustee or the Depositor. See “Description of the Transaction Documents—Reports to be Filed with the SEC”.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate the asset-level data and information included as exhibits to each Form ABS-EE filed by the Depositor with the SEC with respect to the Issuer prior to the termination of the offering of the Notes. We incorporate by reference into this prospectus any current report on Form 8-K we file with the SEC prior to the termination of the offering of the Notes. These periodic reports will be filed under the name of the Issuer. Any Form ABS-15G furnished pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

The Depositor will provide without charge to each person, including any beneficial owner of Notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus. Requests for such copies should be directed to:

California Republic Funding, LLC

1111 Civic Drive, Suite 390

Walnut Creek, California 94596

(925) 482-8000

You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to under “Available Information”.

SUMMARY OF TRANSACTION

This chart provides only a simplified overview of the structure of this securitization transaction and the credit enhancement available for the Notes. Refer to this prospectus for a further description.

(1)	The Certificates do not have a principal balance, will not bear interest and are not being offered by this prospectus.
(2)	The Reserve Account will be funded on the Closing Date at 0.25% of the Cutoff Date Pool Balance.
(3)	Overcollateralization is the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the Notes.
(4)	The Target Overcollateralization Amount is calculated as described under “Description of the Notes — Credit Enhancement — Overcollateralization”.
(5)	Excess spread is available, as a portion of Available Funds, to make required principal payments on the Notes and, as a result, provides a source of funds to absorb losses on the Receivables and to increase overcollateralization until the Target Overcollateralization Amount is reached, as further described under “Description of the Notes — Credit Enhancement — Excess Spread”.
(6)	The residual interests represent the rights to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Account.
(7)	Approximately, but not less than, 5.0% of each Class of Notes (by initial principal balance) and the Certificates (by percentage interest) will be retained by the Depositor or another majority-owned affiliate of the Sponsor as described in “Credit Risk Retention”.

TRANSACTION CREDIT ENHANCEMENT DIAGRAM

This diagram is a simplified overview of the credit enhancement available for the Notes on the Closing Date for this securitization transaction and how credit enhancement is used to absorb losses on the Receivables. You should read this prospectus completely for more details about the credit enhancement available for the Notes.

(1)	The Class A Notes and the Class B Notes benefit from subordination of more junior classes to more senior classes. The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration occurred. For more details about subordination, you should read “Application of Available Funds—Distributions—Following an Event of Default”.
(2)	On the Closing Date, the Reserve Account will be funded at 0.25% of the Cutoff Date Pool Balance.
(3)	Excess spread is available as a portion of Available Funds to make required principal payments on the Notes and, as a result, provides a source of funds to absorb losses on the Receivables and to increase overcollateralization until the Target Overcollateralization Amount is reached.
(4)	Overcollateralization is the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the Notes. Initially, the overcollateralization for the Notes will be $1,264,018.86.

FLOW OF FUNDS

The following chart provides a simplified overview of the priority of monthly distributions that are applicable on each Payment Date for so long as certain events of default have not occurred and the Notes have not been accelerated or the property of the Issuer has not been liquidated. For additional information regarding the priority of payments on the Notes, see “Summary—Priority of Payments” and “Application of Available Funds—Distributions”.

TRANSACTION DOCUMENTS DIAGRAM

This diagram shows the role of each transaction document in this securitization transaction. Forms of the transaction documents are exhibits to the registration statement filed with the SEC that includes this prospectus.

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the issuer, the cash flows in this securitization transaction and the credit enhancement available for the notes. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read this prospectus in its entirety.

Principal Parties

Issuer

California Republic Auto Receivables Trust 2017-1 will be governed by an amended and restated trust agreement, dated as of February 1, 2017, between the depositor and the owner trustee. The issuer will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuer of a pool of motor vehicle installment sale contract and installment loan receivables that the depositor purchased from Mechanics Bank. The issuer will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The issuer will be solely liable for the payment of the notes.

The notes will be obligations of the issuer secured by the assets of the issuer. The notes will not represent obligations of California Republic Funding, LLC, Mechanics Bank or any of their respective affiliates.

All receivables transferred to the issuer by the depositor will have been originated and sold to the depositor by Mechanics Bank.

Depositor

California Republic Funding, LLC, a Delaware limited liability company that is a wholly-owned special purpose subsidiary of Mechanics Bank. The depositor will acquire the receivables from Mechanics Bank, which will have been purchased from dealers by Mechanics Bank. The depositor will sell the receivables to the issuer.

California Republic Funding, LLC’s principal executive offices are located at 1111 Civic Drive, Suite 390, Walnut Creek, California 94596, and its telephone number is (925) 482-8000.

Sponsor, Servicer and Administrator

Mechanics Bank will be the sponsor of the securitization. Mechanics Bank is a California corporation authorized to transact a banking business. Mechanics Bank will have originated the receivables and, on the closing date, will sell the receivables to the depositor. Mechanics Bank will service the receivables. Mechanics Bank will also be the administrator of the issuer, and in such capacity will provide administrative and ministerial services for the issuer. On October 1 2016, Mechanics Bank completed its merger with California Republic Bancorp which had been the bank holding company for California Republic Bank. Pursuant to the merger Mechanics Bank is the successor to California Republic Bank’s auto finance business, which includes the origination and servicing of the receivables described in this prospectus.

Mechanics Bank’s principal executive offices are located at 1111 Civic Drive, Suite 390, Walnut Creek, California 94596, and its telephone number is (925) 482-8000.

Indenture Trustee

U.S. Bank National Association, a national banking association, will act as indenture trustee with respect to the notes.

Backup Servicer

A backup servicer may be appointed upon occurrence of certain events described under “Description of the Transaction Documents—Consequences of Servicer Termination Event”.

Owner Trustee

Wilmington Trust, National Association, a national banking association, will act as owner trustee of the issuer.

Asset Representations Reviewer

Center Street Finance, LP, a Texas limited partnership, will act as asset representations reviewer with respect to the receivables.

Terms of the Securities

The Notes

The following classes of notes are being offered pursuant to this prospectus:

Note Class	Aggregate Principal Amount	Interest Rate Per Annum	Final Scheduled Payment Date

A-1	$69,300,000	0.90000%	February 15, 2018
A-2	$110,000,000	1.55%	November 15, 2019
A-3	$100,000,000	1.90%	March 15, 2021
A-4	$93,963,000	2.28%	June 15, 2022
B	$29,684,000	2.91%	December 15, 2022
C	$16,842,000	3.76%	December 15, 2023

The notes will bear interest at the rates set forth above and interest will be calculated in the manner described under “Interest Accrual” in this Summary and “Description of the Notes—Payments of Interest—Calculation of Interest”. The class A-1, class A-2, class A-3 and class A-4 notes are referred to collectively as the “class A notes”.

The notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The depositor will initially retain approximately, but not less than, 5.0% of each class of notes. See “Credit Risk Retention”.

The Certificates

The issuer will issue California Republic Auto Receivables Trust 2017-1 certificates to the depositor. The certificates are not being offered by this prospectus. Information about the certificates is set forth herein solely to provide a better understanding of the notes. The depositor will initially retain approximately, but not less than, a 5.0% percentage interest in the certificates (see “Credit Risk Retention”). To the extent not necessary to satisfy credit risk retention requirements described under “Credit Risk Retention”, the certificates are expected to be sold in one or more private placements concurrently with the sale of the notes. The certificates will not have a principal balance and will not bear interest. All distributions in respect of the certificates will be subordinated to payments on the notes.

Other Securities

No other series or classes of securities have been or will be issued that are backed by the same pool of receivables as will collateralize the notes and the certificates.

Important Dates

Cutoff Date

The cutoff date with respect to the receivables transferred to the issuer on the closing date will be the close of business on January 31, 2017.

Unless otherwise indicated, the information with respect to the receivables presented in this prospectus is presented as of the cutoff date.

Closing Date

The closing date will be on or about February 16, 2017.

Payment Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day). The first payment date will be March 15, 2017.

Record Dates

On each payment date, the issuer will make payments to the holders of the notes as of the related record date. The record date will be the business day immediately preceding such payment date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Interest Accrual

Interest Rates

The issuer will pay interest on each class of notes at the respective fixed rate per annum specified above under “Terms of the Securities—The Notes”.

Class A-1 Notes

“Actual/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes

“30/360”, accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Interest Payments

On each payment date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class. Interest accrued as of any payment date but not paid on that date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest due on each payment date will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the applicable interest rate and (iii) in the case of (a) the class A-1 notes, the actual number of days in the related interest period divided by 360, and (b) all other notes, 30 (or in the case of the first payment date, 29), divided by 360.

Interest payments on the class A notes will be made on a pro rata basis, and interest payments on each class of notes with a lower alphabetical designation (i.e., C being lower than B and B being lower than A) will be subordinated to interest payments and, in specified circumstances, principal payments of each class of notes with a higher alphabetical designation.

If the notes are accelerated following the occurrence of an event of default under the indenture, the fees and expenses of the servicer, the administrator, the asset representations reviewer, the trustees and any backup servicer will be payable in an unlimited amount prior to the payment of interest on the notes as described under “Application of Available Funds—Distributions—Following an Event of Default”.

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “Application of Available Funds—Distributions—Following an Event of Default”.

Principal Payments

On each payment date, prior to the acceleration of the notes following an event of default under the indenture, the issuer will distribute funds deposited in the principal distribution account, as described in clauses (3), (5), (7) and (9) under “Priority of Payments” in this Summary, to pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;
(3)	to the class A-3 notes until they have been paid in full;

(4)	to the class A-4 notes until they have been paid in full;

(5)	to the class B notes until they have been paid in full; and

(6)	to the class C notes until they have been paid in full.

If a payment date is a final scheduled payment date for one or more classes of notes, as specified above under “Terms of the Securities—The Notes”, all principal and interest with respect to each such class of notes will be payable in full (if not previously paid).

Priority of Payments

On each payment date prior to the occurrence of an event of default under the indenture and acceleration of the notes, from available funds for the related collection period, the issuer will distribute the following amounts in the following order of priority:

(1)	pro rata, to (a) the servicer, the servicing fee, and to any backup servicer, the backup servicing fee, if any, for the related collection period and all unpaid servicing and backup servicing fees with respect to any prior collection periods and (b) any successor servicer, transition costs (including boarding fees) not to exceed $200,000 in the aggregate;

(2)	to the class A-1, class A-2, class A-3 and the class A-4 noteholders, pro rata, accrued and unpaid interest on the class A notes;

(3)	to the principal distribution account for distribution to the noteholders, the first allocation of principal, if any;

(4)	to the class B noteholders, accrued and unpaid interest on the class B notes;

(5)	to the principal distribution account for distribution to the noteholders, the second allocation of principal, if any;

(6)	to the class C noteholders, accrued and unpaid interest on the class C notes;

(7)	to the principal distribution account for distribution to the noteholders, the third allocation of principal, if any;

(8)	to the reserve account until the amount of the funds in the reserve account is equal to the reserve account required amount;

(9)	to the principal distribution account for distribution to the noteholders, the regular principal distribution amount, if any;

(10)	pro rata, to (a) the owner trustee, the indenture trustee, the administrator and the asset representations reviewer, accrued and unpaid fees, reasonable expenses and indemnified amounts due and owing under the transaction documents which have not been previously paid, and to or at the direction of the issuer, any expenses of the issuer and (b) any successor servicer, transition costs in excess of the related cap described in clause (1) above; and

(11)	any remaining funds, to the certificateholders.

For purposes of these distributions, on any payment date the principal amount of a class of notes will be calculated as of the immediately preceding payment date after giving effect to all payments made on such preceding payment date, or, in the case of the first payment date, as of the closing date.

All amounts deposited in the principal distribution account will be paid in the manner and priority described under “Principal Payments” above.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuer will pay principal of and interest on the notes and fees of the trustees, the administrator, the asset representations reviewer, the servicer and any backup servicer, as described under “Application of Available Funds—Distributions—Following an Event of Default”.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, see “Application of Available Funds”.

Interest and Principal Payments After an Event of Default

On each payment date after an event of default under the indenture occurs and the notes are accelerated, the priority of interest and principal payments on the notes described above will be modified, as described under “Application of Available Funds—Distributions—Following an Event of Default.”

If the related event of default is other than an event of default based on the issuer’s breach of a covenant, representation or warranty under the indenture, after payment of certain amounts in full owing to the trustees, the administrator, the servicer, any backup servicer, the asset representations reviewer and the issuer and interest payments on the class A notes, in that order, have been made, the remaining available funds will be paid as follows: first, principal payments will be made to the holders of the class A-1 notes until the class A-1 notes have been paid in full, second, principal payments will be made to the holders of the class A-2 notes, the holders of the class A-3 notes and the holders of the class A-4 notes, pro rata until the class A-2 notes, the class A-3 notes and the class A-4 notes have been paid in full, third, interest and then principal payments will be made to the holders of the class B notes until the class B notes have been paid in full, and fourth, interest and then principal payments will be made to the holders of the class C notes until the class C notes have been paid in full.

If the related event of default is the result of the issuer’s breach of a covenant, representation or warranty (but prior to the sale of the receivables), after payment of certain amounts in full owing to the trustees, the administrator, the servicer, the backup servicer, if any, the asset representations reviewer, and the issuer, interest on the notes will be paid first, pro rata to the class A-1 notes, class A-2 notes, class A-3 notes and the class A-4 notes, second to the class B notes and third to the class C notes, and the remaining available funds will be paid as follows: first, principal payments will be made to the holders of the class A-1 notes until the class A-1 notes have been paid in full, second, principal payments will be made to the holders of the class A-2 notes, the holders of the class A-3 notes and the holders of the class A-4 notes, pro rata until the class A-2 notes, the class A-3 notes and the class A-4 notes have been paid in full, third, principal payments will be made to the holders of the class B notes until the class B notes have been paid in full and fourth, principal payments will be made to the holders of the class C notes until the class C notes have been paid in full.

If an event of default has occurred but the notes have not been accelerated, interest and principal payments will be made in the priority set forth above under “Priority of Payments”.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal”, “Application of Available Funds—Distributions—Following an Event of Default” and “Description of the Notes—Rights Upon Event of Default”.

Credit Enhancement

General

Credit enhancement for the notes will consist of overcollateralization, excess spread, a reserve account, and, in the case of the class A notes and the class B notes, subordination.

If available funds, together with amounts available under applicable credit enhancement, are insufficient to make required payments of principal on the notes, it is possible that certain senior notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e., starting with the most junior class of notes then outstanding). The seniority of the notes will be determined based on alphabetical and numerical order, with the class A-1 notes being the most senior class of notes and the class C notes being the most junior class of notes.

The credit enhancement for each class of the notes will be as follows:

Class A notes:	Subordination of principal payments of the class B notes and the class C notes, overcollateralization, the reserve account and excess spread.

Class B notes:	Subordination of principal payments of the class C notes, overcollateralization, the reserve account and excess spread.

Class C notes:	Overcollateralization, the reserve account and excess spread.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover losses on the receivables.

The initial amount of overcollateralization will be $1,264,018.86. On each payment date, the issuer will make principal payments on the notes in an amount in excess of the decrease in the pool balance until the aggregate note balance is equal to the pool balance minus the target overcollateralization amount. The target overcollateralization amount with respect to any payment date will be $9,263,166.41 (which is approximately 2.20% of the cutoff date pool balance).

Excess Spread

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, any backup servicing fee and interest on the notes each month. Any excess spread will be applied on each payment date as an additional source of available funds for distribution as described under “Priority of Payments” above.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Spread”.

Reserve Account

On the closing date, at least $1,052,632.55 from the proceeds of the sale of the notes and the certificates will be deposited into the reserve account. The reserve account required amount on any payment date will be at least $1,052,632.55 (which is approximately 0.25% of the cutoff date pool balance).

On each payment date, the issuer will withdraw funds from the reserve account for distribution as available funds in an amount, not to exceed the amount on deposit in the reserve account, equal to the amount, if any, necessary to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses (1) through (7) under “Priority of Payments” above.

On each payment date, available collections will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the reserve account required amount.

For a more detailed description of the deposits to and withdrawals from the reserve account, see “Description of the Notes—Credit Enhancement—Reserve Account”.

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuer. Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in “Application of Available Funds—Distributions” or, following the occurrence of an event of default under the indenture, set forth in “Application of Available Funds—Distributions—Following an Event of

Default”. To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Subordination of Payments

As long as the class A notes remain outstanding, payments of interest on any payment date on the class B notes and the class C notes will be subordinated to payments of interest on the class A notes and certain other payments on that payment date (including principal payments of the class A notes in specified circumstances). Payments of principal of the class B notes and the class C notes will be subordinated to all payments of principal of and interest on the class A notes and certain other payments on that payment date. As long as the class B notes are outstanding, payments of interest on any payment date on the class C notes will be subordinated to payments of interest on the class B notes and certain other payments on that payment date (including principal payments of the class B notes in specified circumstances). Payments of principal of the class C notes will be subordinated to all payments of principal and interest on the class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture (other than events of default based on the issuer’s breach of a covenant, representation or warranty unless the receivables have been sold), all payments of interest on the class B notes and the class C notes will be subordinated to all payments on the class A notes until the class A notes have been paid in full, and all payments of principal on the class C notes will be subordinated to all payments on the class A notes and the class B notes, until the class A notes and class B notes have been paid in full.

See “Application of Available Funds—Distributions—Following an Event of Default”.

Optional Redemption

The servicer will have the option to purchase the receivables and effect the redemption of the notes on any payment date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price will be equal to the pool balance, plus accrued and unpaid interest, as of the last day of the related collection period, less any unreimbursed advances made by Servicer with respect to the receivables, but will not be less than an amount equal to the aggregate principal amount of the notes, accrued and unpaid interest thereon and the fees, expenses and indemnities owed by the issuer, including the servicing fee. It is expected that at the time this option becomes available, the only notes outstanding will be the class B notes and the class C notes.

Additionally, the notes will be subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the available funds remaining after the payments under clauses (1) through (7) and (10) under “—Priority of Payments” above would be sufficient to pay in full the principal amount of the notes, plus the fees, expenses and indemnities owed by the issuer.

For a more detailed description of this optional purchase right, see “Description of the Notes—Optional Purchase of Receivables”.

Events of Default

The occurrence of any of the following events will be an event of default under the indenture:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and that default continues for a period of five or more days;

•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

•	any failure by the issuer to duly observe or perform any of its covenants or agreements or a breach of any of its representations or warranties set forth in the indenture, which failure or breach has a material adverse effect on the noteholders and which continues unremedied for a period of 30 days after notice; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 60 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuer.

The amount of principal due and payable to noteholders under the indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

For a more detailed description of the events of default under the indenture, see “Description of the Notes—Events of Default”.

The “controlling class” of notes will be the class A notes, acting as a single class, so long as any class A notes are outstanding, and then will be the class B notes so long as any class B notes are outstanding, and then will be the class C notes; excluding in each case notes held by the servicer, Mechanics Bank or any of their respective affiliates unless all of the related class of notes then outstanding are held by the servicer, Mechanics Bank and/or their respective affiliates. See “Description of the Notes—Securities Owned by the Issuer, the Depositor, the Servicer or their Affiliates”.

Property of the Issuer

General

The property of the issuer will include the following:

•	a pool of motor vehicle retail installment sale contracts and installment loans that are secured by new and used automobiles, sport utility vehicles and light-duty trucks;

•	amounts received after the cutoff date on or in respect of the receivables;

•	security interests in the vehicles financed under the receivables;

•	any proceeds from claims on insurance policies relating to the financed vehicles or the related obligors;

•	the receivable files;

•	funds on deposit in the collection account, the note payment account and the reserve account;

•	all rights under the receivables purchase agreement between Mechanics Bank and the depositor, including the right to cause Mechanics Bank to repurchase from the depositor receivables affected materially and adversely by breaches of its representations and warranties made in the receivables purchase agreement;

•	all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of the representations and warranties of Mechanics Bank or certain servicing covenants of the servicer made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

The Receivables

The property of the issuer will consist of a pool of motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, sport utility vehicles and light-duty trucks. The receivables were underwritten in accordance with Mechanics Bank underwriting criteria described under “Mechanics Bank—Underwriting Criteria”.

The receivables will in each case be sold by Mechanics Bank to the depositor. The receivables will be secured by new and used automobiles, sport utility vehicles, light-duty trucks, and related property, including:

•	the right to receive payments made on the receivables after the cutoff date;

•	security interests in the vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

The composition of the receivables as of the cutoff date was as follows:

Aggregate Principal Balance	$421,053,018.86
Number of Receivables:	20,737
Average Principal Balance:	$20,304.43
Weighted Average Contract Rate(1):	7.23%
Weighted Average Original Term to Maturity(1)(2):	68 months
Weighted Average Remaining Term to Maturity(1)(2):	67 months
Non-Zero Weighted Average Original FICO® Score(1)(3)(4):	700
Percentage of new/used vehicles(5):	24.64% / 75.36%

(1)	Weighted by principal balance of the receivables as of the cutoff date.
(2)	Assumes that all scheduled monthly payments are made on their respective due dates.
(3)	FICO® is a registered trademark of Fair Isaac & Co.
(4)	Excludes receivables for which no FICO® score is available, which represent approximately 0.00% of the aggregate principal balance of the receivables as of the cutoff date. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	Based on the aggregate principal balance of the receivables as of the cutoff date.

For a more detailed description of the receivables, see “The Receivables”.

No Addition, Removal or Substitution of Receivables

No receivables will be added, removed or substituted, other than those receivables the servicer and the depositor may be obligated to repurchase due to breaches of representations or warranties or certain servicing covenants.

For a more detailed description of repurchase of receivables upon breach of certain representations or warranties, see “Description of the Transaction Documents–Sale and Assignment of Receivables” and “Mechanics Bank–Mechanics Bank’s Securitization Program”.

Purchase of Receivables for Servicer Actions

If the servicer (1) materially impairs a receivable, (2) makes certain specific modifications, including if it grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the class C notes or (3) modifies the amount financed or the contract rate of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled payment due dates of the receivable, it will be required to repurchase from the issuer the related receivable.

Other Property of the Issuer

In addition to the receivables, the issuer will own amounts on deposit in various trust accounts, including:

•	an account into which collections are deposited;

•	an account into which amounts released from the collection account will be deposited for distribution to the noteholders; and

•	the reserve account.

Servicing and Servicer Compensation

Mechanics Bank’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables.

In return for its services, the issuer will be required to pay the servicer on each payment date the following fees:

(1)	A servicing fee, equal to the product of (a) 1.00%, (b) the pool balance as of the beginning of the related collection period (or, in the case of the first payment date, as of the cutoff date) and (c) 1/12; and

(2)	A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the receivables during the related collection period.

Controlling Class

Holders of the controlling class will control the ability to make some decisions about the issuer, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the issuer property or direct the indenture trustee to exercise other remedies following an event of default. Holders of notes that are not part of the controlling class will not have these rights. The “controlling class” will be the class A notes, voting as a single class, as long as any class A notes are outstanding, and after the class A notes are paid in full, the class B notes, as long as any class B notes are outstanding, and then the class C notes.

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes. The issuance and sale of the notes is conditioned on the assignment of investment grade ratings to each class of the notes. A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. A rating agency rating the notes may, in its discretion, lower or withdraw its rating in the future as to any class of notes. None of the sponsor, the depositor, the indenture trustee, the owner trustee, the asset representations reviewer or any of their respective affiliates will be required to monitor any changes to the ratings on the notes.

Tax Status

Sidley Austin LLP, special federal income tax counsel to the depositor, will deliver an opinion that:

•	the notes will be characterized as indebtedness for United States federal income tax purposes if held by persons other than the beneficial owner of 100% of the equity of the Issuer or by an affiliate of such beneficial owner for such purposes;

•	the issuer will be classified as a fixed investment trust that is treated as a grantor trust under the Internal Revenue Code of 1986, as amended; and

•	the issuer will not be taxable as an association or publicly traded partnership taxable as a corporation.

Each holder of a note, by acceptance of a note, will agree to treat such note as indebtedness for United States federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences”.

ERISA Considerations

The notes may generally be purchased by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations”. Each investing employee benefit or other benefit plan subject to ERISA, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “Certain ERISA Considerations”.

Certain Investment Company Act Considerations

The issuer will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to it. The issuer is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Repurchase May Be Required in Certain Circumstances

Mechanics Bank will be obligated to repurchase any receivable transferred by it to the issuer, if:

•	any of its representations or warranties are breached with respect to that receivable;

•	the receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to Mechanics Bank of its breach.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable to the extent the receivable would no longer comply with the applicable covenants or representations and warranties made by the servicer with respect to such receivable.

For a discussion of the representations and warranties given by Mechanics Bank, its related repurchase obligations and its servicing procedures, see “Description of the Transaction Documents—Sale and Assignment of Receivables” and “—Servicing the Receivables”.

Eligibility for Purchase by Money Market Funds

On the closing date, the class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 of the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund purchasing class A-1 notes should consult its counsel before making a purchase.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the notes. The following risk factors describe the principal risk factors of an investment in the notes.

The notes are not suitable investments for all investors	The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes or obtaining your desired price	There is no secondary market for the notes. The underwriters may participate in making a secondary market in the notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

The issuer’s assets are limited and only the assets of the issuer are available to pay your notes	The notes represent indebtedness of the issuer and will not be insured or guaranteed by Mechanics Bank, the depositor, the servicer, any of their respective affiliates or any other person or entity. The only source of payment on your notes will be payments received on the receivables and the other credit enhancement described herein. Therefore, you must rely solely on the assets of the issuer for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

Performance of the receivables is uncertain	The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, the underwriting standards of Mechanics Bank at origination and the success of the servicer’s servicing and collection strategies. Consequently, no accurate prediction can be made of how the receivables will perform based on FICO® scores or other similar measures.

The sale of the financed vehicle securing a defaulted receivable may not result in complete recovery of the amounts due

The servicer generally exercises its right to sell a vehicle securing a defaulted receivable after repossession. There is no assurance that the amount of proceeds received by the servicer from the sale of a financed vehicle will be equal to or greater than the outstanding principal balance of the related defaulted receivable. The rate at which the value of a financed vehicle depreciates cannot be predicted and may exceed the rate at which the principal balance of such receivable amortizes. As a result, the amount owed on a receivable could exceed the amount that could be obtained by the servicer from the repossession and sale of the related financed vehicle following an event of default by the obligor. The risk is increased because, as described under “Mechanics Bank—Underwriting Criteria”, the maximum advance rate guidelines used in originating the receivables may result in a receivable having an initial principal balance in excess of the retail price or book value of the related financed vehicle. This increases the risk that, following a default by the obligor, the amount realized on the sale of the financed vehicle will be less than the outstanding principal balance of the receivable. As a result, you may suffer losses on your investment if available credit enhancement for losses on the receivables is insufficient.

Mechanics Bank’s repurchase obligation with respect to receivables may present a conflict of interest	Mechanics Bank and the depositor are affiliates. Mechanics Bank, as seller of receivables, will be required to repurchase from the depositor receivables with respect to which the seller’s representations and warranties have been breached. Under the sale and servicing agreement, the depositor has transferred all of its rights, including the right to cause Mechanics Bank to repurchase affected receivables, to the issuer. Since all receivables are to be serviced by Mechanics Bank as the servicer, Mechanics Bank is the party that is expected to first learn about a breach of a representation or warranty with respect to a receivable, which Mechanics Bank will then have a duty to report to the depositor, the trustees and any backup servicer, under the sale and servicing agreement. Therefore, the process of repurchasing receivables with respect to which representations and warranties have been breached will ultimately depend upon the integrity of Mechanics Bank in its role as the servicer in complying with its duty to report breaches of representations and warranties, notwithstanding it will be the entity obligated to effect such repurchase.

Interests of other persons in the receivables or financed vehicles could reduce the funds available to make payments on your notes	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by Mechanics Bank to the depositor and by the depositor to the issuer and the pledge of the receivables by the issuer to the indenture trustee. Each of Mechanics Bank and the depositor will mark its accounting records to reflect its sale of the receivables. However, because the servicer will maintain possession of the physical installment sale contracts and installment loans evidencing the receivables and will not segregate or mark the contracts and loans as belonging to the issuer, another person could acquire an interest in receivables evidenced by a physical installment sale contract or installment loan that is superior to the issuer’s interest in those receivables by obtaining physical possession of the installment sale contracts or installment loans representing those receivables without knowledge of the assignment of the receivable to the issuer. If another person acquires an interest in a receivable that is superior to the issuer’s interest, some or all of the collections on that receivable may not be available to make payment on your notes.

Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the issuer’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on your notes.

The issuer’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•	Mechanics Bank or the depositor might fail to perfect its security interest in a financed vehicle;

•	another person may acquire an interest in a financed vehicle that is superior to the issuer’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuer as the new secured party;

•	the issuer may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the issuer;

•	holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuer’s security interest; and

•	the issuer may lose its security interest in vehicles confiscated by the government.

Mechanics Bank will be obligated to repurchase from the issuer any receivable sold by it to the issuer as to which a perfected security interest in the name of Mechanics Bank in the financed vehicle securing the receivable did not exist as of the date such receivable was transferred to the issuer. Mechanics Bank will not, however, be required to repurchase a receivable if a perfected security interest in its name in the related financed vehicle has not been perfected in the issuer or if the security interest in a related financed vehicle or the receivable becomes impaired after the receivable is sold to the issuer. If the issuer does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that financed vehicle may not be available to make payment on your notes.

Consumer protection laws may reduce payments on your notes	Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on motor vehicle installment sale contracts and installment loans. Some of these laws make an assignee of the contract or loan, such as the issuer, liable to the obligor for any violation by the lender. Any liabilities of the issuer under these laws could reduce the funds that the issuer would otherwise have to make payments on your notes.

Amounts on deposit in the reserve account will be limited and subject to depletion

The amount on deposit in the reserve account will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each payment date, as well as certain other expenses of the issuer, if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make all such payments. There can be no assurances, however, that the amount on deposit in the reserve account will be sufficient on any payment date to assure payment of your notes. If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve account, the amount on deposit in the reserve account may be less than projected. If on any payment date, available collections and amounts in the reserve account are not sufficient to pay in full the monthly interest and distributions of principal due on the notes, you may experience payment delays with respect to your notes. If on subsequent payment dates the amount of that insufficiency is not offset by excess collections on or in respect of the receivables, amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, you will experience losses with respect to your notes.

FDIC receivership or conservatorship of Mechanics Bank could result in delays in payments or losses on your notes	Mechanics Bank is a California corporation authorized to transact a banking business. Its deposits are insured by the FDIC and it is subject to regulation and supervision by the Federal Reserve Board. If Mechanics Bank becomes insolvent or in certain other circumstances, a conservator or receiver may be appointed for it, which would likely be the FDIC. The FDIC as receiver or conservator would have broad powers to delay or reduce payments on your notes, if the FDIC were to be successful in:

•	attempting to recharacterize the securitization of the receivables as a loan or otherwise attempting to recapture the receivables that have been conveyed to the issuer;

•	requiring the issuer, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	requesting a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Mechanics Bank; or

•	arguing that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

To limit the FDIC’s potential use of any of these powers, we intend to structure this transaction as a “true sale” under common law and to comply in all material respects with the FDIC rule that provides a safe harbor for transactions complying with its terms and is described under “Material Insolvency Aspects of the Offering—FDIC Rule and Risk Retention—FDIC Rule”. The FDIC rule limits the power of the FDIC as conservator or receiver to delay or prevent payments to noteholders in securitization transactions, although the extent of the protective relief is less for transactions that are accounted for as on-balance sheet transactions under generally accepted accounting principles than for transactions that are accounted for as sales under generally accepted accounting principles.

Although we intend to structure this transaction to comply in all material respects with the FDIC rule, the application of the FDIC rule to a transaction is subject to several ambiguities and untested interpretive issues, and there can be no assurance that a transaction would satisfy all of the requirements to qualify for such safe harbor despite good faith efforts to comply.

A bankruptcy of the depositor could result in losses or payment delays with respect to your notes	California Republic Funding, LLC, as depositor, intends that its transfer of the receivables to the issuer will be a valid sale and assignment of the receivables to the issuer for non-tax purposes. If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to the issuer for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing by it, delays in payments of collections on or in respect of the receivables to the noteholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables even if the transfer of the receivables to the issuer is characterized as a sale for non-tax purposes.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding notes	Under certain circumstances described in this prospectus, the receivables may be sold after the occurrence of an event of default under the indenture. The securityholders will suffer losses if the issuer sells the receivables for less than the total amount due on the notes. We cannot assure you that sufficient funds would be available to repay the securityholders in full.

Failure to pay principal on your notes will not constitute an event of default until maturity	The amount of principal required to be paid to noteholders on any date will be limited to amounts available for that purpose in the collection account (and the reserve account or through other forms of credit enhancement). Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Subordination of certain classes of notes may reduce payments to those notes	The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes. Subordination will take one or more of the following forms:

•	interest payments on any payment date on which interest is due will first be allocated to the more senior classes;

•	principal payments on the subordinated classes will not begin until principal of the more senior classes is repaid in full;

•	principal payments on the more senior classes will be made on a payment date before interest payments on the subordinated classes are made; and

•	if the indenture trustee sells the receivables, the net proceeds of that sale will be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes of the issuer is described in this prospectus.

Overcollateralization may not increase as expected

The overcollateralization is expected to increase to the target overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables. It is not certain that the target overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay your notes in full.

For a more information about overcollateralization as a form of credit enhancement for your notes, you should read “Description of the Notes — Credit Enhancement — Overcollateralization”.

Prepayments on the receivables may adversely affect the average life of and rate of return on your notes	You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes. Faster than expected prepayments on the receivables may cause the issuer to make payments on its notes earlier than expected. We cannot predict the effect of prepayments on the average lives of your notes.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

•	prepayments in whole or in part by the obligor;

•	liquidations due to default;

•	partial payments with proceeds from amounts received as a result of rebates of extended warranty protection plan costs, insurance premiums and physical damage, theft, credit life and disability insurance policies;

•	required repurchases of receivables by the servicer or the depositor for specified breaches of their respective representations, warranties or covenants; and

•	an optional repurchase of the issuer’s receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance as of the cutoff date.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to the related final scheduled payment date. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the notes, see “Weighted Average Lives of the Notes”.

You may suffer a loss on your notes because the servicer may commingle collections on the receivables with its own funds	For two business days prior to deposit into the collection account, the servicer will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuer. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the issuer on or before the payment date, you might incur a loss on your notes. For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Transaction Documents—Accounts”.

The senior class of notes controls removal of the servicer upon a default on its servicing obligations	Generally, holders of at least 51% of the principal amount of the most senior class of notes, or the indenture trustee acting on their behalf, can remove the servicer if the servicer:

•	does not deposit into the collection account the available funds for application to a required payment after a grace period after notice or discovery;

•	defaults on a servicing obligation which materially and adversely affects the noteholders after a grace period after notice; or

•	initiates or becomes the subject of certain bankruptcy or insolvency proceedings.

Those holders may also waive a default by the servicer. The holders of any subordinate class of notes (which includes, in the case of the issuer that issues both notes and certificates, the holders of the certificates) may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of notes may be adversely affected by determinations made by the more senior classes. If Mechanics Bank resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed. This could cause payments on the notes to be delayed.

See “Description of the Transaction Documents—Servicer Termination Events”.

Paying the servicer a fee based on a percentage of the aggregate principal balance of the receivables may result in the inability to obtain a successor servicer	Because the servicer will be paid its base servicing fee based on a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the receivables amortize over time. If the need should arise to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining receivables. If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period which could delay payments and reports to noteholders, adversely impact collections and ultimately lead to losses or delays in payments on your notes.

A servicer default may result in additional costs or a diminution in servicing performance, any of which may have an adverse effect on your notes	If a servicer default occurs, the servicer may be removed by the holders of the requisite percentage of the class or classes of notes that are permitted to so act, or the indenture trustee acting on their behalf. In the event of the removal of the servicer and an appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to such successor; or

•	the ability of such successor to perform the obligations and duties of the servicer under the servicing agreement.

Furthermore, Mechanics Bank may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Geographic concentration of the issuer’s receivables may adversely affect your notes	Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of the issuer’s receivables could adversely affect the notes of that issuer. We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your notes. The location of the receivables by state, based upon dealers’ addresses at the time the receivables were originated, is described in this prospectus.

Market factors may reduce the value of used vehicles, which could result in increased losses on the receivables	Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives, vehicle recalls and legislation relating to emissions and fuel efficiency. A decrease in demand for used vehicles may adversely impact the resale value of repossessed vehicles, which in turn could result in increased losses on the receivables.

Ratings of the notes are limited and may be reduced or withdrawn	At the initial issuance of the notes, two nationally recognized statistical rating organizations that have been hired by the sponsor or the depositor will each rate each class of notes in one of its four highest rating categories. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the notes address the assigning rating agencies’ assessments of the likelihood of the payment of principal and interest on the notes according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate each class of offered notes, may nonetheless provide a rating for the notes that will be lower than any rating assigned by a hired rating agency. A reduction, withdrawal or qualification of a note’s rating would adversely affect its value.

You may experience a greater risk of loss on your notes as the result of armed conflict and terrorist activities

The long-term economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possible response to these operations, other terrorist activities and tensions in other regions of the world remains uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables of the issuer. You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables. Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a motor vehicle installment sale contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the laws of various states, under certain circumstances payments on motor vehicle installment sale contracts such as the receivables of residents of such states who are called into active duty with the National Guard or the reserves will automatically be deferred. No information can be provided as to the number of receivables that may be affected. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, or if state legislation impairs the servicer’s ability to repossess the related financed vehicle during a borrower’s period of active duty status, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on your notes.

The notes will not be listed on an exchange and this may make it difficult for you to sell your notes or to obtain your desired price	The issuer is not expected to apply to list the notes on an exchange or quote them in the automated quotation system of a registered notes association. The liquidity of the notes will therefore likely be less than what it would be in the event that they were so listed or quoted, and there may be no secondary market for the notes. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

Losses on the receivables may be affected disproportionately because of geographic concentration of receivables in California, Texas and Arizona	As of the cutoff date, the servicer’s records indicate that approximately 42.91% of the aggregate principal balance of the receivables are related to dealers located in California, approximately 25.01% of the aggregate principal balance of the receivables are related to dealers located in Texas, and approximately 10.76% of the aggregate principal balance of the receivables are related to dealers located in Arizona. As of that date, no other state accounted for more than 10.00% of the aggregate principal balance of the receivables. If California, Texas or Arizona experiences adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in that state may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes. We cannot predict whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

The class B notes and the class C notes, as well as the class A-2 notes, the class A-3 notes and the class A-4 notes, have greater risk because they are subordinated notes	Investors in the class B notes and the class C notes may suffer a loss on their investment because payments of interest on and principal of the class B notes are subordinated to the class A notes, and payments of interest on and principal of the class C notes are subordinated to the class B notes, subject to the following priorities:

•	no interest will be paid on the class B notes until all interest due, and certain principal payments due, on that payment date on each class of class A notes has been paid in full;

•	no principal will be paid on the class B notes until all principal of the class A notes has been paid in full;

•	no interest will be paid on the class C notes until all interest due, and certain principal payments due, on that payment date on each class of class A notes and on the class B notes has been paid in full; and

•	no principal will be paid on the class C notes until all principal of the class A notes and all principal on the class B notes has been paid in full.

You may experience losses on your investment in the class B notes and particularly in the class C notes if available collections and amounts on deposit in the reserve account, after making required payments on the class A notes, and, in the case of class C notes, on the class B notes, are insufficient to protect your notes from losses on the receivables.

Additionally, with respect to the class A notes that are subordinate to the class A-1 notes:

•	no principal will be paid on the class A-4 notes until all principal of the class A-1 notes, the class A-2 notes, and the class A-3 notes has been paid in full;

•	no principal will be paid on the class A-3 notes until all principal of the class A-2 notes and the class A-1 notes has been paid in full; and

•	no principal will be paid on the class A-2 notes until all principal of the class A-1 notes has been paid in full.

Accordingly, you may even experience losses on your investment in the class A-2 notes, the class A-3 notes and the class A-4 notes if available collections and amounts on deposit in the reserve account, after making required payments on more senior class A notes, are insufficient to permit payment on your notes.

Payment priorities increase risk of loss or delay in payment to certain classes of notes	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have lower alphabetical and higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates or the notes with a lower alphabetical or higher numerical class will be paid first to the class A-1 notes until they have been paid in full, second to the class A-2 notes, the class A-3 notes and the class A-4 notes, pro rata, until the class A-2 notes, the class A-3 notes and the class A-4 notes have been paid in full, third to the class B notes until they have been paid in full, and fourth to the class C notes until they have been paid in full. As a result, in relation to the class A 1 notes, the yields of the class A 2 notes, the class A-3 notes, the class A-4 notes, the class B notes and the class C notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

The rate of prepayments on the receivables could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity	Your notes may amortize more quickly than expected for a variety of reasons. All receivables, by their terms, may be prepaid at any time.

Prepayments include:

•	prepayments in whole or in part by the obligor;

•	liquidations due to default;

•	partial payments with proceeds from physical damage, theft, credit life and credit disability insurance policies;

•	required repurchases of receivables by the servicer or depositor for specified breaches of their respective representations, warranties and covenants;

•	an optional repurchase of the receivables by the servicer when the pool balance is 10% or less of the cutoff date pool balance;

•	required redemption when the amount in the reserve account and other available funds are sufficient to pay in full all notes then outstanding and other expenses of the issuer; and

•	principal payments to noteholders in connection with the overcollateralization of the notes, which is expected to cause a faster amortization of the notes than of the receivables.

The rate of prepayments cannot be predicted and may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer the financed vehicles securing the receivable without the servicer’s consent may also influence the rate of prepayments.

In any of these cases, you may be repaid principal on the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

If you purchase a note at a premium based on your expectations as to its maturity or weighted average life, and the note is repaid earlier than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount based on your expectations as to its maturity or weighted average life, and the note matures later than you expected, your yield will be lower than you anticipated.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture	An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•	you may suffer losses on your notes if the assets of the issuer are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid; and

•	your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

In addition, after an event of default under the indenture that results in acceleration of the notes (other than an event of default that arises from the issuer’s breach of a covenant, representation or warranty unless the receivables are sold), the issuer will not make any distributions of principal on any subordinate class of notes until payment in full of principal on each class of notes with a higher alphabetical (and lower numerical) priority.

Excessive prepayments and defaults on receivables with higher annual percentage rates may adversely impact your notes	Interest collections that are in excess of the required interest payments on the notes and required servicing fees any backup servicing fee, trustees fees and administrator fees could be used to cover realized losses on defaulted receivables. Interest collections depend, among other things, on the annual percentage rate of a receivable, which rates vary within a certain range. Excessive prepayments and defaults on the receivables with relatively higher annual percentage rates may adversely affect your notes by reducing such available interest collections in the future.

Adverse economic conditions in the United States could adversely affect the market value of your notes

After the 2008 financial crisis, the United States experienced a recession and an extended period of economic slowdown. During the economic slowdown, high unemployment, decreased home values and lack of availability of credit led to increased delinquency and default rates as well as decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding automobile receivables. Any such decline in market values weakens collateral coverage and increases the amount of a loss in the event of default. During the economic slowdown there were also significant increases in the inventory of used motor vehicles which depressed the prices at which repossessed motor vehicles were sold and delayed the timing of these sales. While there have been modest improvements in economic conditions, if these conditions were to worsen, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected obligors have available to make monthly payments on their motor vehicle installment sale contracts or installment loans. Higher energy costs could also cause business disruptions, which could cause unemployment and a deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuer’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Delinquencies and losses with respect to the motor vehicle installment sale contracts and installment loans may increase during the term of your notes. These increases in delinquencies and losses may be related to the weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans. For delinquency and loss information regarding the motor vehicle installment sale contracts and installment loans purchased and serviced by Mechanics Bank, you should refer to “Mechanics Bank—Delinquency, Loss and Repossession Information” and “Static Pool Data”.

Transfer of servicing may delay payments to you	The servicer will be required to deposit in the collection account all collections on or in respect of the receivables received by it within two business days of processing. If Mechanics Bank were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments with respect to the receivables could occur. In addition, the transfer of servicing to a successor servicer or a backup servicer, if one is then appointed, may result in a material disruption in the performance of the servicer’s duties, which would likely result in increased delays and disruptions in collections on the receivables. This may delay payments to you. The transaction documents will contain provisions that could result in the termination of Mechanics Bank’s servicing rights. There is no guarantee that a replacement servicer would be able to service the receivables with the same capability and degree of skill as Mechanics Bank. As a result of the foregoing, you may experience delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses because you have limited control over actions of the issuer and conflicts between classes of notes may occur	In exercising any rights or remedies under the indenture, the holders of a class of notes may be expected to act solely in their own interests. The holders of at least 51% of the principal amount of the controlling class, under certain circumstances, will have the right to waive servicer termination events. Consequently, the holders of each class of subordinated notes will not have the ability to waive servicer termination events until each class of notes senior to it has been paid in full.

In addition, the holders of at least 51% of the principal amount of the controlling class will have the right to declare, and under certain circumstances to rescind the declaration of, an event of default under the indenture. Moreover, because the issuer will have pledged its property under the indenture to secure payment on the notes, if an event of default has occurred, the indenture trustee may, and at the written direction of the holders of notes representing at least 51% of the principal amount of the controlling class will, institute proceedings to realize upon the receivables or exercise any other remedies of a secured party, including selling the receivables. To the extent the indenture provides the right to direct the indenture trustee in the exercise of remedies after the occurrence of an event of default under the indenture, those rights will generally be exercised by the controlling class of notes. Consequently, the holders of each class of subordinated notes will not have the ability to declare or waive events of default under the indenture, or generally to participate in the direction of the exercise of remedies under the indenture, until each class of notes senior to it has been paid in full.

Federal financial regulatory reform could have an adverse impact on the sponsor, the depositor, the originator or the issuer	The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203) is extensive legislation that, among other things, provides for enhanced regulation of financial institutions and non-bank financial companies, derivatives and asset-backed securities offerings and enhanced oversight of credit rating agencies. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services. Although Mechanics Bank is not presently subject to CFPB examination, the actions taken by the CFPB may influence enforcement actions and positions taken by other federal and state regulators, including those with jurisdiction over Mechanics Bank and its subsidiaries. In the event Mechanics Bank’s total assets exceed $10 billion in the future, Mechanics Bank would become subject to supervision, examination and enforcement by the CFPB.

On June 10, 2015, the CFPB issued a final rule expanding its authority to larger non-bank participants in the automobile financing market. While the rule is not applicable to Mechanics Bank, it indicates a focus by the CFPB on the area of auto finance more generally. Moreover, the CFPB has also focused on indirect financing arrangements and fair lending compliance. In March 2013, the CFPB issued a bulletin stating that indirect auto lenders may be liable for violations under the Equal Credit Opportunity Act based on dealer-specific and portfolio-wide disparities on a prohibited basis. According to the bulletin, these disparities result from allowing dealers to mark up the interest rate offered by the indirect auto lenders to the contract rate offered to consumers by the dealers. In addition, the bulletin outlined steps that indirect auto lenders should take in order to comply with fair lending laws regarding dealer markup and compensation policies. Mechanics Bank has adopted a dealer monitoring program that it believes is consistent with these requirements.

Some of the regulations required to be adopted under the Dodd-Frank Act remain to be finalized. It is not clear what the final form of such regulations will be, how they will be implemented or the extent to which the issuer, the depositor, the originator or the servicer will be affected, or whether or when any additional legislation will be enacted. No assurance can be given that the new standards will not have an adverse impact on the marketability of asset-backed securities such as the notes, the servicing of the receivables, Mechanics Bank’s securitization program or the regulation or supervision of Mechanics Bank.

The Dodd-Frank Act also creates a liquidation framework under which the FDIC may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries. While Mechanics Bank, as a bank, is already subject to FDIC receivership, with respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to its subsidiaries, including the issuer and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely. Guidance from the FDIC indicates that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the depositor and the issuer. However, the provisions of the new framework provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws. Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively impacted.

Investigations by the U.S. Department of Justice into auto finance companies could have a material adverse effect on your notes	Certain auto finance companies involved in the origination and securitization of auto loans have recently received subpoenas from the U.S. Department of Justice as part of an industry-wide investigation relating to possible civil proceedings for potential violations of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. If Mechanics Bank were to receive a subpoena from the Department of Justice, no assurances could be given that the ultimate outcome of the investigation or any resulting proceeding would not have a material adverse effect on Mechanics Bank or any of its subsidiaries or affiliates, the ability of Mechanics Bank to service receivables or the ability of Mechanics Bank to perform its duties under the transaction documents. Additionally, any such outcome could adversely affect the ratings, marketability or liquidity of your notes.

Ratings of the notes are limited and may be reduced or withdrawn

The sponsor is expected to hire two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor will not hire any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their respective affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a nonhired NRSRO that is lower than the ratings assigned by the hired rating agencies. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, the depositor, the indenture trustee, the owner trustee or any of their respective affiliates will be required to monitor any changes to the ratings on the notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

We also note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor pays the fee charged by the rating agency for its rating services, or where an employee of a person subject to a credit rating of the NRSRO or the issuer, underwriters or sponsor of a security is a former employee of that NRSRO and participated in any capacity in determining credit ratings for the person or the securities during the previous year. In the latter case, the NRSRO would be required to engage in the so-called look-back review process that, pursuant to SEC rules adopted on August 27, 2014, must address instances in which a review determines that a conflict of interest influenced a credit rating, which may result in the issuance of a revised ratings. Accordingly, the ratings of the notes are not permanent and may be reduced or withdrawn as a result of an NRSRO’s look-back review or otherwise.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes	Over the past several years, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities caused a significant reduction in liquidity in the secondary market for asset-backed securities. The recurrence of such events or the occurrence of similar events could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, over the past several years, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

Credit Risk Retention	The depositor will initially retain approximately, but not less than, 5.0% of each class of notes and the certificates, which represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the issuer and make deposits in the reserve account.

The risk retention regulations in Regulation RR require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables. The depositor is a wholly-owned subsidiary of the sponsor and will retain the required economic interest in the credit risk of the receivables in satisfaction of the sponsor’s obligations under Regulation RR. None of the sponsor, the depositor or any of their affiliates may hedge, sell or transfer the required retention except to the extent permitted by Regulation RR. For more information regarding the risk retention regulations and the sponsor’s method of compliance with those regulations, see “Credit Risk Retention”.

Retention of notes by the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes	The depositor will retain approximately, but not less than, 5.0% of each class of notes as described under “Credit Risk Retention”. The depositor or an affiliate may also retain all or an additional amount of any class of notes. As a result, the market for a retained class of notes may be less liquid than would otherwise be the case and, to the extent not necessary to satisfy credit risk retention requirements described in “Credit Risk Retention”, if retained notes are later sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Additionally, if any such retained notes are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.

USE OF PROCEEDS

Mechanics Bank will sell the Receivables and certain related property to the Depositor. The Depositor in turn will transfer the Receivables and related property to the Issuer in exchange for the Notes and the Certificates. The Depositor will use the net proceeds from the sale of the Notes to (1) purchase the Receivables from Mechanics Bank and (2) deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account.

No expenses incurred in connection with the selection and acquisition of the Receivables by the Depositor will be payable from the offering proceeds.

THE ISSUER

Limited Purpose and Limited Assets

The Depositor formed California Republic Auto Receivables Trust 2017-1, a Delaware statutory trust, on December 27, 2016. The Issuer will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuer, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and Certificates;

•	using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (1) fund the Reserve Account, (2) pay the organizational, start-up and transactional expenses of the Issuer and (3) pay the balance to the Depositor;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

If the various protections provided to the Noteholders by overcollateralization, excess spread, the Reserve Account and, with respect to each class of Notes other than the Class C Notes, the subordination of each class of Notes junior to such class of Notes, are insufficient, the Issuer will have to rely solely upon payments by Obligors under the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables to make payments on the Notes. In connection with the exercise of remedies in relation to Defaulted Receivables, various factors, such as the Issuer not having perfected security interests in the Financed Vehicles in all states or state and federal laws protecting defaulting consumers from repossession of their vehicles, may affect the Servicer’s ability to repossess and sell the collateral securing such Defaulted Receivables, and thus may reduce the proceeds which the Issuer can distribute to Noteholders. See “Material Legal Issues Relating to the Receivables”.

The Issuer will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

The Issuer’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890. The Issuer’s fiscal year ends on December 31.

The forms of the Issuer’s governing documents, the Administration Agreement and agreements governing the sale and transfer of, and creation of the security interest in, the Issuer’s assets have been filed as exhibits to the Depositor’s registration statement and the final versions of the Trust Agreement, the Indenture, the Administration Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement and the Asset Representations Review Agreement will be filed under cover of a current report on Form 8-K. Provisions in the Issuer’s governing documents allowing for modification of the Issuer’s governing documents are described under “Description of the Transaction Documents—Amendment”. Provisions of the Administration Agreement and agreements governing the sale and transfer of, and creation of the security interest in, the Issuer’s assets are described under “Description of the Transaction Documents”.

Capitalization

The following table illustrates the expected capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$69,300,000.00
Class A-2 Notes	110,000,000.00
Class A-3 Notes	100,000,000.00
Class A-4 Notes	93,963,000.00
Class B Notes	29,684,000.00
Class C Notes	16,842,000.00
Overcollateralization	1,264,018.86
Reserve Account	1,052,632.55

Total	$422,105,651.41

Other than the Notes and the Certificates, no series or classes of securities have been or will be issued that are backed by the Receivables.

THE DEPOSITOR

California Republic Funding, LLC, a Delaware limited liability company organized on August 15, 2012, will be the Depositor. The sole equity member of the Depositor is Mechanics Bank. The Depositor maintains its principal executive offices at 1111 Civic Drive, Suite 390, Walnut Creek, California 94596. Its telephone number is (925) 482-8000.

The Depositor will acquire the Receivables from Mechanics Bank pursuant to the Receivables Purchase Agreement. The Depositor will not retain any interest in the Receivables, other than in its capacity as a Noteholder or Certificateholder, and will have no ongoing servicing obligations or responsibilities with respect to any Receivables and no administrative obligations with respect to the Issuer.

The Depositor was organized for the purposes of establishing issuers, selling beneficial interests therein and acquiring and selling assets to such issuers. None of the Depositor, its parent or any of the Depositor’s affiliates will insure or guarantee the Receivables or the Notes.

The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. This prospectus describes all California Republic Auto Receivables Trusts established by the Depositor beginning November 2012 to the date of this prospectus. No default has occurred under any such transaction.

THE TRUSTEES

The Owner Trustee

General. The Owner Trustee under the Trust Agreement will be Wilmington Trust, National Association (formerly called M & T Bank, National Association), a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.

Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions. On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

WTNA has provided the above information for purposes of this prospectus. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained herein.

The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. WTNA is not affiliated with Mechanics Bank, the Depositor or any of their respective affiliates. Mechanics Bank and its affiliates may maintain normal commercial banking or investment banking relations with the Owner Trustee and its affiliates. The Servicer will be responsible for paying the Owner Trustee’s fees and for indemnifying the Owner Trustee against specified losses, liabilities or expenses incurred by the Owner Trustee in connection with the Transaction Documents. To the extent these fees and indemnification amounts are not paid by the Servicer, they will be payable out of Available Funds as described under “Application of Available Funds—Distributions”.

The Owner Trustee’s main duties will be:

•	creating the Issuer by filing a certificate of trust with the Delaware Secretary of State complying with applicable state law;

•	maintaining (or causing to be maintained) a certificate distribution account for the benefit of the Certificateholders; and

•	executing documents on behalf of the Issuer.

The Servicer will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustee’s performance of its duties under the Transaction Documents unless caused by the willful misconduct, negligent failure to act or negligence (other than errors of judgment) of the Owner Trustee or as a result of breaches of representation made by the Owner Trustee in the Trust Agreement. The Servicer will indemnify the Owner Trustee for liabilities and damages caused by the Servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as Servicer. The Servicer will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustee’s performance of its duties unless caused by willful misconduct, negligent failure to act or negligence (other than errors in judgment) in the performance of its duties.

The Issuer will pay the fees of the Owner Trustee, reimburse the Owner Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Owner Trustee, to the extent such amounts have not been paid or reimbursed by the Servicer. The Issuer will pay these amounts to the Owner Trustee on each Payment Date up to any limit specified in this prospectus. Except following the occurrence of an Event of Default, the Issuer will pay these amounts to the Owner Trustee in excess of the limit only after the servicing fee and all required interest and principal payments on that Payment Date are paid in full. Following the occurrence of an Event of Default, all accrued and unpaid Owner Trustee fees, indemnity payments and reasonable expenses will be paid first.

The Owner Trustee may resign at any time by notifying the Administrator. The Administrator or the Depositor may remove the Owner Trustee at any time if the Owner Trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as Owner Trustee under the Trust Agreement because of changes in its legal status, financial condition or certain rating conditions. Upon the Owner Trustee’s resignation or removal, the Administrator will be required to promptly appoint a successor Owner Trustee acceptable to the Depositor. If no successor Owner Trustee is appointed and has accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition at the expense of the Servicer any court of competent jurisdiction for the appointment of a successor Owner Trustee.

The Trust Agreement will terminate when:

•	the last Receivable is paid in full, settled, sold or charged off and all collections are applied; or

•	the Issuer has paid all the Notes in full and all other amounts payable by it under the Transaction Documents.

Upon termination of the Trust Agreement, any remaining Issuer assets will be distributed to the Certificateholders and the Issuer will be terminated.

The Indenture Trustee

General. U.S. Bank National Association, a national banking association, will act as Indenture Trustee, registrar and paying agent under the Indenture. U.S. Bancorp, with total assets exceeding $454 billion as of September 30, 2016, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of September 30, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 54 Domestic and 2 International cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Mail Code MK-IL-SL7R, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2016, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of September 30, 2016, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as Indenture Trustee, registrar and paying agent on 114 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $47,022,600,000.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank National Association, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al. v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.). Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

The Indenture Trustee’s duties will be limited to those duties specifically set forth in the Indenture. U.S. Bank is not affiliated with Mechanics Bank, the Depositor or any of their respective affiliates. Mechanics Bank and its affiliates may maintain normal commercial or investment banking relations with the Indenture Trustee and its affiliates. The Servicer will be responsible for paying the Indenture Trustee’s fees and for indemnifying the Indenture Trustee (including its officers, directors, employees and agents) against specified losses, liabilities or expenses incurred by the Indenture Trustee in connection with the Indenture, and any other Transaction Documents. To the extent these fees and indemnification amounts are not paid by the Servicer, they will be payable out of Available Funds as described under “Application of Available Funds—Distributions.”

The Indenture Trustee will have various rights and duties with respect to the Notes. See “Description of the Notes” and “The Trustees—The Indenture Trustee” for a further discussion of the rights and duties of the Indenture Trustee.

Duties of the Indenture Trustee. Except upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee:

•	will perform those duties and only those duties that are specifically set forth in the Indenture;

•	may, in the absence of bad faith, rely on certificates or opinions furnished to the Indenture Trustee which conform on their face to the requirements of the Indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•	will examine any certificates and opinions which are specifically required to be furnished to the Indenture Trustee under the Indenture to determine whether or not they conform on their face to the requirements of the Indenture.

If an Event of Default shall have occurred and be continuing, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation, Indemnification. The Servicer shall pay or cause to be paid to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the Issuer and the performance of its duties under the Indenture. The Indenture Trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith as determined by a final non-appealable order from a court of competent jurisdiction. The Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture; or

•	for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.

The Indenture Trustee will not be deemed to have knowledge of any default, Event of Default or a breach of representation or warranty unless a responsible officer of the Indenture Trustee has actual knowledge of the default or has received written notice of the default in accordance with the Indenture.

Replacement of Indenture Trustee. The Indenture Trustee may resign by providing 30 days’ prior written notice to the Issuer, the Depositor and the Noteholders. Additionally, the holders of Notes representing at least 51% of the principal amount of the Controlling Class may remove the Indenture Trustee without cause by providing 30 days’ prior written notice to the Indenture Trustee, the Issuer, the Depositor and each Rating Agency of such removal and, following such removal, may appoint a successor Indenture Trustee. Additionally, the Issuer will be required to remove the Indenture Trustee if:

•	at any time, the Indenture Trustee shall cease to be eligible under the Indenture;

•	the Indenture Trustee is adjudged to be bankrupt or insolvent;

•	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

•	the Indenture Trustee otherwise becomes incapable of acting.

Additionally, if the Indenture Trustee ceases to be eligible under the Indenture, any Noteholder may petition a court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Upon the resignation or removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator will be required promptly to appoint a successor Indenture Trustee under the Indenture. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of such appointment by the successor Indenture Trustee.

THE ASSET REPRESENTATIONS REVIEWER

Center Street Finance, LP, a Texas limited partnership, will act as the Asset Representations Reviewer under the Asset Representations Review Agreement. The Asset Representations Reviewer is independently owned and operated by senior management.

The Asset Representations Reviewer is a leading provider of portfolio management services to banks, hedge funds, private equity funds and other investment firms as well as to loan originators including finance companies and dealerships in the consumer finance industry. The Asset Representations Reviewer’s executive management has performed loan reviews on over $50 billion subprime through prime consumer loans and contracts. The Asset Representations Reviewer provides due diligence, portfolio purchasing, and a broad range of other portfolio management services including servicing oversight and back-up servicing on behalf of both strategic and financial owners and investors in platforms and portfolios of consumer finance assets.

The Asset Representations Reviewer has built proprietary models and software specifically tailored to the auto finance industry enabling it to efficiently forecast consumer loan portfolio performance. The Asset Representations Reviewer has also built analytics and reporting applications and architecture for loan and counter-party due diligence.

The Asset Representations Reviewer is an “eligible asset representations reviewer”, meaning that (1) it is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and (2) neither it nor any of its affiliates has been hired by the Sponsor or the Underwriters to perform pre-closing due diligence work on the Receivables. For so long as the Notes remain outstanding, the Asset Representations Reviewer must be an eligible asset representations reviewer. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuer, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “The Receivables — Asset Representations Review”.

The Asset Representations Reviewer will not be liable for any action, omission or error in judgment unless it is due to the willful misconduct, bad faith or negligence by the Asset Representations Reviewer. The Asset Representations Reviewer will not be liable for any errors in any review materials relied on by it to perform a review or to enforce any remedies against any person for the noncompliance or breach of any representation made about the Receivables.

The Issuer and the Administrator will indemnify the Asset Representations Reviewer for liabilities and damages resulting from the Asset Representations Reviewer’s performance of its obligations under the Asset Representations Review Agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the Asset Representations Reviewer or as a result of any breach of representations made by the Asset Representations Reviewer in the Asset Representations Review Agreement.

The Servicer will be responsible for paying the annual fees and review fees of the Asset Representations Reviewer, and reimbursing the Asset Representations Reviewer for its reasonable out-of-pocket travel expenses for a review. To the extent these fees and expense amounts are not paid by the Servicer, or indemnification amounts described in the preceding paragraph are not paid by the Administrator, the Issuer will pay these amounts to the Asset Representations Reviewer on each Payment Date, along with similar amounts owed to the Indenture Trustee and the Owner Trustee and expenses incurred by the Issuer under the Transaction Documents, after the Issuer makes other payments on the Notes as described under “Application of Available Funds—Distributions”. However, following an Event of Default, these fees, expenses and indemnities will be paid first together with other fees and expenses of the Issuer, the Administrator and the Trustees.

The Asset Representations Reviewer may not resign, unless it becomes legally unable to perform its obligations as Asset Representations Reviewer. The Issuer may remove the Asset Representations Reviewer if the Asset Representations Reviewer (1) ceases to be an eligible asset representations reviewer, (2) breaches any of its representations, warranties, covenants or obligations in the Asset Representations Review Agreement or (3) becomes subject to a bankruptcy. No resignation or removal of the Asset Representations Reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations to the successor asset representations reviewer.

THE TRUST PROPERTY

The property of the Issuer will consist of a pool of motor vehicle installment sale contract and installment loan receivables secured by security interests in Financed Vehicles and, except as otherwise set forth in this prospectus, all payments received thereunder after the Cutoff Date. The Receivables will have been purchased from Dealers by Mechanics Bank.

The Receivables will be serviced by the Servicer and one or more other subservicers. On or prior to the Closing Date, Mechanics Bank will sell the Receivables to the Depositor and the Depositor, in turn, will sell the Receivables to the Issuer. The Notes will be collateralized by the Receivables and other property of the Issuer.

The property of the Issuer will include:

•	a pool of motor vehicle installment sale contracts and installment loan receivables and the proceeds thereof;

•	security interests in the Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life and credit disability insurance policies, if any, covering the Financed Vehicles or the Obligors;

•	the rights of Mechanics Bank and the Depositor to certain documents and instruments relating to the Receivables, including the original motor vehicle retail installment sale contract, credit application, certificate of title with respect to each Financed Vehicle and other documents kept on file in accordance with Servicer’s customary procedures;

•	amounts as from time to time may be held in one or more accounts maintained for the Issuer;

•	any credit or cash flow enhancement described herein;

•	certain payments and proceeds with respect to the Receivables held by the Servicer;

•	any proceeds of recourse rights against the dealer that sold a Receivable to Mechanics Bank;

•	certain other amounts relating to certain insurance policies and other items financed under the Receivables; and

•	any and all proceeds of the above items.

The Issuer’s rights and benefits with respect to the property of the Issuer will be assigned to the Indenture Trustee for the benefit of the Noteholders.

MECHANICS BANK

General

Mechanics Bank is the Sponsor, the Servicer and the Administrator. Mechanics Bank’s serviced portfolio of auto receivables included, as of December 31, 2016, approximately 185,252 auto receivables with an aggregate principal balance of approximately $3.125 billion and as of December 31, 2015, approximately 139,509 auto receivables with an aggregate principal balance of approximately $2.538 billion.

Mechanics Bank was organized in 1905. Mechanics Bank operates in a heavily regulated environment and changes in laws and regulations affecting them and their subsidiaries may have an impact on their operations. Mechanics Bank is a California corporation authorized to transact a banking business and provides full-service commercial, automobile financing and other financial products and services. The deposits of Mechanics Bank are insured by the FDIC. Mechanics Bank is also subject to regulation and supervision by the California Department of Business Oversight.

On April 28, 2016, Mechanics Bank and California Republic Bancorp entered into a definitive agreement and plan of merger under which California Republic Bancorp would be acquired by Mechanics Bank. On October 1, 2016, the merger was completed. California Republic Bancorp had been the bank holding company for California Republic Bank. Pursuant to the merger, Mechanics Bank is the successor to California Republic Bank’s auto finance business, including the origination, servicing and securitization activities described in this section.

Mechanics Bank’s principal executive offices are located at 1111 Civic Drive, Suite 390, Walnut Creek, California 94596, and the telephone number is (925) 482-8000. Current information regarding Mechanics Bank’s financial condition can be found in this prospectus.

Mechanics Bank will be the Sponsor that initiates and organizes the issuance by the Issuer of the Notes and the Certificates. It will be responsible for structuring the securitization transaction and has selected the other transaction participants. It will pay the costs of forming the Issuer, the legal fees of certain of the transaction participants, the Rating Agency fees for rating the Notes and other transaction costs. Mechanics Bank has purchased the Receivables and will also be responsible for servicing the Receivables transferred to the Issuer and pledged to the Indenture Trustee and be the Administrator of the Issuer.

Mechanics Bank’s motor vehicle loans and motor retail installment sale contracts relating to new or used automobiles, sport utility vehicles and light-duty trucks are, respectively, originated by Mechanics Bank through dealers as described under “Underwriting Criteria”. It will select the Receivables for this securitization transaction from its portfolio of owned auto receivables.

The Mechanics Bank securitization program, which involves the term securitization of motor vehicle loans and motor vehicle retail installment sale contracts, was begun by California Republic Bank in November, 2012. The securitization transactions in which California Republic Bank served as the sponsor, the servicer and the administrator are described under “Mechanics Bank’s Securitization Program”. Following the merger of California Republic Bank with and into Mechanics Bank, Mechanics Bank has succeeded California Republic Bank in each of its capacities under the transaction documents for the existing securitization transactions.

Mechanics Bank will also act as Servicer of the Receivables on behalf of the Issuer. California Republic Bank began servicing its originated auto receivables in July 2011. Information about the serviced portfolio, formerly serviced by California Republic Bank, and since the merger by Mechanics Bank, is provided in this section.

Mechanics Bank’s wholly-owned subsidiary, the Depositor, will initially retain approximately, but not less than, 5.0% of each class of Notes and a 5.0% percentage interest in the Certificates. The Certificates represent the ownership interest in the Issuer and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Account. The Depositor’s retention of approximately, but not less than, 5.0% of each class of Notes and the Certificates represents a vertical interest in the securitization transaction. The Depositor’s retained interests will not be hedged by Mechanics Bank, the Depositor or any of their affiliates.

See “Credit Risk Retention” for more information of about the required retention of credit risk in the transaction by the Sponsor.

Underwriting Criteria

The Receivables have been originated in accordance with Mechanics Bank’s underwriting criteria that are generally applicable to its origination and acquisition of auto receivables. Mechanics Bank purchases motor vehicle retail installment sale contracts from, and originates motor vehicle installment loans through, franchised and independent motor vehicle dealers. Each auto receivable is secured by the financed vehicle that is the subject of the auto receivable. Dealers are contracted with to originate auto receivables for Mechanics Bank and/or sell auto receivables to Mechanics Bank pursuant to dealer agreements between such dealers and Mechanics Bank. Mechanics Bank enters into dealer agreements with dealers that are franchised to sell new motor vehicles and also with certain dealers that sell used motor vehicles, in each case based upon a detailed diligence review of the dealer and the dealer’s reputation in the market. Auto receivables are acquired from dealers only following underwriting as described below.

The application form submitted by an applicant provides various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required to be provided to Mechanics Bank as part of the application process. Based on each application’s FICO® score, each application is either automatically declined or assigned to one of seven programs: Premier Plus, Premier, Elite, Preferred, Classic, Special or Standard. FICO® score ranges for each program are subject to periodic review and revision based upon market conditions and are provided, along with other material characteristics of each program, in this prospectus. Once assigned to a program, Mechanics Bank will then use a program specific matrix of approval levels for each application’s loan to value, term, payment to income, advance rate, and requirements for verification of income, residence and payment history. These approval levels serve as guidelines and framework for the subsequent application evaluation process. Payment to income represents the ratio of the monthly payment at origination to the sum of the gross monthly income information reported by an obligor and any co-obligor on the auto receivable. Mechanics Bank also utilizes a proprietary scorecard to generate a score for each application submitted. The score is based on the content of the applicable credit bureau report, applicant stated information and vehicle characteristics. Mechanics Bank’s underwriters then use the FICO® score, Mechanics Bank credit policies, loan authority levels and years of underwriting experience in evaluating the applications in each program, and take into account many characteristics in addition to the score, including term, loan to value, payment to income, disposable income, residence and employment history, amount and source of down payment, past auto payment history and other factors to approve or reject the application. Under limited circumstances, a senior underwriter or other appropriately authorized employee may approve an application that may be subject to automatic rejection due to a FICO® score below 600 or unavailability of a FICO® score, based on other risk mitigating factors consistent with the underwriting policies such as the amount of the down payment, the ratio of the principal of the receivable to the value of the financed vehicle, or other factors related to the creditworthiness of the applicant. In addition, the underwriters may verify additional application information and consider additional credit bureau reports or other factors in making the final judgmental underwriting decision. With respect to those applications that are approved, the amount, advance rate, and other terms of the financing to be offered are determined based on the overall score parameters and the other factors outlined above. Term guidelines are also based on the applicant’s score and the age of the motor vehicle. Acceptable terms generally range from 24 to 75 months in length with a limited number of auto receivables funded for up to 75 months.

Mechanics Bank’s underwriting policies are intended to provide a consistent and informed basis for lending decisions without superseding the judgmental aspects of the credit granting process. Receivables that would constitute exceptions to Mechanics Bank’s underwriting policies require multiple levels of review and approval and are made at the discretion of the credit underwriters with appropriate Mechanics Bank approval authority. Higher levels of authority are required for certain exceptions to established policies. A credit underwriter may not approve an application outside of his or her level of authority.

Dealer Agreements

Each dealer through which Mechanics Bank originates Receivables has made representations and warranties with respect to the Receivables and the security interests in the related Financed Vehicles, either in a separate dealer agreement or as part of an assignment of a Receivable from the dealer to Mechanics Bank. These representations and warranties generally include representations from the Dealer regarding its good standing and ability to perform under its agreement with Mechanics Bank and the Obligor’s legal capacity, residency, payment of good funds, the accuracy of the description and the delivery of the Financed Vehicle and the completion of contract documentation, including that required to create the security interest in the Financed Vehicle, and do not relate to the creditworthiness of the related Obligors or the collectability of the Receivables. The dealer representations will not be assigned to the Issuer. Upon breach of any representation or warranty made by a dealer with respect to a Receivable, Mechanics Bank has a right of recourse against such dealer to require it to purchase such Receivable. Mechanics Bank intends to assign to the Issuer its rights to any amounts paid by a dealer in satisfaction of such repurchase obligation relating to the Receivables. Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the related Obligor, except in limited circumstances for receivables originated by used motor vehicle dealers.

Servicing

Mechanics Bank, as Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables in accordance with the Servicer’s customary servicing practices for similar receivables under the Sale and Servicing Agreement. The Servicer, among other things, will service the Receivables, using the degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others.

As Servicer, Mechanics Bank will be responsible for determining the allocations of collections and other funds for the Issuer to payments on the Notes and Certificates and other liabilities of the Issuer and directing the Trustees and paying agents for the Issuer to make such payments. The Servicer will also be responsible for providing monthly reports with respect to the Receivables and certain other matters. The Servicer will be the custodian of the files relating to the Receivables.

Collection activities as to those auto receivables for which payment is not received on or prior to the due date as set forth in the loan documents for an auto receivable generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Telephone contacts begin as early as one day past due and are augmented with collector system-generated letters. As servicer, Mechanics Bank focuses on early and frequent contact with delinquent borrowers to maximize potential collections.

Repossession procedures begin when collection efforts are exhausted or when the borrower has not committed to bringing the account current, generally within 45-60 days from the date an auto receivable becomes past due. Repossessions are carried out pursuant to applicable state law. Mechanics Bank follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met in order for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales. Mechanics Bank also tracks and manages bankruptcy filings centrally. A bankruptcy filing, generally, in and of itself does not trigger repossession activity.

The policy of Mechanics Bank is to charge-off an auto receivable in the month in which the receivable reaches its 120th day of delinquency except for accounts where the vehicle is in repossession inventory. Once in inventory, Mechanics Bank allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the receivable is charged-off. Mechanics Bank actively pursues any deficiencies remaining after full charge-off of the auto receivable or after repossession and sale of the related motor vehicle when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved, except as such contacts are limited by bankruptcy or other applicable law. Mechanics Bank is entitled to recover its expenses reasonably allocated to repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any auto receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related auto receivable obligor.

Each Receivable requires the related Obligor to keep the related Financed Vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges. While each Obligor is required to maintain physical damage insurance on the related Financed Vehicle in an amount at least equal to that required by applicable state law, Mechanics Bank is not obligated to, and does not, monitor whether the Obligor is maintaining that insurance. Failure to maintain the required insurance is an event of default under each Receivable. Moreover, the dealer agreements include a requirement that the dealers verify that such required insurance coverage is in effect at the time the related Receivable is originated and financed by Mechanics Bank. Motor vehicle dealers may also offer credit insurance or GAP coverage from their own sources, and the cost of such coverage is included in the Receivable. Nevertheless, there can be no assurance that any Financed Vehicle will continue to be covered by physical damage insurance provided by the Obligor during the entire term during which the related Receivable is outstanding.

From time to time as deemed necessary by Mechanics Bank’s collection staff, one-month payment extensions are granted to address short-term delinquency issues. Mechanics Bank’s policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than three times over the life of any auto receivable and not within the first six months after origination of the auto receivable.

Receivables will be purchased by the Servicer upon discovery by any of the Servicer, the Depositor, the Issuer or the Indenture Trustee of a breach of certain servicing covenants set forth in the Sale and Servicing Agreement. On or before the Payment Date immediately following the first Collection Period commencing after the discovery or receipt of notice of the breach of such covenants, the Servicer will be required to purchase from the Issuer the Receivable affected by such breach.

Neither the Servicer nor any of its directors, officers, employees or agents will be liable to the Issuer, the Depositor, the trustees or the Noteholders for any action taken or for refraining from the taking of any action pursuant to the Sale and Servicing Agreement; provided, however, that the Servicer will be liable by reason of willful misfeasance, bad faith or negligence in the performance of its duties.

Mechanics Bank’s Securitization Program

Since the inception of its securitization program in November 2012, California Republic Bank has sponsored 13 securitizations, securitizing receivables similar to the Receivables. The issuers in connection with these prior securitizations were established by the Depositor and represent all of the issuers established by the Depositor as of the date of this prospectus. Refer to Appendix A for information regarding the characteristics and performance of the receivables securitized in these prior transactions.

As of the date of this prospectus, the prior transactions have not experienced any event of default or servicer default or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event. Neither California Republic Bank, or since the merger described in this section, Mechanics Bank nor any of their affiliates has ever taken any action out of the ordinary to prevent such an occurrence. Neither Mechanics Bank, any of its affiliates, nor the Issuer can guarantee that there will not be any events of default or servicer defaults in the future.

Repurchase History

The transaction documents for the prior securitization transactions require Mechanics Bank or the Depositor to repurchase a receivable for breach of the representations made about the receivable that has a material adverse effect on the receivable and is not corrected before the date the receivable is required to be repurchased.

During the three year-period ended December 31, 2016, no assets underlying a securitization of motor vehicle loans and installment sale contracts sponsored by Mechanics Bank (or its predecessor, California Republic Bank) were the subject of a demand to repurchase for breach of any representation or warranty of Mechanics Bank or California Republic Bank, and there was no activity with respect to any demand made prior to such period.

The Depositor, as securitizer, discloses all repurchase requests for assets that were the subject of a demand to repurchase on SEC Form ABS-15G. The Depositor filed its most recent Form ABS-15G with the SEC on January 31, 2017. The report can be accessed on the SEC’s website (www.sec.gov) using the Depositor’s CIK number.

Delinquency, Loss and Repossession Information

The tables below summarize the delinquency, repossession and loss experience of the portfolio of auto receivables serviced by Mechanics Bank, whether owned by Mechanics Bank or serviced for others as a result of Mechanics Bank’s securitization transactions or the sale of receivables with servicing retained. As described above in this section, the serviced portfolio described below was serviced by California Republic Bank prior to its merger with Mechanics Bank which was completed on October 1, 2016. As of December 31, 2016, Mechanics Bank serviced receivables with an aggregate principal balance of approximately $1.100 billion for its own account and approximately $2.025 billion for its prior securitizations. While the underwriting criteria for these receivables is the same as used for the Receivables held by the Issuer, the delinquency and loss figures presented below may not be representative of the Receivables held by the Issuer due to changing economic conditions and other factors not subject to Mechanics Bank’s control. Accordingly, no assurances can be given that the repossession, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the Receivables held by the Issuer.

Mechanics Bank Managed Retail Portfolio

Delinquency Experience(1)(2)(4)

	For the Year Ended December 31,
	2016		2015		2014		2013		2012
	Dollars	Percent(5)	Dollars	Percent(5)	Dollars	Percent(5)	Dollars	Percent(5)	Dollars	Percent(5)
Principal Balance of Receivables Outstanding	$3,125,106,046	100.00%	$2,537,853,191	100.00%	$1,488,999,329	100.00%	$691,999,929	100.00%	$268,017,426	100.00%
Delinquencies(2)(3)
30-59 days	$64,536,720	2.07%	$33,110,770	1.30%	$12,748,315	0.86%	$5,285,079	0.76%	$932,060	0.35%
60-89 days	18,082,635	0.58	10,522,165	0.41	3,548,657	0.24	1,661,008	0.24	388,234	0.14
90-119 days	10,218,659	0.33	5,157,231	0.20	2,005,551	0.13	1,006,712	0.15	251,826	0.09
120 or more days	6,371,975	0.20	3,952,169	0.16	1,062,077	0.07	162,890	0.02	—	0.00

Total Delinquencies	$99,209,989	3.17%	$52,742,335	2.08%	$19,364,600	1.30%	$8,115,688	1.17%	$1,572,120	0.59%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by Mechanics Bank, including auto receivables that have been sold but continue to be serviced by Mechanics Bank.
(2)	Mechanics Bank considers a payment to be past due or delinquent when an obligor fails to make at least 95% of the scheduled monthly payment by the related due date. Mechanics Bank measures delinquency by the number of days elapsed from the date a payment is due under the loan contract.
(3)	Mechanics Bank generally charges-off a receivable in the month in which it reaches its 120th day of delinquency except for accounts where the related vehicle is in repossession inventory. Once in inventory, Mechanics Bank allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the receivable is charged-off.
(4)	Delinquencies include repossessions.
(5)	May not add to total due to rounding.

Net Credit Loss and Repossession Experience(1)

	For the Year Ended December 31,
	2016	2015	2014	2013	2012
Principal Balance of Receivables Outstanding	$3,125,106,046	$2,537,853,191	$1,488,999,329	$691,999,929	$268,017,426
Number of Receivables Outstanding	185,252	139,509	79,735	37,010	14,273
Average Month End Principal Balance of Receivables Outstanding(2)	$2,837,210,435	$2,030,418,649	$1,066,476,200	$465,679,501	$148,726,540
Gross Charge-Offs(3)	$77,174,442	$34,089,625	$16,690,923	$5,928,136	$1,221,387
Gross Charge-Offs as a Percentage of the Principal Balance of Receivables Outstanding at Period End(3)	2.47%	1.34%	1.12%	0.86%	0.46%
Gross Charge-Offs as a Percentage of the Principal Balance of the Average Receivables Outstanding(2) (3)	2.72%	1.68%	1.57%	1.27%	0.82%
Recoveries(4)	$38,517,312	$17,888,269	$9,755,075	$3,322,492	$737,447
Net Charge-Offs(5)	$38,657,130	$16,201,356	$6,935,847	$2,605,645	$483,940
Net Charge-Offs as a Percentage of the Principal Balance of Receivables Outstanding at Period End(5)	1.24%	0.64%	0.47%	0.38%	0.18%
Net Charge-Offs as a Percentage of the Principal Balance of the Average Receivables Outstanding(2) (5)	1.36%	0.80%	0.65%	0.56%	0.33%
Annualized Net Charge-Offs as a Percentage of the Principal Balance of Average Receivables Outstanding(2)	1.36%	0.80%	0.65%	0.56%	0.33%
Recoveries as a percentage of Gross Charge-Offs	49.91%	52.47%	58.45%	56.05%	60.38%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by Mechanics Bank, including auto receivables that have been sold but continue to be serviced by Mechanics Bank.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented starting in the respective calendar year.
(3)	Mechanics Bank generally charges-off a receivable in the month in which it reaches its 120th day of delinquency except for accounts where the related vehicle is in repossession inventory. Once in inventory, Mechanics Bank allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the receivable is charged-off.
(4)	Recoveries generally include the net amounts received with respect to auto receivables previously charged-off and net auction proceeds.
(5)	Net charge-offs generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off. Dollar amounts may not add to total net charge-offs due to rounding.

Affiliations and Related Transactions

Mechanics Bank acts as Sponsor, Servicer and Administrator. The Depositor is a wholly owned special purpose subsidiary of Mechanics Bank. The Issuer is a wholly owned special purpose subsidiary of the Depositor. The Owner Trustee and the Indenture Trustee are entities that the Sponsor and its affiliates have or may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. The Owner Trustee and the Indenture Trustee may in the future act in similar capacities for other asset-backed transactions of the Sponsor for similar or other asset types.

Mechanics Bank is the sole member of the Depositor and has the corporate power to elect the managers of the Depositor, subject to the requirement set forth in the operating agreement of the Depositor that it have at all times at least one manager who is independent of Mechanics Bank.

THE RECEIVABLES

General

The Issuer will own a pool of Receivables consisting of motor vehicle installment sale contracts and installment loans originated or purchased by Mechanics Bank from Dealers in connection with the sale of new and used automobiles, sport utility vehicles and light-duty trucks, and secured by security interests in the motor vehicles financed by those contracts or loans. On the Closing Date, (1) Mechanics Bank will sell the Receivables to the Depositor pursuant to the Receivables Purchase Agreement and (2) the Depositor will transfer the Receivables to the Issuer pursuant to the Sale and Servicing Agreement. The property of the Issuer will include, among other things, payments on the Receivables that are made after the Cutoff Date. No expenses incurred in connection with the selection and acquisition of the Receivables are payable from the proceeds of the issuance of the Notes. The majority of the Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC, with Receivables constituting “electronic chattel paper” not to exceed 10.0% of the Cutoff Date Pool Balance. There are no “significant obligors” within the meaning of Regulation AB with respect to the Receivables.

Eligibility Criteria

General. The Receivables to be transferred to the Issuer on the Closing Date will be selected from the auto receivables portfolio of Mechanics Bank by several criteria. These criteria reflect the characteristics of the Receivables as of the Cutoff Date and include that each Receivable:

•	had a remaining term to maturity, as of the Cutoff Date, of at least 10 months and not more than 75 months;

•	had an original term to maturity of not less than 12 months and not more than 75 months;

•	is a fully-amortizing, fixed rate Simple Interest Receivable that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and, as of the Cutoff Date, had a Contract Rate of not less than 0.001% per annum or more than 24.00% per annum;

•	is secured by a Financed Vehicle that, as of the Cutoff Date, had not been repossessed without reinstatement;

•	had not been identified in the records of Mechanics Bank as relating to an Obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cutoff Date;

•	was not more than 30 days past due as of the Cutoff Date;

•	was originated in the United States to an Obligor who is a natural person and is not an affiliate of any party to any of the Transaction Documents;

•	arose under a contract with respect to which Mechanics Bank has performed all obligations required to be performed by it thereunder, and delivery of the related Financed Vehicle to the related Obligor has occurred;

•	constitutes “tangible chattel paper”, provided that no more than 10% of the Cutoff Date Pool Balance may constitute “electronic chattel paper”, as such terms are defined in the relevant UCC;

•	was not subject to force-placed insurance as of the Cutoff Date;

•	had a remaining Principal Balance, as of the Cutoff Date, of at least $1,000 and not greater than $95,000;

•	is secured by a Financed Vehicle as to which Mechanics Bank (or its predecessor California Republic Bank) is named as the lienholder in the records of the applicable state, or as to which application for the issuance of title with Mechanics Bank named as the lienholder has been made within 120 days of the Cutoff Date; and

•	had a non-zero FICO® score not less than 500.

The Receivables will be selected from the portfolio of auto receivables acquired by Mechanics Bank from Dealers or originated through Dealers and serviced by the Servicer, in each case meeting the criteria described above. No selection procedures believed by the Sponsor or the Depositor to be materially adverse to the Noteholders will be utilized in selecting the Receivables. As of the Cutoff Date, the Receivables had an aggregate Principal Balance of $421,053,018.86, and no Receivable has a scheduled maturity later than May 16, 2023.

Simple Interest Receivables. The Receivables are simple interest receivables. A simple interest receivable is one for which interest is calculated using the simple interest method and which is amortized over a fixed number of months with payments that are fixed and equal for each month, other than minor deviation for the last month of the term of the Receivable. The simple interest method is the allocation of a payment between principal and interest where the portion of such payment that is allocated to interest is equal to the product of the applicable Contract Rate (expressed as a daily rate) multiplied by the unpaid Principal Balance of such Receivable multiplied by the actual number of days elapsed since the preceding payment was received. The remainder of such payment is allocable to fees and charges, if any, and to principal in the manner determined at the direction of the Servicer. Accordingly, if an Obligor on a Receivable pays a fixed monthly installment before its contractual due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly greater.

Conversely, if an Obligor pays a fixed monthly installment after its contractual due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly less.

In either case, the Obligor pays fixed monthly installments until the Final Scheduled Payment Date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding Principal Balance. If a Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

Underwriting

The Receivables were originated in accordance with the underwriting criteria described under “Mechanics Bank—Underwriting Criteria”. As of the date of this prospectus, the Sponsor assigns loan applications to one of its seven underwriting programs based solely on prospective Obligors’ FICO® scores within the following ranges:

Program:	FICO® Score:
Premier Plus:	720 and more
Premier:	700-719
Elite:	660-699
Preferred:	640-659
Classic:	620-639
Special:	600-619
Standard:	599 and less

The Sponsor does not consider any of the Receivables to constitute exceptions to its underwriting criteria described in this prospectus.

Characteristics of the Receivables

The composition, distribution by state, distribution by original FICO® score, distribution by original term to maturity, distribution by remaining term to maturity, distribution by Contract Rate, distribution by vehicle make, and distribution by Principal Balance, in each case of the Receivables as of the Cutoff Date, are set forth in the tables below. The percentages below are calculated based on the aggregate Principal Balance of the Receivables as of the Cutoff Date.

Composition of the Receivables

as of the Cutoff Date

	Total	New Financed Vehicles	Used Financed Vehicles
Aggregate Principal Balance	$421,053,018.86	$103,734,232.82	$317,318,786.04
Number of Receivables	20,737	3,659	17,078
Average Principal Balance	$20,304.43	$28,350.43	$18,580.56
Principal Balance (range)	$1,364.98 to $87,786.50	$1,364.98 to $74,312.55	$1,509.63 to $8,7786.50
Average Original Principal Balance	$20,707.78	$28,928.75	$18,946.41
Original Principal Balance (range)	$1,624.63 to $88,875.95	$4,398.49 to $74,999.99	$1,624.63 to $88,875.95
Weighted Average Contract Rate (1)	7.23%	6.13%	7.59%
Contract Rate (range)	1.90% to 22.99%	1.90% to 20.04%	1.90% to 22.99%
Weighted Average Original Term to Maturity(1)(2)	68 months	71 months	68 months
Original Term to Maturity (range)(2)	12 to 75 months	24 to 75 months	12 to 75 months
Weighted Average Remaining Term to Maturity(1)(2)	67 months	70 months	66 months
Remaining Term to Maturity (range)(2)	10 to 75 months	10 to 75 months	11 to 75 months
Weighted Average Seasoning(1)	1 month	1 month	1 month
Non-Zero Weighted Average Original FICO® Score(1)(3)(4)	700	703	699
Original FICO® Score (range)(3)(4)	500 to 900	500 to 892	503 to 900
Non-Zero Weighted Average LTV(1)(5)	112.24%	103.06%	115.24%
Percentage of Aggregate Principal Balance of Receivables for New Vehicles	24.64%	100.00%	0.00%
Percentage of Aggregate Principal Balance of Receivables for Used Vehicles	75.36%	0.00%	100.00%

(1)	Weighted by Principal Balance of the Receivables as of the Cutoff Date.
(2)	Assumes that all scheduled monthly payments are made on their respective due dates.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented approximately 0.00% of the total number of Receivables and approximately 0.00% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by State

as of the Cutoff Date

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Non-Zero Weighted Average LTV(3)
Arizona	2,286	11.02%	$45,324,558.01	10.76%	702	111.72%
California	9,012	43.46	180,659,484.83	42.91	698	113.26%
Colorado	262	1.26	5,509,958.62	1.31	688	113.83%
Florida	145	0.70	2,876,282.09	0.68	683	115.35%
Idaho	32	0.15	409,799.05	0.10	676	109.84%
Illinois	1,375	6.63	27,669,209.66	6.57	708	109.49%
Kansas	72	0.35	1,379,903.12	0.33	730	115.90%
Missouri	532	2.57	10,356,343.78	2.46	707	111.12%
Nevada	935	4.51	20,743,709.06	4.93	700	112.59%
Oklahoma	711	3.43	13,138,661.29	3.12	711	107.87%
Oregon	177	0.85	3,387,367.54	0.80	682	106.97%
Texas	5,001	24.12	105,309,870.03	25.01	701	111.92%
Utah	42	0.20	985,498.25	0.23	670	122.03%
Washington	155	0.75	3,302,373.53	0.78	698	110.90%

Total	20,737	100.00%	$421,053,018.86	100.00%	700	112.24%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by Principal Balance as of the Cutoff Date.

Distribution by Original FICO® Score

as of the Cutoff Date

Range of Original FICO® Scores(1)(2)	Number of Receivables	Percentage of Number of Receivables(3)		Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance (3)		Non-Zero Weighted Average Original FICO® Score(4)	Non-Zero Weighted Average LTV(4)
Not Available	1	0.00	%(5)	$18,730.21	0.00	%(5)	N/A	84.07%
500 - 519	27	0.13		427,330.56	0.10		509	82.99%
520 - 539	40	0.19		800,525.23	0.19		531	89.08%
540 - 559	65	0.31		1,060,280.30	0.25		552	92.99%
560 - 579	139	0.67		2,529,733.55	0.60		570	99.08%
580 - 599	691	3.33		13,081,450.11	3.11		590	106.79%
600 - 619	966	4.66		18,621,764.30	4.42		609	108.65%
620 - 639	1,715	8.27		35,269,504.71	8.38		629	112.97%
640 - 659	2,658	12.82		55,086,824.90	13.08		649	115.25%
660 - 679	2,796	13.48		58,183,843.53	13.82		669	116.81%
680 - 699	1,978	9.54		39,296,899.09	9.33		689	114.69%
700 - 719	2,033	9.80		41,137,603.28	9.77		709	114.85%
720 - 739	2,120	10.22		43,752,442.21	10.39		729	114.50%
740 and above	5,508	26.56		111,786,086.88	26.55		789	107.43%

Total	20,737	100.00%		$421,053,018.86	100.00%		700	112.24%

(1)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(2)	Except as otherwise indicated, all Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(3)	May not add to 100.00% due to rounding.
(4)	Weighted by Principal Balance as of the Cutoff Date.
(5)	Greater than 0.00% but less than 0.005%.

Distribution by Original Term to Maturity

as of the Cutoff Date

Range of Original Terms to Maturity(1)	Number of Receivables	Percentage of Number of Receivables(2)		Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance (2)		Non-Zero Weighted Average Original FICO® Score(3)	Non-Zero Weighted Average LTV(3)
1 month - 12 months	1	0.00	%(4)	$1,509.63	0.00	%(4)	760	80.23%
13 months - 24 months	102	0.49		660,517.50	0.16		739	86.59%
25 months - 36 months	650	3.13		5,260,375.00	1.25		730	94.13%
37 months - 48 months	1,507	7.27		16,179,136.57	3.84		714	106.33%
49 months - 60 months	4,846	23.37		74,868,043.12	17.78		711	108.89%
61 months - 72 months	11,763	56.72		269,595,289.42	64.03		691	113.67%
73 months - 75 months	1,868	9.01		54,488,147.62	12.94		723	113.56%

Total	20,737	100.00%		$421,053,018.86	100.00%		700	112.24%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by Principal Balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by Remaining Term to Maturity

as of the Cutoff Date

Range of Remaining Terms to Maturity(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Non-Zero Weighted Average Original FICO® Score(3)	Non-Zero Weighted Average LTV(3)
1 month - 12 months	2	0.01%	$2,901.34	0.00	%(4)	790	91.53%
13 months - 24 months	125	0.60	767,264.01	0.18		742	87.07%
25 months - 36 months	666	3.21	5,364,993.00	1.27		731	94.33%
37 months - 48 months	1,518	7.32	16,390,466.33	3.89		715	106.11%
49 months - 60 months	4,849	23.38	75,197,353.99	17.86		711	108.93%
61 months - 72 months	12,214	58.90	283,137,293.70	67.25		693	113.65%
73 months - 75 months	1,363	6.57	40,192,746.49	9.55		722	113.80%

Total	20,737	100.00%	$421,053,018.86	100.00%		700	112.24%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by Principal Balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by Contract Rate

as of the Cutoff Date

Range of Contract Rates	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)	Non-Zero Weighted Average Original FICO® Score(2)	Non-Zero Weighted Average LTV(2)
1.001% - 2.000%	91	0.44%	$2,133,965.29	0.51%	798	86.30%
2.001% - 3.000%	1,750	8.44	42,000,760.72	9.98	772	97.92%
3.001% - 4.000%	1,798	8.67	40,136,804.73	9.53	752	103.50%
4.001% - 5.000%	2,256	10.88	48,807,331.63	11.59	741	108.59%
5.001% - 6.000%	2,781	13.41	57,050,167.69	13.55	729	114.22%
6.001% - 7.000%	2,405	11.60	48,264,445.65	11.46	706	117.07%
7.001% - 8.000%	2,112	10.18	42,167,891.86	10.01	682	116.77%
8.001% - 9.000%	1,862	8.98	37,747,116.79	8.96	665	117.64%
9.001% - 10.000%	1,601	7.72	30,878,665.32	7.33	654	117.92%
10.001% - 11.000%	1,010	4.87	18,962,510.75	4.50	638	116.17%
11.001% - 12.000%	800	3.86	14,751,156.34	3.50	627	115.63%
12.001% - 13.000%	775	3.74	14,046,547.43	3.34	620	115.27%
13.001% - 14.000%	521	2.51	8,959,605.01	2.13	613	115.43%
14.001% - 15.000%	399	1.92	6,561,292.65	1.56	609	115.33%
15.001% - 16.000%	263	1.27	4,088,898.14	0.97	608	117.10%
16.001% - 17.000%	138	0.67	2,131,047.06	0.51	602	117.71%
17.001% - 18.000%	59	0.28	720,949.79	0.17	605	119.36%
18.001% - 19.000%	48	0.23	691,928.45	0.16	596	118.13%
19.001% - 20.000%	30	0.14	412,724.45	0.10	581	120.65%
20.001% - 21.000%	11	0.05	185,288.94	0.04	595	126.09%
21.001% - 22.000%	21	0.10	276,547.53	0.07	586	124.51%
22.001% - 23.000%	6	0.03	77,372.64	0.02	586	136.13%

Total:	20,737	100.00%	$421,053,018.86	100.00%	700	112.24%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by Principal Balance as of the Cutoff Date.

Distribution by Vehicle Make

as of the Cutoff Date

Vehicle Make	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)	Non-Zero Weighted Average Original FICO® Score(2)	Non-Zero Weighted Average LTV(2)
Chevrolet	3,057	14.74%	$65,351,046.02	15.52%	699	112.92%
Ford	2,837	13.68	61,223,641.53	14.54	703	111.31%
Dodge	1,687	8.14	37,221,388.20	8.84	693	113.72%
Toyota	1,839	8.87	34,091,077.15	8.10	711	112.78%
Nissan	1,744	8.41	30,630,797.48	7.27	698	115.37%
Jeep	1,082	5.22	24,929,107.06	5.92	706	109.26%
Honda	1,183	5.70	19,383,403.01	4.60	709	118.06%
Hyundai	840	4.05	14,924,618.96	3.54	705	114.25%
Ram	379	1.83	12,544,571.19	2.98	699	101.74%
Mercedes	530	2.56	11,506,877.80	2.73	689	106.44%
Other	5,559	26.81	109,246,490.46	25.95	697	111.98%

Total:	20,737	100.00%	$421,053,018.86	100.00%	700	112.24%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by Principal Balance as of the Cutoff Date.

Distribution by Principal Balance

as of the Cutoff Date

Range of Principal Balances	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)		Non-Zero Weighted Average Original FICO® Score(2)	Non-Zero Weighted Average LTV(2)
$0.01 - $2,500.00	11	0.05%	$20,397.06	0.00	%(3)	755	59.79%
$2,500.01 - $5,000.00	261	1.26	1,109,992.16	0.26		707	97.17%
$5,000.01 - $7,500.00	952	4.59	6,099,178.07	1.45		707	102.42%
$7,500.01 - $10,000.00	1,443	6.96	12,779,445.41	3.04		705	106.96%
$10,000.01 - $12,500.00	1,875	9.04	21,176,870.93	5.03		700	110.96%
$12,500.01 - $15,000.00	2,262	10.91	31,183,057.27	7.41		696	114.12%
$15,000.01 - $17,500.00	2,452	11.82	39,819,047.09	9.46		696	114.86%
$17,500.01 - $20,000.00	2,232	10.76	41,768,969.42	9.92		698	113.63%
$20,000.01 - $22,500.00	1,930	9.31	41,022,766.93	9.74		697	113.62%
$22,500.01 - $25,000.00	1,717	8.28	40,704,788.95	9.67		699	112.59%
$25,000.01 - $27,500.00	1,432	6.91	37,540,976.33	8.92		700	113.64%
$27,500.01 - $30,000.00	1,057	5.10	30,334,902.58	7.20		698	113.13%
$30,000.01 - $32,500.00	789	3.80	24,595,197.91	5.84		701	112.57%
$32,500.01 - $35,000.00	612	2.95	20,585,446.81	4.89		703	112.05%
$35,000.01 - $37,500.00	456	2.20	16,506,048.65	3.92		709	110.41%
$37,500.01 - $40,000.00	369	1.78	14,272,467.50	3.39		706	109.11%
$40,000.01 - $42,500.00	249	1.20	10,270,319.98	2.44		704	109.64%
$42,500.01 - $45,000.00	206	0.99	8,991,513.49	2.14		714	108.57%
$45,000.01 - $47,500.00	132	0.64	6,095,716.22	1.45		707	110.19%
$47,500.01 - $50,000.00	102	0.49	4,965,198.58	1.18		704	108.07%
$50,000.01 - $52,500.00	56	0.27	2,872,370.22	0.68		715	109.58%
$52,500.01 - $55,000.00	57	0.27	3,046,470.39	0.72		712	111.07%
$55,000.01 - $57,500.00	21	0.10	1,180,339.51	0.28		698	106.25%
$57,500.01 - $60,000.00	15	0.07	882,022.94	0.21		703	110.56%
$60,000.01 - $62,500.00	13	0.06	794,593.45	0.19		711	112.58%
$62,500.01 - $65,000.00	17	0.08	1,087,209.13	0.26		716	105.63%
$65,000.01 - $67,500.00	7	0.03	463,092.10	0.11		679	107.29%
$67,500.01 - $70,000.00	5	0.02	343,663.92	0.08		692	100.87%
$70,000.01 and above	7	0.03	540,955.86	0.13		703	103.79%

Total	20,737	100.00%	$421,053,018.86	100.00%		700	112.24%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by Principal Balance as of the Cutoff Date.
(3)	Greater than 0.00% but less than 0.005%.

Delinquency Experience

Mechanics Bank considers an auto receivable delinquent when an obligor fails to make at least 95% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the Cutoff Date, none of the Receivables were more than 30 days delinquent. The following tables set forth the delinquency experience regarding the Receivables.

Delinquency Experience of the Receivables

as of the Cutoff Date

Number of Times 30 to 59 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)
0	20,660	99.63%	$419,445,549.00	99.62%
1	75	0.36	1,562,782.61	0.37%
2	2	0.01	44,687.25	0.01%

Total	20,737	100.00%	$421,053,018.86	100.00%

(1)	May not add to 100.00% due to rounding.

Number of Times 60 to 89 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)
0	20,737	100.00%	$421,053,018.86	100.00%

Total	20,737	100.00%	$421,053,018.86	100.00%

(1)	May not add to 100.00% due to rounding.

Number of Times Greater Than 89 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)
0	20,737	100.00%	$421,053,018.86	100.00%

Total	20,737	100.00%	$421,053,018.86	100.00%

(1)	May not add to 100.00% due to rounding.

Asset-Level Data

The Depositor prepared asset-level data for the Receivables and filed it with the SEC on Form ABS-EE. Such Form ABS-EE is incorporated by reference into this prospectus. The asset data file contains detailed information for each Receivable about its identification, origination, contract terms, financed vehicle, Obligor, contract and payment activity, servicing and status. Investors should carefully review the asset-level data. The Servicer will prepare updated asset-level data on a monthly basis. Asset-level data will be provided as an exhibit to the monthly distribution reports filed on Form 10-D.

For more details about the monthly asset-level data, you should read “Description of the Transaction Documents— Reports to Noteholders.”

Review of Receivables

Mechanics Bank and the Depositor have performed the Pool Review of the Receivables for the purpose of providing reasonable assurance that the disclosure regarding the pool assets in this prospectus, including the asset-level data filed with the SEC as described in “Asset-Level Data”, is accurate in all material respects. The Pool Review is comprised of two components: the Process Component and the Data and Disclosure Component. The Process Component entailed consideration of ongoing processes and procedures used by Mechanics Bank, and the Data and Disclosure Component entailed consideration of the performance of specified actions with respect to disclosure about the Receivables and the underlying data on which that disclosure was based. For certain aspects of the Pool Review, Mechanics Bank or the Depositor engaged a third party to assist. Mechanics Bank and the Depositor designed the procedures used in the Pool Review, assumed responsibility for the sufficiency of those procedures, and attributed to themselves all findings and conclusions of the Pool Review.

For the Process Component of the Pool Review, Mechanics Bank and the Depositor monitored internal reports and developments with respect to internal processes and procedures that are designed to maintain and enhance the accuracy, efficiency and reliability of receivables systems and operations. Mechanics Bank has an established set of controls, processes and procedures that it employs for this purpose. Quality assurance testing of previously originated auto receivables, for example, checks for compliance with applicable underwriting criteria and documentation requirements and accurate entry of data into the Information Databases of the Sponsor and the Servicer. Internal processes and procedures are in place for many other purposes, including business efficiency, profitability analysis, performance monitoring, and review of predictive measurements like expected losses.

The Process Component of the Pool Review also included consideration by Mechanics Bank and the Depositor of additional factors and information, including without limitation its knowledge of its ongoing daily originations and underwriting practices, quality assurance and performance measures conducted by it and other periodic reviews. The data and disclosure component of the Pool Review tested the accuracy of the individual Receivables data contained in Mechanics Bank’s Information Databases. The Information Databases were used to assemble electronic data tapes containing relevant data on the Receivables and to prepare the information disclosed on Form ABS-EE as further described in “Asset-Level Data”. From these tapes, the Depositor constructed the pool composition and stratification tables in “The Receivables—Characteristics of the Receivables” and verified the eligibility criteria in this prospectus and the representations and warranties described in “The Receivables—Eligibility Criteria”.

The data and disclosure component of the Pool Review included selection of 200 Randomly Selected Loans from an initial pool of 14,479 Receivables. For each of the Randomly Selected Loans, Mechanics Bank and the Depositor identified certain characteristics, including contract rate, original principal balance, outstanding principal balance, original term, and state of residence and then performed a comparison of such characteristics set forth on the electronic data tapes to the corresponding information contained in the Source Documents. The Source Documents, which consist of the underlying contracts and other documents, are maintained by Mechanics Bank and relate to the Receivables. In certain instances, a characteristic contained in the electronic database may be the result of a calculation of two or more characteristics contained in the Source Documents. In such instances, a comparison was performed of the result of such calculation contained in the electronic database to the results of the recalculations using the corresponding information set forth in the Source Documents. Three variances between the data points reviewed and the data tape were found. The variances were subsequently remedied by Mechanics Bank. The Depositor considers the variances to be immaterial and determined that they are not indicative of any systematic errors in the data or other errors that could have a material adverse effect on the data and information about the Receivables described in this prospectus.

The data and disclosure component of the Pool Review also evaluated the information contained in this prospectus regarding Mechanics Bank’s receivables under “Mechanics Bank—Underwriting Criteria”, “The Receivables”, “Description of the Transaction Documents” and “Material Legal Issues Relating to the Receivables”. The Depositor confirmed with the responsible personnel of the Sponsor and the Servicer that the description of the business practices, contract terms and legal and regulatory considerations, and the other information with respect to the Receivables, contained in those sections is accurate. The Depositor also reviewed internal management reports periodically generated by these personnel that bear on the matters discussed in those sections of this prospectus.

Mechanics Bank and the Depositor have concluded that the findings of the Pool Review provide them with reasonable assurance that:

•	the errors identified in the data and disclosure component of the Pool Review do not indicate the existence of any systemic problems with the processes within the Sponsor and the Servicer that generate information regarding auto receivables for use in this prospectus;

•	the composition and stratification tables contained in “The Receivables” and the asset-level data reported on Form ABS-EE are accurate in all material respects;

•	the Receivables satisfy the selection criteria in all material respects; and

•	the disclosure regarding the Receivables contained in the sections of this prospectus cited in the preceding paragraph is accurate in all material respects.

Representations and Warranties

In the Receivables Purchase Agreement, Mechanics Bank will represent and warrant to the Depositor (who will in turn assign its rights thereunder to the Issuer under the Sale and Servicing Agreement) among other things, that at the Closing Date or the Cutoff Date, as the case may be:

•	each Receivable was originated by a Dealer in the ordinary course of such Dealer’s business and such Dealer had all necessary licenses and permits to originate each Receivable in the state where such Dealer was located, and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each Receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and, to the best knowledge of Mechanics Bank, local laws, rulings and regulations thereunder, including without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulation “M,” as well as Regulations “B,” “Z” and other regulations currently implemented and enforced by the CFPB with respect to consumer auto finance transactions, state unfair and deceptive practices and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws;

•	each Receivable was originated in the United States to an Obligor who is a natural person and who is not an affiliate of any party to any of the Transaction Documents;

•	each Receivable represents the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•	no Obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

•	no Receivable is identified in the records of the Servicer as relating to an Obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cutoff Date;

•	each Receivable is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed;

•	each Receivable is fully amortizing and provides for level monthly payments (provided that the payment in the first monthly period and the final monthly period of the life of the Receivable may be minimally different from the level payment) which, if made when due shall fully amortize the amount financed over the original term and yield interest at the rate set forth on the Receivable;

•	no selection procedures believed by Mechanics Bank to be adverse to the Depositor or the Securityholders were utilized in selecting the Receivables from those Receivables owned by Mechanics Bank eligible for transfer to the Depositor pursuant to the Receivables Purchase Agreement;

•	Mechanics Bank has a first priority perfected security interest in the Financed Vehicles securing the Receivables, which security interest is assignable together with each such Receivable and has been so assigned to the Depositor; and there are no liens affecting a Financed Vehicle which are or may be liens prior or equal to the lien of the Receivable;

•	each Receivable is a fixed rate loan that provides for allocation of payments in accordance with the simple interest method;

•	each Receivable shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes any accrued and unpaid interest due pursuant to the related contract through the date of prepayment in an amount at least equal to the rate set forth on the Receivable;

•	no Receivable has been amended or collections with respect to which waived, other than as evidenced in the Receivable file related thereto;

•	as of the Closing Date, Mechanics Bank shall not have taken any action to convey any right to any person that would result in such person having a right to payments received under the insurance policies relating to the Financed Vehicles or Dealer agreements, or payments due under any Receivable; and

•	each Receivable was originated by the Dealer and sold by the Dealer to Mechanics Bank without any fraud or misrepresentation on the part of such Dealer.

Receivables in Electronic Format. It is anticipated that not more than 10% of the Receivables, by Cutoff Date Pool Balance, will be electronic chattel paper, meaning the Receivable is maintained only in an electronic format. A security interest or transfer of a Receivable in the form of electronic chattel paper may be perfected by filing or by control; however, perfection by control is subject to significant limitations. For a discussion of certain risks associated with installment sale contracts and installment loans maintained in electronic format, see “Risk Factors—Interests of other persons in the receivables or financed vehicles could reduce the funds available to make payments on your notes” and “Material Legal Issues Relating to the Receivables—Rights and Security Interests in the Receivables”.

Mechanics Bank Must Repurchase Certain Receivables

If any representation made by Mechanics Bank or the Depositor about a Receivable was untrue when made, then the Receivable was not eligible to be sold by either Mechanics Bank to the Depositor or the Depositor to the Issuer. Upon discovery by the Issuer, the Owner Trustee or if a responsible officer of the Indenture Trustee obtains actual knowledge or receives written notice that any such representation about a Receivable was untrue when made, the party discovering the breach will give prompt written notice to Mechanics Bank or the Depositor. If either Mechanics Bank or the Depositor has actual knowledge that any representation about the Receivable was untrue when made and the breach has a material adverse effect on the Receivable, or receives a review report that indicates a test fail for a review Receivable, Mechanics Bank or the Depositor will be required to repurchase the Receivable. In addition, a Noteholder may make a request or demand to the Depositor, Mechanics Bank or the Indenture Trustee that a Receivable be repurchased due to a breach of a representation made about the Receivables and the Indenture Trustee will notify Mechanics Bank of any Noteholder request or demand it receives. If a Noteholder is not a Noteholder of record, its demand must be accompanied by a written certification that the Noteholder is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

Mechanics Bank and the Depositor will be considered to have actual knowledge of a breach if a designated employee of Mechanics Bank who is responsible for the securitization transaction, or a “responsible person,” learns of the breach, including by a Noteholder making a request or demand for repurchase specifying the breach. A Noteholder may obtain a list of responsible persons by request to the Indenture Trustee or the Depositor.

None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or the Servicer will be obligated to monitor the Receivables or investigate whether any representations have been breached or whether any Receivable may be an ineligible Receivable.

On discovery of a breach or receipt of a notice of breach, a repurchase request or demand or a review report from the Asset Representations Reviewer indicating that a test was failed for a Receivable, Mechanics Bank or the Depositor will investigate the Receivable or Receivables to confirm the breach and determine if it has a material adverse effect on any Receivable. Mechanics Bank will report any requests or demands to repurchase Receivables and related activity and status on SEC Form ABS-15G.

Additionally, Mechanics Bank will agree in the Receivables Purchase Agreement to repurchase from the Issuer any Receivable as to which Mechanics Bank has breached a representation or warranty (including by means of a subsequently discovered breach of any local law or ruling or regulation thereunder) if that breach materially and adversely affects the interest of the Issuer or any Securityholder in that Receivable and Mechanics Bank or the Depositor has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which Mechanics Bank becomes aware of, or receives written notice of, such breach. Mechanics Bank or the Depositor will repurchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount of such Receivable into the collection account on or before the related Payment Date. The repurchase obligation of Mechanics Bank and the Depositor under the Receivables Purchase Agreement, as assigned to the Issuer under the Sale and Servicing Agreement, including the rights of the Noteholders described below under “— Dispute Resolution”, will constitute the sole remedy available to the Noteholders, the Issuer or the Indenture Trustee for any such uncured breach.

The Indenture Trustee will (i) notify the Administrator, no later than the fifth day of the following calendar month, of all demands or requests communicated (in writing or orally) to the Indenture Trustee for the repurchase of any Receivable pursuant to the Receivables Purchase Agreement or Sale and Servicing Agreement and (ii) otherwise comply with reasonable requests made by Mechanics Bank to facilitate compliance by it with Rule 15Ga-1 under the Exchange Act. In no event will the Indenture Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act.

Asset Representations Review

The Asset Representations Reviewer will perform a review of Receivables to test for compliance with the representations made by Mechanics Bank and the Depositor about the Receivables if each of the following occurs:

•	if the aggregate principal balance of Receivables in the pool that are 60 days or more delinquent as a percentage of the Pool Balance as of the last day of a Collection Period exceeds the percentage for that month set by Mechanics Bank as described in below under “— Delinquency Trigger”; and

•	Noteholders of at least 5% of the aggregate principal amount of Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the aggregate principal amount of the Notes that are voted vote for a review as described below under “— Voting Trigger”.

Delinquency Trigger. The delinquency trigger will be 2.00% for the first 12 months following the Cutoff Date, 3.50% for the next 12 months, 4.00% for the next 12 months and 5.75% for the remaining months that the Notes are outstanding. Mechanics Bank developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of auto receivables in this program over the last 4 years. The delinquency rate is calculated as the aggregate principal balance of Receivables in the pool that are 60 days or more delinquent (but are not Defaulted Receivables) as a percentage of the Pool Balance as of the last day of a Collection Period.

If the delinquency trigger occurs, it will be reported on the investor report for that Collection Period and reported in the Form 10-D for that Collection Period.

Mechanics Bank derived average monthly delinquency percentages from these prior securitization transactions and used it to construct a delinquency curve which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency curve for the Receivables over economic cycles. Mechanics Bank then applied a multiple of approximately 1.51 to the maximum delinquency percentage observed between months 1 to 12, 1.95 to the maximum delinquency percentage observed between months 13 to 24, 1.86 to the maximum delinquency percentage observed between months 25 to 36 and 1.99 to the maximum delinquency percentage observed after month 36. By establishing these multiples consistent with, or within, the multiples of expected cumulative net losses that the Notes are expected to be able to withstand without a loss, Mechanics Bank believes that the delinquency trigger is an appropriate threshold at the point when Noteholders may benefit from an asset representations review. The delinquency trigger starts at a lower level for the first year and increases in each of the following three years of the securitization transaction to reflect the historical shape of the delinquency curve in Mechanics Bank’s securitization transactions. Mechanics Bank believes that a lower delinquency trigger level early in the term of the securitization transaction is appropriate since delinquencies during the earlier party of the term of the transaction may cause concern about whether the representations regarding the Receivables were true when made and Noteholders may benefit more from an asset representations review earlier in the term of the transaction.

Mechanics Bank believes that the delinquency trigger is appropriate based on:

•	its experience with delinquency in its prior securitized pools of auto receivables, and in its portfolio of auto receivables,

•	its experience setting delinquency triggers in its auto receivables securitization programs,

•	its observation that 60 day or greater delinquency rates and net cumulative losses in its auto receivables securitization transactions increase over time and are correlated, and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior notes in its prior securitized pools.

For Mechanics Bank’s prior securitized pools included in Appendix A, the percentage of receivables that have been 60 days or more delinquent for the first 12 months have ranged from 0.00% to 1.32%, the percentage of receivables that have been 60 days or more delinquent from months 13 to 24 have ranged from 0.43% to 1.79%, the percentage of receivables that have been 60 days or more delinquent from months 25 to 36 have ranged from 0.54% to 2.15%, and the maximum percentage of receivables that have been 60 days or more delinquent beyond month 36 on the notes outstanding is 2.89%. The following chart shows the monthly percentages of receivables 60 days or more delinquent in Mechanics Bank’s prior securitized pools and the average monthly delinquency rate for these prior securitized pools since 2012 compared to the delinquency trigger established for this securitization transaction.

Delinquency Trigger

Based on 60+ Day Delinquencies as % of End-of-Month Pool Balance Averaged

Over Prior Securitized Pools from 2012 to 2016

Number of Months Since Cutoff Date

Voting Trigger. If the delinquency trigger occurs, a Securityholder may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review of the review Receivables. If a Securityholder is not a Securityholder of record, its demand must be accompanied by a written certification that the Securityholder is a beneficial owner of a Security, together with supporting documentation such as a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Security. If Noteholders of at least 5% of the principal amount of the Notes, other than Notes held by Mechanics Bank or its affiliates, or Certificateholders of at least 40% of the percentage interests of the Certificates, other than Certificates held by Mechanics Bank or its affiliates, demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the Indenture Trustee will promptly request a vote of the Noteholders through DTC and the Issuer’s Form 10-D filing for the Collection Period in which the demand requirement was met will include a statement that sufficient requesting Securityholders are requesting a full Noteholder vote to commence an Asset Representations Review. The Form 10-D filing also will specify the applicable voting procedures. The vote will remain open until the 150th day after the filing of that Form 10-D. Assuming a voting quorum of Noteholders holding at least 5% of the principal amount of the Notes is reached, if the Noteholders of a majority of the principal amount of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer and the Servicer to start the review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the delinquency trigger. The Indenture Trustee will notify Securityholders of the results of any vote which notice, assuming the Securities are held in book-entry form, will be transmitted through DTC, and the Issuer will report the results in its Form 10-D filing for the Collection Period in which the report is received.

Asset Representations Review Process. The review will be performed on each Receivable that is 60 days or more delinquent when the conditions described above that cause the review are met, or the “review Receivables.” Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the Receivable files and other information necessary for the review of all of the review Receivables. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the review Receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each review Receivable and determining whether each test was passed or failed. If the Servicer notifies the Asset Representations Reviewer that a review Receivable was paid in full or repurchased from the receivable pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that review Receivable and the review of that review Receivable will be considered complete. The review fees will be up to $275 for each Receivable tested in the review. The representations and warranties made by Dealers to Mechanics Bank as described under “Mechanics Bank—Dealer Agreements” are not assigned to the Issuer and will not be included in any review.

The tests were designed by Mechanics Bank to determine whether a review Receivable was not in compliance with the representations made about it in the Transaction Documents at the relevant time, which is usually at origination of the Receivable or as of the Cutoff Date or Closing Date. There may be multiple tests for each representation. The Asset Representations Reviewer will make a determination regarding whether each such test was passed or failed. The review is not designed to determine why the Obligor is delinquent or the creditworthiness of the Obligor, either at the time of the review or at origination. The review is not designed to determine whether the Receivable was serviced in compliance with the Servicing Agreement after the Cutoff Date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether Mechanics Bank’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report. Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the Issuer, the Servicer and the Indenture Trustee on the test results for each review Receivable and each representation, including any review Receivable for which the tests were considered complete and the related reason. The Asset Representations Reviewer is not responsible for determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer as described under “The Asset Representations Reviewer.” A summary of the report of the review will be included in the Form 10-D for the Issuer in the month the report is received by the Issuer.

For more information about the Asset Representations Reviewer, you should read “The Asset Representations Reviewer” above.

Dispute Resolution for Repurchase Requests

If a request is made by the Trustees, the Issuer or a Noteholder for the repurchase of a Receivable due to a breach of a representation made about the Receivables, and the repurchase is not resolved within 180 days after receipt by Mechanics Bank or the Depositor of notice of the repurchase request, the requesting party, including a Noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. The requesting party must start the mediation or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. Mechanics Bank and the Depositor must agree to participate in the selected resolution method. Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Mechanics Bank, using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the Transaction Documents, the procedures in the Transaction Documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Sponsor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration. Under no circumstances will the Indenture Trustee be liable for any costs, expenses and/or liabilities that could be allocated to the requesting party in any dispute resolution proceeding.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the Transaction Documents, and may not modify or change the Transaction Documents in any way or award remedies not consistent with the Transaction Documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the Depositor nor the Sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, other than publicly available information or as required by applicable law.

STATIC POOL DATA

Static pool information is included as Appendix A and Appendix B to this prospectus. Appendix A contains static pool information about the pools of motor vehicle installment sale contracts and installment loans that were securitized by Mechanics Bank (through its predecessor, California Republic Bank) since November 2012, consisting of summary information for the original characteristics of the pool as well as prepayment, delinquency and cumulative net credit losses. Appendix B contains static pool information relating to vintage originations by month by Mechanics Bank (through its predecessor, California Republic Bank), as applicable and material. The vintage originations include substantially all motor vehicle installment sale contracts and installment loans originated or purchased by Mechanics Bank (through its predecessor, California Republic Bank) during the relevant periods. Static pool data is presented on a monthly basis.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the Receivables in the current transaction are required to be repaid. As a result of each of the above considerations, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of the Receivables in this transaction.

WEIGHTED AVERAGE LIVES OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the Receivables on the unpaid principal amounts of the Notes and the weighted average lives of the Notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the Receivables.

Prepayments can be made on any of the Receivables at any time. If prepayments are received on the Receivables, the actual weighted average lives of the Notes may be shorter than what their weighted average lives would be if all payments were made as scheduled and no prepayments were made. Prepayments on the Receivables may include monies received from Liquidation Proceeds and proceeds from credit life, credit disability and casualty insurance policies.

The weighted average lives of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	prepayments in full by Obligors, who may repay at any time without penalty;

•	Mechanics Bank or the Depositor may be required to repurchase a Receivable if certain breaches of representations and warranties occur and the Receivable is materially and adversely affected by the breach;

•	the Servicer may be obligated to purchase a Receivable from the Issuer if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a Receivable beyond the Collection Period preceding the Final Scheduled Payment Date for the Class C Notes;

•	partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

•	payments made in respect of Dealer Recourse;

•	liquidations of the Receivables due to default; and

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the Notes on each Payment Date since that amount will depend, in part, on the amount of principal collected on the Receivables during the related Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer its Financed Vehicle without the Depositor’s consent. These factors may also include unemployment, servicing decisions, seasoning of Receivables, destruction of vehicles by accident, sales of vehicles and market interest rates. An important factor affecting the prepayment of Receivables is the difference between the interest rates on the Receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the Receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease. See “Risk Factors— The rate of prepayments on the receivables could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity”.

Prepayments on auto receivables can be measured against prepayment standards or models. The model used in this prospectus, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The tables below which are captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the Issuer holds pools of Receivables with the following characteristics:

Pool	Remaining Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Original Term to Maturity (in Months)
1	$2,901.34	8.676%	11	41
2	767,264.01	6.372%	22	27
3	5,364,993.00	6.873%	34	36
4	16,390,466.33	7.706%	46	48
5	75,197,353.99	7.359%	58	60
6	323,330,040.19	7.178%	71	72

	$421,053,018.86

•	the scheduled payment for each Receivable was calculated on the basis of the characteristics described in the assumptions set forth above and in such a way that each Receivable would amortize in a manner that would be sufficient to repay the Receivable balance of that Receivable by its indicated remaining term to maturity;

•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS, and there are no delinquencies, defaults, losses or repurchases;

•	interest accrues on the Notes at the following per annum coupon rates: Class A-1 Notes, 0.90%; Class A-2 Notes, 1.64%; Class A-3 Notes, 2.02%; Class A-4 Notes, 2.36%; Class B Notes, 3.10%; and Class C Notes 3.75%;

•	each scheduled payment on the Receivables is made on the last day of each month commencing in February, 2017, and each month has 30 days;

•	the initial principal amount of each class of Notes is equal to the initial principal amount for that class of Notes as set forth on the front cover of this prospectus;

•	payments on the Notes are paid on the 15th calendar day of each month commencing March 15, 2017;

•	the Notes are purchased on February 16, 2017;

•	Class A-1 Notes will be paid interest based upon the actual days elapsed in the Interest Period; Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the first Payment Date, 29 days);

•	no investment earnings are earned on any account;

•	except as indicated in the tables, the Optional Purchase Right to redeem the Notes will be exercised;

•	the Servicing Fee rate will be 1.00% per annum, the Backup Servicing Fee will be $4,500 per month, the Indenture Trustee fee will be $666.67 per month, the Owner Trustee fee will be $291.67 per month, the Asset Representations Reviewer fees will be $312.50 per month and the Administrator fees will be paid by the Servicer and are paid as described under “Application of Available Funds—Distributions”;

•	the Servicing Fee is calculated based on twelve 30-day months, including the first period; and

•	no Event of Default occurs.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding principal amount of each class of Notes that would be outstanding after each Payment Date if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average life of each class of Notes if the same percentages of ABS are assumed.

The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average Contract Rates, weighted average original number of payments to maturity and weighted average remaining number of payments to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

As used in the ABS Tables, the “weighted average life” of a class of Notes is determined by:

•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the original outstanding principal amount of the Note.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes						Class A-2 Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2017	87.23%	84.17%	82.94%	82.32%	81.08%	77.94%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2017	74.58%	68.55%	66.12%	64.90%	62.46%	56.28%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2017	62.00%	53.10%	49.51%	47.71%	44.09%	34.97%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2017	49.50%	37.82%	33.11%	30.74%	25.99%	14.01%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2017	37.07%	22.70%	16.91%	14.00%	8.15%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.85%
August, 2017	25.48%	8.32%	1.39%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	98.69%	94.29%	83.20%
September, 2017	15.10%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	97.08%	92.06%	89.54%	84.48%	71.72%
October, 2017	4.75%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	88.98%	83.33%	80.49%	74.79%	60.42%
November, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	96.50%	80.96%	74.69%	71.55%	65.23%	49.30%
December, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	90.02%	73.01%	66.15%	62.71%	55.80%	38.36%
January, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	83.56%	65.14%	57.71%	53.98%	46.49%	27.60%
February, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	77.13%	57.35%	49.36%	45.36%	37.31%	17.03%
March, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	70.72%	49.63%	41.12%	36.84%	28.27%	6.64%
April, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	64.34%	41.99%	32.97%	28.44%	19.36%	0.00%
May, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	57.97%	34.42%	24.92%	20.15%	10.58%	0.00%
June, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	51.63%	26.94%	16.97%	11.97%	1.93%	0.00%
July, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	45.32%	19.53%	9.13%	3.91%	0.00%	0.00%
August, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	39.02%	12.21%	1.39%	0.00%	0.00%	0.00%
September, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	32.75%	4.96%	0.00%	0.00%	0.00%	0.00%
October, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	26.51%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	20.29%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	14.10%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	7.96%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.85%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	0.38	0.31	0.29	0.28	0.27	0.23	1.40	1.12	1.04	1.00	0.93	0.79

Weighted Average Life to Maturity (years)(2)	0.38	0.31	0.29	0.28	0.27	0.23	1.40	1.12	1.04	1.00	0.93	0.79

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes						Class A-4 Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	96.09%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	85.08%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	74.28%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2018	100.00%	100.00%	100.00%	100.00%	92.77%	63.69%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2018	100.00%	100.00%	100.00%	95.55%	83.56%	53.32%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2018	100.00%	100.00%	93.12%	86.93%	74.51%	43.17%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2018	100.00%	97.58%	84.84%	78.44%	65.61%	33.23%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2018	100.00%	89.79%	76.67%	70.08%	56.86%	23.52%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2018	100.00%	82.10%	68.62%	61.85%	48.27%	14.03%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2019	100.00%	74.52%	60.71%	53.78%	39.87%	4.78%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2019	100.00%	67.04%	52.93%	45.84%	31.62%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.49%
March, 2019	95.34%	59.66%	45.26%	38.04%	23.54%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	86.13%
April, 2019	88.67%	52.36%	37.72%	30.37%	15.61%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	77.02%
May, 2019	82.04%	45.17%	30.30%	22.83%	7.85%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	68.15%
June, 2019	75.43%	38.07%	23.00%	15.44%	0.26%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	59.53%
July, 2019	68.85%	31.07%	15.83%	8.18%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	92.37%	51.17%
August, 2019	62.31%	24.17%	8.78%	1.06%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	84.64%	43.06%
September, 2019	55.79%	17.37%	1.87%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	93.71%	77.09%	35.20%
October, 2019	49.31%	10.66%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	94.76%	86.44%	69.73%	27.60%
November, 2019	42.85%	4.07%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	87.68%	79.32%	62.55%	20.27%
December, 2019	36.43%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	97.41%	80.73%	72.36%	55.56%	13.19%
January, 2020	30.19%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	90.73%	74.03%	65.65%	48.84%	6.44%
February, 2020	23.97%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	84.15%	67.47%	59.10%	42.30%	0.00%
March, 2020	17.79%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	77.69%	61.05%	52.70%	35.95%	0.00%
April, 2020	11.64%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	71.33%	54.77%	46.46%	29.79%	0.00%
May, 2020	5.53%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	65.09%	48.64%	40.38%	23.81%	0.00%
June, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	99.41%	58.96%	42.64%	34.46%	18.03%	0.00%
July, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	92.97%	52.94%	36.80%	28.70%	12.44%	0.00%
August, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	86.57%	47.04%	31.10%	23.10%	7.05%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	80.21%	41.25%	25.55%	17.67%	1.85%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	73.88%	35.59%	20.14%	12.40%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	67.59%	30.04%	14.89%	7.30%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	61.34%	24.61%	9.79%	2.36%	0.00%	0.00%
January, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	55.46%	19.52%	5.04%	0.00%	0.00%	0.00%
February, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	49.62%	14.56%	0.42%	0.00%	0.00%	0.00%
March, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	43.82%	9.71%	0.00%	0.00%	0.00%	0.00%
April, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	38.05%	4.97%	0.00%	0.00%	0.00%	0.00%
May, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	32.32%	0.35%	0.00%	0.00%	0.00%	0.00%
June, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	26.63%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	20.98%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	15.36%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	9.79%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	4.26%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	2.70	2.24	2.08	2.00	1.86	1.57	4.05	3.52	3.29	3.18	2.97	2.48

Weighted Average Life to Maturity (years)(2)	2.70	2.24	2.08	2.00	1.86	1.57	4.05	3.52	3.29	3.18	2.97	2.48

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes						Class C Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	99.82%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	80.09%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	61.20%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October, 2020	100.00%	100.00%	100.00%	100.00%	90.02%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November, 2020	100.00%	100.00%	100.00%	100.00%	74.83%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December, 2020	100.00%	100.00%	100.00%	100.00%	60.28%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January, 2021	100.00%	100.00%	100.00%	92.93%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
February, 2021	100.00%	100.00%	100.00%	78.89%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
March, 2021	100.00%	100.00%	87.20%	65.36%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
April, 2021	100.00%	100.00%	73.53%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May, 2021	100.00%	100.00%	60.33%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
June, 2021	100.00%	86.88%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July, 2021	100.00%	73.02%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August, 2021	100.00%	59.54%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September, 2021	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2021	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2021	96.10%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2021	78.84%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2022	65.37%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	4.95	4.51	4.26	4.11	3.85	3.20	5.00	4.58	4.33	4.16	3.91	3.25

Weighted Average Life to Maturity (years)(2)	5.05	4.61	4.37	4.23	3.94	3.26	5.56	5.23	4.99	4.85	4.53	3.67

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

DESCRIPTION OF THE NOTES

General

The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to all the provisions of the Notes and the Indenture.

Delivery of Notes

The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will initially be issued only in book-entry form. See “—Book-Entry Registration” for a further discussion of the book-entry registration system.

Payments of Interest

General

Interest on the principal amounts of the Notes will accrue at the respective fixed per annum interest rates for the various classes of Notes and will be due on each Payment Date to the Noteholders of record as of the related Record Date.

The Notes will bear interest at the following Interest Rates:

•	in the case of the Class A-1 Notes, 0.90000% per annum;

•	in the case of the Class A-2 Notes, 1.55% per annum;

•	in the case of the Class A-3 Notes, 1.90% per annum;

•	in the case of the Class A-4 Notes, 2.28% per annum;

•	in the case of the Class B Notes, 2.91% per annum; and

•	in the case of the Class C Notes, 3.76% per annum.

Calculation of Interest

Interest will accrue and will be calculated on the Notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the current Payment Date. The interest due on the Class A-1 Notes, as applicable, on each Payment Date will be an amount equal to the product of:

•	the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	the actual number of days elapsed during the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date divided by 360.

•	30/360. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will accrue from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first Payment Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days). The interest due on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as applicable, on each Payment Date will be an amount equal to the product of:

•	the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 29 in the case of the first Payment Date, assuming a Closing Date of February 16, 2017) divided by 360.

Unpaid Interest Accrues. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments. The Issuer will pay interest on the Notes on each Payment Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Distributions”, with interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes having the same priority, with interest payments on the Class B Notes being subordinate to interest payments (and in certain circumstances, principal payments) on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and with interest payments on the Class C Notes being subordinate to interest payments (and in certain circumstances, principal payments) on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Payment Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on any Note of the Controlling Class is not paid within five days of the related Payment Date. See “—Rights Upon Event of Default”.

Payments of Principal

Priority and Amount of Principal Payments. On each Payment Date, except as described below, the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Regular Principal Distribution Amount deposited in the Principal Distribution Account will be applied to make principal payments on the Notes. Prior to an Event of Default, principal payments will be applied to the Notes in sequential priority so that no principal payments will be made on any class of Notes until all Notes with an earlier Final Scheduled Payment Date have been paid in full. Thus, on each Payment Date, the amounts on deposit in the Principal Distribution Account will be applied to the Notes the following amounts and order of priority:

(1)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(2)	to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(3)	to the Class A-3 Notes until the Class A-3 Notes have been paid in full;

(4)	to the Class A-4 Notes until the Class A-4 Notes have been paid in full;

(5)	to the Class B Notes until the Class B Notes have been paid in full; and

(6)	to the Class C Notes until the Class C Notes have been paid in full.

Final Scheduled Distribution Dates. To the extent not previously paid prior to those dates, the outstanding amount of each class of Notes will be payable in full on the related Final Scheduled Payment Date.

The Final Scheduled Payment Dates for the Notes will be as follows:

•	February 15, 2018 for the Class A-1 Notes;

•	November 15, 2019 for the Class A-2 Notes;

•	March 15, 2021 for the Class A-3 Notes;

•	June 15, 2022 for the Class A-4 Notes;

•	December 15, 2022 for the Class B Notes; and

•	December 15, 2023 for the Class C Notes.

Failure to pay the full principal amount of a class of Notes by its Final Scheduled Payment Date will be an Event of Default under the Indenture.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid. See “Weighted Average Lives of the Notes” for a further discussion of Receivable prepayments.

Following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the priority of payments will change (including payments of principal on the Notes). For a discussion of the priority of payments following an Event of Default, see “Application of Available Funds—Distributions—Following an Event of Default”.

Credit Enhancement

Overcollateralization

Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any. There can be no assurance that the overcollateralization will be sufficient to cover actual losses to the Receivables. The initial amount of overcollateralization will be $1,264,018.86.

The Issuer will, to the extent of funds available on each Payment Date pursuant to the priority of payments, maintain an overcollateralization amount equal to the Target Overcollateralization Amount. To increase the amount of overcollateralization on any Payment Date and reach the Target Overcollateralization Amount, the Issuer will be required to make principal payments on the Notes greater than the principal of the Receivables paid by Obligors during the related Collection Period. The amount of any such payment will be funded primarily from excess spread that is not otherwise used to make required payments on the Notes, make payment of expenses of the Issuer or fund the Reserve Account on the related Payment Dates.

Excess Spread

Based on the assumptions contained herein, more interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the related Servicing Fee, any Backup Servicing Fee and interest on the Notes each Collection Period. Any excess interest will be applied on each Payment Date as an additional source of available funds for distribution in accordance with “Application of Available Funds—Distributions”. Generally, excess spread will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

In general, using excess interest to pay principal on the Notes provides a source of funds to absorb losses on the Receivables and, to the extent the amount of excess interest is greater than the amount of any such losses, causes the principal of the Notes to be paid more rapidly than the principal of the Receivables, which increases overcollateralization.

Reserve Account

The Servicer will establish and maintain with the paying agent on behalf of the Indenture Trustee in the name of the Indenture Trustee the Reserve Account into which certain amounts on the Closing Date and excess collections on or in respect to the Receivables will be deposited and from which amounts may be withdrawn to pay the Servicing Fees, all monies due to the Trustees and any Backup Servicer and to make required payments on the Notes. The Depositor will deposit the Reserve Account Initial Deposit in the Reserve Account on the Closing Date.

On the Closing Date, at least $1,052,632.55 from the proceeds of the sale of the Notes and the Certificates will be deposited into the Reserve Account. The Reserve Account Required Amount on any Payment Date will be at least $1,052,632.55 (which is approximately 0.25% of the Cutoff Date Pool Balance).

On each Payment Date, amounts on deposit in the Reserve Account will be available to cover shortfalls in the amounts required to be distributed pursuant to clauses (1) through (7) under “Application of Available Funds—Distributions”. In addition, on each Payment Date, the Indenture Trustee will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the Reserve Account to equal the Reserve Account Required Amount to the extent set forth under “Application of Available Funds—Distributions”.

If, on any Payment Date, the amount of funds on deposit in the Reserve Account, after giving effect to all deposits to and withdrawals from the Reserve Account on that Payment Date, is greater than the Reserve Account Required Amount, then the Indenture Trustee will deposit the amount of the excess into the Collection Account and the excess will then be distributed as part of Available Funds for distribution as specified under “Application of Available Funds—Distributions”.

Subordination

Payments in respect of each class of Notes will be subordinated to payments on each class of Notes that are senior to such class of subordinated Notes.

As long as the Class A Notes remain outstanding, payments of interest on any Payment Date on the Class B Notes and the Class C Notes will be subordinated to payments of interest on the Class A Notes and certain other payments on that Payment Date (including principal payments of the Class A Notes in specified circumstances), and payments of principal of the Class B Notes and the Class C Notes will be subordinated to all payments of principal of and interest on the Class A Notes and certain other payments on that Payment Date. If the Notes have been accelerated after an Event of Default under the Indenture (other than Events of Default based on the Issuer’s breach of covenant, representation or warranty unless the Receivables have been sold), all payments on the Class B Notes and the Class C Notes will be subordinated to all payments on the Class A Notes until the Class A Notes have been paid in full and all payments on the Class C Notes will be subordinated to all payments on the Class B Notes until the Class B Notes have been paid in full.

As long as the Class B Notes remain outstanding, payments of interest on any Payment Date on the Class C Notes will be subordinated to payments of interest on the Class B Notes and certain other payments on that Payment Date (including principal payments of the Class B Notes in specified circumstances), and payments of principal of the Class C Notes will be subordinated to all payments of principal of and interest on the Class B Notes and certain other payments on that Payment Date. If the Notes have been accelerated after an Event of Default under the Indenture (other than Events of Default based on the Issuer’s breach of covenant, representation or warranty unless the Receivables have been sold), all payments on the Class C Notes will be subordinated to all payments on the Class B Notes until the Class B Notes have been paid in full.

If, however, the Notes have been accelerated after an Event of Default based on the Issuer’s breach of covenant, representation or warranty, unless the Receivables have been sold, payments of principal on the Class A Notes will be subordinated to payments of accrued and unpaid interest on all Notes, including the Class B Notes and the Class C Notes. In all circumstances, payments of principal of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be made on a pro rata basis and will be subordinated to payments of principal of the Class A-1 Notes, whether or not the Notes have been accelerated.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will have the option to purchase the Receivables on any Payment Date following the last day of a Collection Period as of which the aggregate Principal Balance of the Receivables is 10% or less of the Cutoff Date Pool Balance. The purchase price for the Receivables will be equal to the Pool Balance plus accrued and unpaid interest as of the last day of the related Collection Period, less any unreimbursed advances made by Servicer with respect to such Receivables, provided that the purchase price, together with the amount on deposit in the Reserve Account and the Collection Account, will not be less than an amount equal to the principal amount of the Notes, accrued and unpaid interest thereon and the fees, expenses and indemnities owed by the Issuer to the Trustees, Mechanics Bank, the Asset Representations Reviewer and any Backup Servicer. The exercise of this right will effect early retirement of the Notes.

Additionally, each class of Notes may be subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining available funds, after making scheduled payments of principal and interest on the Notes on such Payment Date, would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding Notes and any accrued and unpaid fees, reasonable expenses and indemnities owed by the Issuer under the Transaction Documents to the Trustees, Mechanics Bank, the Asset Representations Reviewer and any Backup Servicer. On such Payment Date, the Indenture Trustee, upon written direction from the Servicer, shall transfer all amounts on deposit in the Reserve Account to the Collection Account and the outstanding Notes shall be redeemed in whole, but not in part.

Notice of redemption under the Indenture will be given by the Indenture Trustee at the written direction and expense of the Servicer not less than ten nor more than 30 days prior to the applicable redemption date to each registered holder of Notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those Notes; (iv) the place where those Notes are to be surrendered for payment of the redemption price; and (v) that interest on the Notes will cease to accrue on the redemption date.

Securities Owned by the Issuer, the Depositor, the Servicer or their Affiliates

Securities owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of Securities, except that such Securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the Securities of the related class or classes are owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates.

Limitation on Right to Institute Bankruptcy Proceedings

Each Trustee and each Noteholder, by accepting the related Notes or a beneficial interest therein, will covenant that prior to the date which is one year and one day after payment in full of all obligations of the Issuer in respect of all securities issued by the Issuer, such party shall not institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law; provided, that no provision in the Transaction Documents will preclude, or be deemed to stop, the Indenture Trustee or the Noteholders (i) from taking any action prior to the expiration of the aforementioned one year and one day period in (a) any case or proceeding voluntarily filed or commenced by the Issuer or (b) any involuntary insolvency proceeding filed or commenced by a person other than the Indenture Trustee or the Noteholders, (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law or (iii) from exercising its rights to certain compensation and indemnity under the Indenture.

Events of Default

Events of Default under the Indenture will consist of:

•	a default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five days;

•	a default in the payment of the principal of any Note when the same becomes due and payable at the related Final Scheduled Payment Date or the redemption date;

•	any failure by the Issuer to duly observe or perform any of its covenants or agreements or a breach of any representation or warranty set forth in the Indenture by the Issuer, which failure or breach has a material adverse effect on the Noteholders and which continues unremedied for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee, by the holders of Notes representing at least 25% of the principal amount of the Controlling Class, a written notice specifying such default and requiring it to be remedied; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 60 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the Issuer.

The amount of principal due and payable to Noteholders of the Issuer under the Indenture until the final payment generally will be limited to amounts available to pay principal in accordance with the priority of payments described herein. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of Notes.

If the Indenture Trustee has knowledge of an Event of Default or an event that would become an Event of Default with the giving of notice, the passage of time or both, the Indenture Trustee will be obligated to mail notice of such default to each Noteholder within five Business Days after the Indenture Trustee gains knowledge that it occurs.

Rights Upon Event of Default

Upon the occurrence and continuation of any Event of Default (other than an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the Issuer), the Indenture Trustee may, or at the direction of the holders of Notes representing at least 51% of the principal amount of the Controlling Class shall, declare by written notice to the Issuer, all of the Notes to be immediately due and payable. Upon such declaration, the entire principal amount, together with accrued interest thereon through the date of acceleration, shall become immediately due and payable. Upon the occurrence of an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the Issuer, the Notes will automatically be accelerated, and all interest on and principal of the Notes will be due and payable without any declaration or other act by the Indenture Trustee or the Noteholders.

At any time after the Notes have been accelerated as a result of an Event of Default and before a judgment or decree for payment of money due has been obtained by the Indenture Trustee, the holders of Notes representing at least 51% of the principal amount of the Controlling Class may, by written notice to the Issuer, the Depositor and the Indenture Trustee, rescind such acceleration if the Issuer has deposited with the Indenture Trustee an amount sufficient to pay all principal and interest that would be due on the Notes if the Event of Default had not occurred and all sums paid by the Indenture Trustee for expenses, disbursements and reasonable compensation for themselves and their respective agents and counsels and all other Events of Default have been cured or waived.

If an Event of Default is unremedied and the Notes have not been accelerated, the Indenture Trustee may, or shall at the written direction of the holders of Notes representing at least 51% of the principal amount of the Controlling Class, institute proceedings to collect amounts due or foreclose on the property of the Issuer, exercise remedies as a secured party, elect to maintain possession of the Receivables and other property of the Issuer and continue to apply the proceeds from the Receivables and other property of the Issuer as if there had been no Event of Default or sell the Receivables and the other property of the Issuer.

Upon the occurrence of an Event of Default resulting in acceleration of the Notes, the Indenture Trustee may sell the Receivables and the other property of the Issuer. However, the Indenture Trustee will be prohibited from selling the Receivables and the other property of the Issuer following an Event of Default (other than an Event of Default that relates to the failure to pay interest or principal when due) unless:

•	the holders of 100% of the principal amount of the Notes, voting as a single class, consent to a sale;

•	the proceeds of the sale are sufficient to pay in full all amounts then due and unpaid on the Notes with respect to principal and interest including amounts due and owing to the Trustees; or

•	the Indenture Trustee determines that the Receivables and other property of the Issuer would not continue to provide on an ongoing basis sufficient funds to make all payments on the Notes as those payments would have become due if those obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of Notes representing 66 2/3% of the principal amount of all Notes, voting as a single class.

Limitation on Suits. The Noteholders will not have any right to institute any proceeding with respect to the Indenture for any remedy unless (1) the holder has previously given written notice to the Indenture Trustee of a continuing Event of Default under the Indenture, (2) the holders of Notes representing at least 25% of the principal amount of the Notes have requested in writing that the Indenture Trustee institute such proceeding in respect of such Event of Default, (3) the Noteholders have offered the Indenture Trustee indemnity satisfactory to it against any liabilities that the Indenture Trustee may incur in complying with the request, (4) the Indenture Trustee has failed to institute such proceeding for 30 days after its receipt of such notice, request and offer of indemnity and (5) no inconsistent direction has been given to the Indenture Trustee during such 30-day period from the holders of Notes representing at least 51% of the principal amount of the Controlling Class.

A Noteholder, however, has the right to begin at any time a proceeding to enforce its right to receive principal and interest due to it under its Note, and that right may not be impaired without the consent of the Noteholder.

Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes representing at least 51% of the principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee; provided, however, that such direction is not in conflict with any rule of law or with the Indenture and the Indenture Trustee may take any other action reasonably deemed proper by the Indenture Trustee not inconsistent with such direction. Notwithstanding the foregoing, the Indenture Trustee need not take any action that it reasonably determines might materially adversely affect the rights of any Noteholders not consenting to such action.

Prior to the declaration of an acceleration of the maturity of the Notes in connection with an Event of Default under the Indenture, the holders of Notes representing at least 51% of the principal amount of the Controlling Class may waive any Event of Default, except a default in payment of principal of or interest on any of the Notes, a default in respect of a covenant or provision of the Indenture that cannot be modified without the consent of the holders of all of the outstanding Notes or a default arising from an insolvency of the Issuer.

If the property of the Issuer is sold following the occurrence of an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale as described under “Application of Available Funds—Distributions—Following an Event of Default”.

Noteholder Communication

A Noteholder may communicate with the Indenture Trustee and provide notices and make requests and demands and give directions to the Indenture Trustee as permitted by the Transaction Documents through the procedures of DTC and by notice to the Indenture Trustee.

Three or more Noteholders may request a list of all Noteholders of the Issuer maintained by the Indenture Trustee for the purpose of communicating with other Noteholders about their rights under the Indenture or under the Notes. Any request must be accompanied by a copy of the communication that the requesting Noteholders propose to send.

A Noteholder may also send a request to the Issuer or to the Servicer, on behalf of the Issuer, stating that the Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents. The requesting Noteholder must include in the request a description of the method by which other Noteholders may contact the requesting Noteholder. The Issuer will promptly deliver any such request to the Servicer. On receipt of a communication request, the Servicer will include in the Form 10-D filed in the next month the following information:

•	a statement that the Issuer received a communication request,

•	the date the request was received,

•	the name of the requesting Noteholder,

•	a statement that the requesting Noteholder is interested in communication with other Noteholders about the possible exercise of rights under the Transaction Documents, and

•	a description of the method by which the other Noteholders may contact the requesting Noteholder.

Any expenses of the Issuer or the Servicer relating to an investor communication, including any review of documents evidencing ownership of a Note and the inclusion of the investor communication information in the Form 10-D, will be paid by the Servicer.

In order to make a request or demand or to provide notice to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the Transaction Documents, a Noteholder must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

Book-Entry Registration

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below. The Notes will be available for purchase in the denominations specified in this prospectus and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of Notes issued in book-entry form. Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus, you, as an owner of Notes, will not be entitled to receive a physical certificate representing your interest in the Notes of that class. Beneficial owners will not be recognized by the Indenture Trustee as “holders”, as such term will be used in the Indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

All references herein to actions by holders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related Notes for distribution to the related Securityholders in accordance with DTC’s procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

The deposit of Notes with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that under existing industry practices, if we request any action of Noteholders or if a beneficial owner of a Note desires to give or take any action that a holder is entitled to give or take under the

Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners. Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

You may hold your Notes through DTC in the United States, Clearstream or Euroclear in Europe or in any manner described in this prospectus. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Global Securities. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Except as required by law, none of the Administrator, the Depositor, Mechanics Bank, the Issuer, the Servicer, the Underwriters or either Trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the securities of the Issuer held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear participant’s account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.

Securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the

Owner Trustee through the participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or Securityholders. To the extent this prospectus, or an offering memorandum under which the Certificates will be sold, provides that Book-Entry Securities will be issued, the only “Noteholder” or “Certificateholder”, as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “Noteholders” or “Certificateholders” and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical Certificate for these securities.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will advise the Administrator of the Issuer that it will take any action permitted to be taken by a Securityholder under the Indenture or Trust Agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers (who may include the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in more than 50 currencies, including United States dollars. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank, SA/NV, acting as the Euroclear operator. The Euroclear operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear participants include banks, securities brokers and dealers (who may include the Underwriters) and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

With respect to any class of Notes, such Notes will be issued as Definitive Notes to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (1) DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor or (2) after the occurrence of an Event of Default under the Indenture, holders of Notes representing at least 51% of the principal amount of a class of Notes advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to such class of Notes is no longer in the best interest of the holders of such class of Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of the related class of Notes through participants of the availability of Definitive Notes of the related class of Notes. Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the related Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date specified for such securities in this prospectus. The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Distributions

The funds available to the Issuer to make payments on the Notes on each Payment Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Payment Date. The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds under “Glossary of Terms”.

The following chart shows the sources of Available Funds for each Payment Date:

Distributions

Prior to an Event of Default

On each Payment Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Issuer will apply Available Funds in the following amounts and order of priority:

(1)	pro rata, to (a) the Servicer, the Servicing Fee, and to any Backup Servicer, the Backup Servicing Fee, for the related Collection Period (plus any overdue Servicing Fees and Backup Servicing Fees, if any, for one or more prior Collection Periods) and (b) any successor Servicer, transition costs not to exceed $200,000 (including boarding fees) in the aggregate;

(2)	pro rata, to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, the accrued and unpaid interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively;

(3)	to the Principal Distribution Account for distribution pursuant to “Description of the Notes—Payments of Principal” above, the First Allocation of Principal, if any;

(4)	to the Class B Noteholders, the accrued and unpaid interest on the Class B Notes;

(5)	to the Principal Distribution Account for distribution pursuant to “Description of the Notes—Payments of Principal” above, the Second Allocation of Principal, if any;

(6)	to the Class C Noteholders, the accrued and unpaid interest on the Class C Notes;

(7)	to the Principal Distribution Account for distribution pursuant to “Description of the Notes—Payments of Principal” above, the Third Allocation of Principal, if any;

(8)	to the Reserve Account, any additional amount required to reinstate the amount on deposit in the Reserve Account up to the Reserve Account Required Amount;

(9)	to the Principal Distribution Account for distribution pursuant to “Description of the Notes—Payments of Principal” above, the Regular Principal Distribution Amount, if any;

(10)	pro rata, to (a) the Owner Trustee, the Indenture Trustee, the Administrator and the Asset Representations Reviewer, accrued and unpaid fees and reasonable expenses (including, without limitation, indemnification amounts) due and owing under the Transaction Documents which have not been previously paid, and to or at the direction of the Issuer, any expenses of the Issuer incurred under the Transaction Documents and (b) any successor Servicer, transition costs in excess of the related cap described in clause (1) above; and

(11)	to the Certificateholders, any funds remaining.

Upon and after any distribution to the Certificateholders of any amounts, the Noteholders will not have any rights in, or claims to, those amounts. On each Payment Date, after all deposits and distributions of higher priority have been made as described above, the Certificateholders will be entitled to any funds remaining on that Payment Date.

If the sum of the amounts required to be distributed pursuant to clauses (1) through (7) above exceeds Available Collections, the Indenture Trustee will withdraw from the Reserve Account and deposit in the Collection Account for distribution in accordance with the priority of payments an amount equal to the Reserve Account Draw Amount.

Each payment of principal referred to above shall be made in the priority set forth under “Description of the Notes—Payments of Principal”.

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Account on any Payment Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Backup Servicer, if any, and the Trustees, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

Following an Event of Default

On each Payment Date after an Event of Default and acceleration of the Notes, payments will be made from all Available Funds in the following order of priority:

(1)	to the Indenture Trustee, the Owner Trustee, the Administrator, the Asset Representations Reviewer and the Issuer, any accrued and unpaid fees, indemnity payments and reasonable expenses permitted under the Transaction Documents;

(2)	to the Servicer and any Backup Servicer, the Servicing Fee and Backup Servicing Fee, with respect to the current Collection Period and all previously accrued and unpaid Servicing Fees and Backup Servicing Fees, if any, with respect to prior Collection Periods;

(3)	pro rata, to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and Class A-4 Noteholders, the accrued and unpaid interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively;

(4)	if (i) the Receivables have been sold after an Event of Default has occurred or (ii) an Event of Default has occurred that arises from (a) a default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable, or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer, in the following order of priority:

•	to the Class A-1 Noteholders, in respect of principal thereon until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, in respect of principal thereon until the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

•	to the Class B Noteholders, the accrued and unpaid interest on the Class B Notes;

•	to the Class B Noteholders, in respect of principal thereon until the Class B Notes have been paid in full;

•	to the Class C Noteholders, the accrued and unpaid interest on the Class C Notes; and

•	to the Class C Noteholders, in respect of principal thereon until the Class C Notes have been paid in full;

(5)	if an Event of Default has occurred that arises from any event other than those events described above in clause (4), and the Receivables have not been sold after such Event of Default has occurred, in the following order of priority:

•	to the Class B Noteholders, the accrued and unpaid interest on the Class B Notes;

•	to the Class C Noteholders, the accrued and unpaid interest on the Class C Notes;

•	to the Class A-1 Noteholders in respect of principal thereon until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, in respect of principal thereon until the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

•	to the Class B Noteholders in respect of principal thereon until the Class B Notes have been paid in full;

•	to the Class C Noteholders in respect of principal thereon until the Class C Notes have been paid in full; and

(6)	to the Certificateholders, any remaining Available Funds.

Following the occurrence of any Event of Default which has not resulted in an acceleration of the Notes, the Issuer will continue to pay interest and principal on the Notes on each Payment Date in the manner set forth in this section, until the Notes are accelerated or until a liquidation, if any, of the Receivables and the other property of the Issuer.

CREDIT RISK RETENTION

The risk retention regulations in Regulation RR of the Securities Act require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Receivables. The Depositor is a wholly-owned subsidiary of Mechanics Bank and will retain the required economic interest in the credit risk of the Receivables to satisfy the Sponsor’s requirements under Regulation RR.

The Depositor will retain approximately, but not less than, 5.0% of the principal amount of each class of Notes and approximately, but not less than, a 5.0% percentage interest in the Certificates in order to satisfy the requirements for an “eligible vertical interest” under Regulation RR. The Depositor, or another majority-owned affiliate of Mechanics Bank, is required to retain this interest until the later of two years from the Closing Date, the date the Pool Balance is one-third or less of the Cutoff Date Pool Balance, or the date the principal amount of the Notes is one-third or less of the original principal amount. None of Mechanics Bank, the Depositor or any of their affiliates may hedge the retained interest during this period. If the percentage of each class of Notes and the Certificates retained by the Depositor on the Closing Date is materially different than 5.0%, Mechanics Bank will disclose the retained percentage in the first investor report.

By retaining the “eligible vertical interest,” the Depositor will be a Noteholder of approximately, but not less than, 5.0% of each class of Notes and a Certificateholder of approximately, but not less than, a 5.0% percentage interest in the Certificates. The Depositor will therefore be entitled to receive its respective pro rata share of all payments of interest and principal made on each class of Notes and of all distributions made on the Certificates and, if any class of Notes or the Certificates incurs losses, will bear its respective pro rata share of those losses. The portion of each class of Notes retained by the Depositor as part of the “eligible vertical interest” will have the same terms as all other Notes in that class and the Certificates retained by the Depositor will have the same terms as any Certificates that may be transferred to third-parties. In each case, however, the Notes and Certificates retained by the Depositor will not be included for purposes of determining whether a required percentage of any class of Notes or the Certificates have taken any action under the Indenture or any other Transaction Document as described in “Description of the Notes — Securities Owned by the Issuer, the Depositor, the Servicer or their Affiliates”.

The Depositor or an affiliate may also retain all or an additional amount of any class of Notes or of the Certificates. To the extent not necessary to satisfy credit risk retention requirements described above, the Depositor or its affiliates will have the right to sell all or any portion of any retained Notes or Certificates at any time.

The Indenture Trustee shall have no obligation or responsibility to monitor or enforce the Depositor’s covenant to comply with the risk retention regulations in Regulation RR, nor shall the Indenture Trustee be liable to any Noteholder or other party for any violation of the risk retention regulations or any similar provision now or hereafter in effect.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of the Transaction Documents. This summary does not claim to be complete and is subject to all the provisions of the Transaction Documents. We will file a copy of these agreements with the SEC as exhibits to a Current Report on Form 8-K.

Sale and Assignment of Receivables

On the Closing Date, Mechanics Bank will transfer and assign, without recourse, to the Depositor its entire interest in the Receivables, together with its security interests in the related Financed Vehicles, under the Receivables Purchase Agreement. The Depositor will then transfer and assign to the Issuer, without recourse, under the Sale and Servicing Agreement its entire interest in those Receivables, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement, which in turn will be pledged to the Indenture Trustee to secure the Notes.

Accounts

General

The Issuer will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the Indenture Trustee on behalf of the Noteholders:

•	the Collection Account;

•	the Principal Distribution Account; and

•	the Reserve Account.

Collection Account

Under the Sale and Servicing Agreement, the Servicer will be required to deposit all collections received in respect of the Receivables to the Collection Account within two Business Days after processing. However, at any time that and for so long as (1) Mechanics Bank, or its successor, is the Servicer, (2) no Servicing Termination Event exists and (3) each other condition to making deposits less frequently than within two Business Days of processing as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the collection account until the related Payment Date.

So long as the Servicer is required to deposit collections on or in respect of the Receivables into the Collection Account within two Business Days after processing, all net investment earnings on funds on deposit in the Collection Account will be retained in the Collection Account and available to be distributed to the Noteholders in accordance with “Application of Available Funds—Distributions”. In the event that the Servicer is entitled to deposit collections on or in respect of the Receivables into the Collection Account on a monthly basis, any net investment earnings on collections will be retained by the Servicer.

To the extent necessary to make the required payments on any Payment Date, on or before such Payment Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Collection Account, the Reserve Account Draw Amount from the Reserve Account.

Principal Distribution Account

On each Payment Date, the Indenture Trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority described in this prospectus.

Reserve Account

The Servicer will establish the Reserve Account in the name of the Indenture Trustee for the benefit of the Noteholders. For a discussion of the Reserve Account, see “Description of the Notes—Credit Enhancement—Reserve Account”.

Amounts on deposit in the Reserve Account will remain uninvested. Amounts on deposit in the Collection Account will be invested by the Indenture Trustee at the direction of the Servicer in Eligible Investments meeting certain criteria of the Rating Agencies. Eligible Investments may not be purchased at a premium and must mature on the Payment Date in the Collection Period following the Collection Period in which the investment in made. On each Payment Date, all investment earnings on the amounts in the Collection Account will be included as Available Collections for such Payment Date.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the Issuer accounts, other than to the limited extent addressed in the annual officer’s certificate of the Servicer and the accountants’ report described under “—Annual Compliance Reports”.

All Issuer accounts will be maintained as Eligible Deposit Accounts which satisfy certain requirements of the Rating Agencies.

Advances

The Servicer, at its option, may make Advances in respect of a Collection Period on the related Payment Date only to the extent that the Servicer, in its sole discretion, determines that such Advance shall be recoverable. The Servicer, however, shall not be obligated to make Advances. The Servicer will recover Advances from (1) subsequent payments made by or on behalf of the related Obligor, (2) Net Liquidation Proceeds and (3) the Purchase Amount or, upon the Servicer’s determination that such Advance is not recoverable, from other Available Collections.

Servicing the Receivables

Mechanics Bank, in its capacity as Servicer, will be responsible for administering, servicing and making collections on the Receivables. The Servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the Financed Vehicles and arranging for the repossession of the Financed Vehicles, liquidation of collateral and pursuit of deficiencies when necessary. The Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle installment sale contracts that it owns or services for itself or others.

To facilitate servicing and save administrative costs, the Receivables and other documents relating thereto will not be physically segregated from other similar documents that are in the possession of Mechanics Bank, as custodian, or otherwise stamped or marked to reflect the transfer to the Issuer. The Obligors under the Receivables will not be notified of the transfer. However, UCC financing statements reflecting the sale and assignment of the Receivables by the Depositor to the Issuer will be filed, and the Servicer’s accounting records and computer systems will be marked to reflect such sale and assignment.

Because the Receivables will not be stamped or otherwise marked to reflect the assignment to the Issuer, if a subsequent purchaser were to obtain physical possession of one or more of the Receivables without knowledge of the assignment, the Issuer’s interest in the Receivables could be defeated. Similarly, due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended or reissued to note their sale by Mechanics Bank to the Depositor or their sale by the Depositor to the Issuer or the grant of a security interest in the Financed Vehicles to the Indenture Trustee by the Issuer. Because the certificates of title will not be amended, the Issuer may not have a perfected security interest in Financed Vehicles originated in some States. See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles”.

The Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables. The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Final Scheduled Payment Date for the Class C Notes, the Servicer will, pursuant to the Sale and Servicing Agreement, purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Issuer, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Payment Date for the Class C Notes.

Prior to each Payment Date, the Servicer will deliver a Servicer’s certificate to the Depositor, the Trustees and the Backup Servicer, if any. Each such Servicer’s certificate will specify, among other things:

•	information necessary to permit the Indenture Trustee to make distributions on the related Payment Date; and

•	the amount of collections received on or in respect of the Receivables during the related Collection Period.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Payment Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Payment Date, will be payable on each Payment Date. The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Payment Date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The Servicer will also be entitled to a supplemental servicing fee for each Collection Period, which fee will include any late fees, prepayment fees and other administrative fees and expenses collected during the Collection Period with respect to the Receivables.

Fees and Expenses of the Issuer

As set forth in the following table, the Issuer will be obligated to pay the Servicing Fee to the Servicer, the Backup Servicing Fee to the Backup Servicer, if any, and, following the occurrence of any Event of Default and acceleration of the Notes, or otherwise if not previously paid by the Servicer, the fees, expenses and indemnified amounts of the Indenture Trustee, the Owner Trustee, the Administrator and the Asset Representations Reviewer before it pays any amounts due on the Notes and any other liabilities. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable(1)

Servicer	Available Funds	The Servicing Fee as described under “–Servicing Compensation and Expenses”.

Administrator	Available Funds	$5,000 per annum plus reasonable expenses.(2)

Indenture Trustee	Available Funds	$8,000 per annum plus reasonable expenses.(2)

Owner Trustee	Available Funds	$3,500 per annum plus reasonable expenses.(2)

Backup Servicer, if and when appointed	Available Funds	$0, or, if a Backup Servicer is ever appointed, up to $4,500 per month plus reasonable expenses.(2)

Asset Representations Reviewer	Available Funds	$3,750 per annum plus up to $275 for each reviewed asset on completion of a review. (2)

(1)	The fees and expenses described above will not change upon an Event of Default.
(2)	The Servicer has the primary obligation to pay from its own funds the fees and expenses of the Administrator, the Asset Representations Reviewer, the Indenture Trustee, the Owner Trustee and any Backup Servicer.

The Servicer will be responsible for its own expenses under the Sale and Servicing Agreement, except that the Servicer may net from collections the costs and expenses of the repossession and disposition of Financed Vehicles, but only out of the cash proceeds of the sale of the related Financed Vehicles or any deficiency obtained from the related Obligors, and external costs of collection on Defaulted Receivables. In addition, the Servicer will be obligated to pay the fees and expenses of the accountants in delivering their annual attestation report. The fees described above will not change upon an Event of Default.

Reports to Noteholders

At least three Business Days prior to each Payment Date, (1) the Servicer will provide the Indenture Trustee with a monthly report containing certain information specified in the Sale and Servicing Agreement with respect to the related Payment Date and the related Collection Period including, among other things, information necessary to permit the Indenture Trustee to make distributions on the related Payment Date and the amount of collections received on or in respect of the Receivables during the related Collection Period and (2) the Indenture Trustee will make available a statement to the Noteholders detailing information required under the Transaction Documents. These statements will be based solely on the information in the related monthly report prepared by the Servicer. Each statement that the Indenture Trustee makes available to the Noteholders will include the following information regarding the Notes on the related Payment Date:

•	the amount of the distribution(s) allocable to interest on or with respect to each class of Notes;

•	the amount of the distribution(s) allocable to principal for each class of Notes;

•	the principal amount and pool factor for each class of Notes, after taking into account all payments to be made on such Payment Date;

•	the related interest carryover shortfall amount, if any;

•	the Servicing Fee and Backup Servicing Fee, if applicable, paid and/or due but unpaid for the related Collection Period;

•	the aggregate Principal Balance of all Receivables as of the close of business on the last day of the related Collection Period;

•	the amount on deposit in the Reserve Account and any withdrawals from the Reserve Account for the related Payment Date;

•	the aggregate amount of overcollateralization as of the last day of the related Collection Period, after taking into account all payments to be made on such Payment Date; and

•	the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Depositor or purchased by the Servicer during the related Collection Period.

The factor for each class of Notes will be computed by the Servicer prior to each distribution with respect to the related class of Notes with a principal balance indicating the remaining principal amount of that class of Notes as of the applicable Payment Date. The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial principal amount of the related class of Notes. The factor for each class of Notes will initially be 1.000000. The factors will then decline to reflect reductions, as applicable, in the aggregate principal balance of the applicable class of Notes. These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the Receivables by Mechanics Bank or the Servicer and defaults and liquidations of the Receivables.

For each Note you own, your portion of that class of Notes will be the product of:

•	the original denomination of your Note; and

•	the factor relating to your class of Notes computed by the Servicer in the manner described above.

Unless and until Definitive Notes are issued, the Indenture Trustee will make available reports to Cede & Co., as registered holder of the Notes and the nominee of DTC on behalf of the Issuer. The Indenture Trustee will make available each month to each Noteholder the above information (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website and contact information for assistance with this service is specified in this prospectus.

After the end of each calendar year, within the required time period, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, to the extent required by the Internal Revenue Code, a statement as to the aggregate amounts of interest and principal paid to the Noteholder and any other information as the Depositor deems necessary to enable the Noteholder to prepare its tax returns.

The first investor report will also include the percentage of each class of Notes and Certificates retained by the Depositor on the Closing Date, if that percentage is materially different than 5.0%, as described in “Credit Risk Retention”.

The Servicer will use the investor report to direct the Indenture Trustee on payments to be made to the Noteholders on each Payment Date. The Indenture Trustee will have no obligation to verify calculations made by the Servicer. On each Payment Date, the Indenture Trustee, as paying agent, will forward the investor report to each Noteholder of record or make the investor report available to Noteholders through the Indenture Trustee’s internet website, which is located at http://www.usbank.com/abs.

The Servicer, on behalf of the Issuer, will file a Form 10-D for the Issuer with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the review Receivables by the Asset Representations Reviewer during the prior month,

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report,

•	if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date of the change occurred, the circumstances surrounding the change, and

•	a statement that the Issuer received a request from a Noteholder during the prior month to communicate with other Noteholders, together with the date the request was received, the name of the requesting Noteholder, a statement that the requesting Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents and a description of the method which the other Noteholders may contact the requesting Noteholder.

The Servicer will also prepare asset-level data about the Receivables for the prior month and file it with the SEC on Form ABS-EE at the time of filing the Form 10-D. Such Form ABS-EE, and any information attached as exhibits to the form, will be incorporated by reference into the related Form 10-D. The asset data file will contain detailed information for each Receivable about its identification, origination, contract terms, financed vehicle, Obligor, contract activity, servicing and status.

Annual Compliance Reports

The Servicer will prepare or obtain a number of annual reports, statements or certificates for the Issuer. No later than 90 days after the end of the calendar year, the Servicer will provide to the Depositor, the Owner Trustee, the Indenture Trustee and the Rating Agencies the following:

•	Compliance Certificate: a certificate stating that the Servicer fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•	Assessment of Compliance: copies of the report by the Servicer on its assessment of compliance with the specified applicable servicing criteria set forth in Item 1122(a) of Regulation AB regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Mechanics Bank involving auto receivables that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that Servicer, and

•	Attestation Report: copies of the report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer of compliance with the minimum servicing criteria set forth in the preceding bullet point.

The Servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the Issuer’s annual report on Form 10-K within 90 days after the end of the calendar year. A copy of these items may be obtained by any Noteholder by request to the Indenture Trustee.

Reports to be Filed with the SEC

The Depositor will, or will cause the Administrator or the Servicer to, file for the Issuer the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), in connection with the offering of the Notes, including as exhibits to the Form 8-K the Transaction Documents and the opinions related to the tax consequences and the legality of the Notes that are required to be filed under the Securities Act;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related Payment Date, the content of which will be substantially similar to the information to be furnished under “—Reports to Noteholders”; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits, including the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described above under “—Annual Compliance Reports” and any other assessments of compliance and accountants’ reports by any other parties performing a servicing function as defined by Regulation AB with respect to the Issuer.

The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant. The reports filed with the SEC by or on behalf of the Issuer can be accessed on the SEC’s website (www.sec.gov) using the Issuer’s CIK number.

The Depositor will disclose fulfilled and unfulfilled repurchase requests, if any, for receivables that have been securitized by Mechanics Bank or the Depositor, and that have been the subject of a demand to repurchase for a breach of representations or warranties. The Depositor will make such reports as described under “Mechanics Bank—Mechanics Bank’s Securitization Program”.

Certain Other Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the Backup Servicer, if any, or a successor Servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that the Servicer and any Backup Servicer will be liable only to the extent of the obligations specifically undertaken and the representations made by the Servicer and such backup servicer under the Sale and Servicing Agreement and, in the case of the Servicer, other Transaction Documents. Under the Sale and Servicing Agreement, the Servicer will agree to indemnify, defend and hold harmless the Issuer, the Trustees, any Backup Servicer and their respective officers, directors, employees and agents from and against any costs, expenses, and damages arising (1) through any breach of the Servicer’s obligations under the Transaction Documents, (2) from the negligence, willful misfeasance or bad faith of the Servicer (except errors in judgment) in the performance of its duties under the Sale and Servicing Agreement, (3) by reason of breach of its representations, warranties, obligations or duties under the Sale and Servicing Agreement or (4) for any violation of law by the Servicer.

Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

Servicer Termination Events

Servicer Termination Events under the Sale and Servicing Agreement will consist of:

•	any failure by the Servicer to deliver or cause to be delivered any required payment to the Collection Account for distribution to the Noteholders, which failure continues unremedied for two Business Days;

•	any representation or warranty of the Servicer made in any Transaction Document or document delivered pursuant thereto, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer, proves to be incorrect in any material respect, and the incorrectness of such representation, warranty or statement has not have been eliminated or otherwise cured within 30 days after (1) the date of discovery of such failure by a responsible officer of the Servicer or (2) written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been given to the Servicer by the Depositor, either Trustee or the holders of Notes representing at least 25% of the principal amount of the Controlling Class;

•	any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the Servicer’s monthly certificate by the third Business Day immediately preceding the related Payment Date, and which failure continues unremedied for five Business Days;

•	any failure by the Servicer to duly observe or perform any other of its covenants or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Depositor or Noteholders and continues unremedied for 30 days after (1) the date of discovery of such failure by a responsible officer of the Servicer or (2) written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been received by the Servicer from the Depositor, either Trustee or the holders of Notes representing at least 25% of the principal amount of the Controlling Class;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the Servicer.

Consequences of Servicer Termination Event

Following a Servicer Termination Event the Indenture Trustee may, or, at the written direction of holders of Notes representing at least 51% of the principal amount of the Controlling Class, shall, terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement by notice in writing to the Servicer, each Rating Agency, the Asset Representations Reviewer and the Noteholders. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement automatically will pass to and become obligations and responsibilities of, either a Backup Servicer appointed pursuant to the Sale and Servicing Agreement or another successor Servicer appointed pursuant to the Sale and Servicing Agreement. Any such successor Servicer (whether the Backup Servicer or another entity) will have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that such successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. As soon as practicable after the declaration of a Servicer Termination Event, the Indenture Trustee shall notify any Backup Servicer thereof of any notice by the Indenture Trustee to, or direction to the Indenture Trustee from, Noteholders regarding a Servicer Termination Event.

The successor Servicer will be authorized and empowered by the Sale and Servicing Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables, and related documents to show the Indenture Trustee (or the Issuer if the Notes have been paid in full) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer will cooperate with the successor Servicer and with the Indenture Trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under the Sale and Servicing Agreement, including:

•	the transfer to the successor Servicer for administration by it of all money and property held by the terminated Servicer with respect to the Receivables and other records relating to the Receivables, including any portion of any Receivable file, held by the terminated Servicer and a reasonably current computer tape or other electronic storage device containing in readable form all information necessary to enable the successor Servicer to service the Receivables;

•	the prompt transfer of any remaining amounts relating to Receivables in the possession of the Servicer to the Indenture Trustee;

•	the notification of existing Obligors of the new address for payment; and

•	the prompt remittance of any future amounts received by the Servicer with respect to Receivables to the successor.

The terminated Servicer shall also provide the successor Servicer access to personnel and computer records of such terminated Person in order to facilitate the orderly and efficient transfer of servicing duties.

Waiver of Past Servicer Termination Events

The holders of Notes representing at least 51% of the principal amount of the Controlling Class may, on behalf of all Noteholders, waive any Servicer Termination Event and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Principal Distribution Account or the Reserve Account in accordance with the Sale and Servicing Agreement. No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Servicer Termination Event.

Amendment

Receivables Purchase Agreement

The Receivables Purchase Agreement may be amended with the consent of the Indenture Trustee and the holders of Notes representing at least 51% of the principal amount of the Controlling Class; provided, that no such consent is needed for an amendment (1) to amend certain sections of the Receivables Purchase Agreement relating to the FDIC Rule following the effective date of regulations added by Section 941 of the Dodd-Frank Act, (2) to cause the Receivables Purchase Agreement to be amended in accordance with future FDIC Rule amendments or interpretive guidance, (3) to cure any ambiguity or defect, or (4) to correct, supplement, change or eliminate any provisions of the Receivables Purchase Agreement, if, as evidenced by an officer’s certificate of Mechanics Bank or the Depositor or opinion of counsel delivered to the Owner Trustee and the Indenture Trustee or by the satisfaction of the Rating Agency Condition, such amendment will not adversely affect in any material respect the interests of any Securityholder; provided further that no amendment shall (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Securityholders or (B) reduce the percentage of the principal amount of the Controlling Class, or the aggregate percentage interest of the Certificates, required to consent to any amendment, without the consent of the holders of all the outstanding Notes and Certificates affected thereby.

Sale and Servicing Agreement

The Sale and Servicing Agreement may be amended with the consent of the Indenture Trustee and the consent of the holders of Notes representing at least 51% of the principal amount of the Controlling Class; provided, that no consent of the Noteholders will be required for an amendment to cure any ambiguity, to correct or supplement any provision thereof that may be defective or inconsistent with any other provision of the Sale and Servicing Agreement, to add or supplement any credit enhancement arrangement or to add any covenants, restrictions or obligations of the parties to the Sale and Servicing Agreement, or to make other changes that, as evidenced by an officer’s certificate of the Issuer or opinion of counsel or by the satisfaction of the Rating Agency Condition, do not have a material and adverse effect on the interests of the Noteholders nor increase or reduce in any manner the amount, or accelerate or delay the timing, of collections on the Receivables or payments to be made for the benefit of the Noteholders; provided further that, no opinion of counsel or satisfaction of the Rating Agency Condition will be required for an amendment to further clarify or amend certain provisions of the Sale and Servicing Agreement relating to certain reporting obligations under the Exchange Act; provided further that, no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections on payments on the Receivables or payments that are required to be made for the benefit of the Noteholders without the consent of each Noteholder, (2) materially and adversely affect the Owner Trustee’s or the Indenture Trustee’s rights, privileges, indemnities, duties or obligations without the prior written consent of such trustee or (3) significantly change the permitted activities or powers of the Issuer without the consent of the holders of Notes representing at least 51% of the principal amount of the Controlling Class.

Trust Agreement

The Trust Agreement may be amended, upon prior notice to the Rating Agencies, with the consent of the holders of Notes representing at least 51% of the principal amount of the Controlling Class and the consent of the Certificateholders representing a majority of the percentage interests; provided, that no consents of Securityholders will be required if, as evidenced by an officer’s certificate of the Depositor or opinion of counsel or by the satisfaction of the Rating Agency Condition, such amendment would not materially and adversely affect the interests of the Certificateholders and the Noteholders, respectively. Additionally, no Certificateholders’ or Noteholders’ consent will be required for an amendment to cure any ambiguity; correct or supplement any provisions that may be defective or inconsistent with any other provision in the Trust Agreement; add or supplement any credit, liquidity or other enhancement arrangement for the benefit of all Certificateholders; add to the covenants, restrictions or obligations of the Depositor or the Owner Trustee; evidence and provide for the acceptance of the appointment of a successor trustee and add to or change any provisions as shall be necessary to facilitate the administration of the trusts; restrict transfers of the Certificates or as otherwise required to prevent the Issuer from being treated as a “publicly traded partnership” under the Internal Revenue Code; add provisions to, delete or modify the existing provisions of the Trust Agreement to allow the Issuer to acquire and issue securities backed by other assets, subject to satisfaction of the Rating Agency Condition with respect thereto; and provided further that no amendment may (1) increase or reduce the amount, or accelerate or delay the timing, of collection on payments on the Receivables and other collateral or payments that are required to be made for the benefit of the Noteholders without the consent of each Noteholder, (2) materially and adversely affect the Owner Trustee’s own rights, privileges, indemnities, duties or obligations without the prior written consent of the Owner Trustee or (3) significantly change the permitted activities or powers of the Issuer without the consent of the holders of Notes representing at least 51% of the principal amount of the Controlling Class.

Indenture

The Issuer, together with the Indenture Trustee, may, without the consent of the Noteholders, but subject to satisfaction of the Rating Agency Condition, execute a supplemental Indenture for the purpose of, among other things:

•	to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

•	to evidence the succession, in compliance with the Indenture, of another person to the Issuer and the assumption by any such successor of the covenants of the Issuer contained in the Indenture and in the Notes;

•	to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power conferred upon the Issuer in the Indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

•	to cure any ambiguity, to correct or to supplement any provision of the Indenture or in any supplemental Indenture which may be inconsistent with any other provision in the Indenture or any supplemental Indenture or in any prospectus or any other transaction document;

•	to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental Indenture;

•	to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trust under the Indenture by more than one trustee; or

•	to amend the provisions of the Indenture to bring it into compliance with any FDIC Rule amendment or interpretative guidance; or

•	to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (1) the transfer to the Issuer of all or any portion of the Receivables to be derecognized under U.S. generally accepted accounting principles by Mechanics Bank to the Issuer, (2) the Issuer to avoid becoming a member of Mechanics Bank’s consolidated group under U.S. generally accepted accounting principles or (3) Mechanics Bank or any of its affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle (whether now or in the future in effect); or

•	to modify, eliminate or add such provisions as may be necessary to effect the qualification of the Indenture under, or as may be otherwise required by, the Trust Indenture Act, or any similar federal statute subsequently enacted, or any rules and regulations of the Commission related thereto;

provided, however, that no such supplemental Indenture may materially adversely affect the interests of any Noteholder.

The Issuer and the Indenture Trustee, may, with the consent of the holders of Notes representing at least 51% of the principal amount of the Controlling Class and subject to satisfaction of the Rating Agency Condition, enter into one or more supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, that the issuing entity shall have received an opinion of counsel as to certain federal and state income tax matters; and provided, further, that no such supplemental Indenture may without the consent of all Noteholders, to the extent any such person is materially and adversely affected by such supplemental Indenture:

•	change the Final Scheduled Payment Date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the Issuer to payment of principal and interest on the Notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payments;

•	reduce the percentage of the principal amount of the Notes of the Controlling Class, the consent of the holders of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•	modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, any other Obligor on the Notes, Mechanics Bank, the Depositor, the Servicer or any of their respective affiliates;

•	modify or alter the definition of Controlling Class or any other provision of the Indenture specifying the number or percentage of Noteholders required to waive, amend or modify any rights;

•	reduce the percentage of the principal amount of the Controlling Class of Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Issuer after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

•	modify any provision of the sections of the Indenture which specify the applicable percentage of the principal amount of the Notes of the Controlling Class necessary to amend the Indenture or any other documents relating to the Issuer, except to increase any such or to provide that certain additional provisions of the Indenture or other documents relating to the Issuer cannot be modified or waived without the consent of holders of each Note affected thereby;

•	affect the calculation of the amount of interest or principal payable on any Note on any Payment Date, including the calculation of any of the individual components of such calculation;

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the Indenture.

A supplemental Indenture will be deemed not to materially adversely affect the interests of any Noteholder if:

•	the Rating Agency Condition has been satisfied with respect to the supplemental Indenture; and

•	the person requesting the supplemental Indenture delivers to the Indenture Trustee an officer’s certificate or an opinion of counsel to the effect that such supplemental Indenture would not materially and adversely affect the interests of any Noteholder.

Administration Agreement

The Administration Agreement may be amended with the consent of the holders of Notes representing at least 51% of the principal amount of the Controlling Class; provided that no consent of the Noteholders will be required for an amendment adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the Securityholders, provided that, as evidenced by an officer’s certificate of the Issuer or opinion of counsel or by the satisfaction of the Rating Agency Condition, no such amendment shall materially and adversely affect the interests of any Securityholder.

Termination

The Indenture will be discharged with respect to the collateral securing the Notes upon:

•	delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable on the final scheduled payment date of the most junior class of notes within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at expense of the Issuer, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes;

•	payment by the Issuer of all amounts due under the Indenture and the other Transaction Documents; and

•	delivery to the Depositor and Indenture Trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

The Administration Agreement

Mechanics Bank will be the Administrator of the Issuer under the Administration Agreement. The Administrator will provide notices on behalf of the Issuer and perform certain ministerial duties of the Issuer and the Owner Trustee under the Transaction Documents. However, except as otherwise provided in the Transaction Documents, the Administrator will have no obligation to make any payment required to be made by the Issuer under any such document. The Administrator will monitor the performance of the Issuer and will advise the Owner Trustee when action is necessary to comply with the duties and obligations of the Issuer and the Owner Trustee under such documents. In furtherance of the foregoing, the Administrator will take all appropriate action that is the duty of the Issuer and the Owner Trustee to take pursuant to such documents. The Administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer.

MATERIAL LEGAL ISSUES RELATING TO THE RECEIVABLES

Rights and Security Interests in the Receivables

The transfer of the Receivables by Mechanics Bank to the Depositor, and by the Depositor to the Issuer, the pledge thereof to the Indenture Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC and certificate of title acts as in effect in various states.

At least 90% of the Receivables of the Issuer are expected to be “tangible chattel paper” as defined in the UCC, unless a lower percentage is expressly permitted by the Rating Agencies. Under the UCC, for most purposes, a sale of tangible chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. Mechanics Bank and the Depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Depositor and the Issuer in the Receivables. The Servicer will hold the Receivables, either directly or through a subservicer, as custodian for the Indenture Trustee or Owner Trustee, as applicable, and the Issuer. The Depositor will take all action that is required to perfect the rights of the Trustees and the Issuer in the Receivables. However, the Receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the Issuer. If, through inadvertence or otherwise, another party purchases or takes a security interest in the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Issuer’s interest, the purchaser or secured party will acquire an interest in the Receivables superior to the interest of the Issuer. The Depositor and the Servicer will be obligated to take those actions which are necessary to protect and perfect the Issuer’s interest in the Receivables and their proceeds.

Some of the Receivables may be evidenced by electronic installment sale contracts and installment loans, which are classified as “electronic chattel paper” under the UCC. A security interest in electronic chattel paper is perfected through the secured party maintaining control of the electronic chattel paper or by filing. In the event that the Issuer owns electronic installment sale contracts or loans, and in the event the Issuer has a security interest perfected by filing, another person could acquire an interest in that form of Receivable that is superior to the Issuer’s interest in such a Receivable if the Issuer loses control over the authoritative copy of the related electronic installment sale contract or installment loan and another party purchases that Receivable without knowledge of the Issuer’s security interest. The Issuer could lose control over an electronic installment sale contract or installment loan if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker’s actions, a person other than the Issuer were able to modify or duplicate the authoritative copy of that contract or loan. We cannot assure you that the Servicer’s system will maintain control over the Issuer’s electronic installment sale contracts or installment loans.

The law governing the perfection of a security interest in electronic installment sale contracts by control was relatively recently enacted and has been recently amended. As a result, there is a risk that any systems employed by the Servicer to maintain control of the electronic installment sale contracts and installment loans may not be sufficient as a matter of law to create in favor of the Issuer a perfected security interest in the Receivables evidenced by such contracts and loans.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles

In all states in which the Receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the Receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a Financed Vehicle is perfected by obtaining the certificate of title to the Financed Vehicle or the notation of the secured party’s lien on the Financed Vehicle’s certificate of title.

Generally, Mechanics Bank maintains its lien on Financed Vehicles in California solely in the electronic records of the California Department of Motor Vehicles. Mechanics Bank follows similar procedures for Financed Vehicles in Arizona and Texas. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the Obligor and not the lienholder or a third-party servicer.

Mechanics Bank will warrant to the Depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Vehicles related to each Receivable each has originated. If Mechanics Bank fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a Financed Vehicle, the Indenture Trustee may not have a perfected first priority security interest in that Financed Vehicle. In some jurisdictions, the Indenture Trustee may not have a perfected security interest in the related Financed Vehicle even if Mechanics Bank had timely taken appropriate action to have the appropriate governmental office process the notation of security interest on the certificate of title but the appropriate governmental office unduly delayed in effectuating such notation beyond the period provided under applicable law for temporary automatic perfection of the security interest in a Financed Vehicle prior to the notation of the lien on the certificate of title for such vehicle.

If Mechanics Bank did not take the steps necessary to cause the security interest of Mechanics Bank to be perfected as described above until more than 20 days after the date the related Obligor received possession of the Financed Vehicle, and the related Obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the Obligor under the related Receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case Mechanics Bank and subsequently, the Depositor, the Issuer and the Indenture Trustee would be treated as unsecured creditors of such Obligor.

Perfection of Security Interests in Financed Vehicles

Mechanics Bank will sell the Receivables and assign its security interest in each Financed Vehicle to the Depositor. The Depositor will sell the Receivables and assign the security interest in each Financed Vehicle to the Issuer which will in turn pledge its rights in the Receivables and the security interest in each Financed Vehicle to the Indenture Trustee. However, because of the administrative burden and expense of retitling, the Servicer, the Depositor and the Issuer will not amend any certificate of title to identify the Issuer (or the Indenture Trustee or its assignees) as the new secured party on the certificates of title relating to the Financed Vehicles. Accordingly, Mechanics Bank will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. In most states, assignments such as those under the transaction documents relating to the Issuer are an effective conveyance of the security interests in the Financed Vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the Issuer as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the Issuer could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the Issuer and the Indenture Trustee.

In the absence of fraud, forgery or neglect by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of Mechanics Bank generally will be sufficient to protect the Issuer against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Mechanics Bank has failed to perfect the security interest assigned to the Issuer, that security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

In most states, if a security interest in a Financed Vehicle is perfected by any method under the laws of one state, and the Financed Vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a Financed Vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that Financed Vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that Financed Vehicle has not been perfected under the laws of that other state within four months after it became covered by a certificate of title statute of the other state. A majority of states require that the certificate of title be surrendered in order to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can affect the re-registration.

If the Financed Vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the Financed Vehicle, then in the absence of clerical errors or fraud the Servicer would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation.

If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, Mechanics Bank take steps to effect re-perfection upon receipt of notice of registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Receivable sells a Financed Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.

Under the Sale and Servicing Agreement, the Servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer will authorize the Servicer to take such steps as are necessary to re-perfect the security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a Financed Vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The Depositor will represent in the Sale and Servicing Agreement that, as of the Closing Date, no state or federal liens exist with respect to any Financed Vehicle. However, liens could arise, or a confiscation could occur, at any time during the term of a Receivable. It is possible that no notice will be given to the Servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the Closing Date would not give rise to Mechanics Bank’s repurchase obligations.

Enforcement of Security Interests in Financed Vehicles

The Servicer on behalf of the Issuer may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the Issuer’s Receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan or contract by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. Following a default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract or loan. In addition, the UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some states, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

The Obligor on each Receivable is a natural person resident in the United States. Mechanics Bank will warrant in the Receivables Purchase Agreement that, as of the relevant Cutoff Date, no Obligor is a debtor in a bankruptcy case. However, there is no assurance that an Obligor would not become a debtor in a bankruptcy case following the Cutoff Date. If an Obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the Obligor’s obligations to repay amounts due on its Receivable, provided, however, resort to the motor vehicle collateral for the Receivable should be permitted at least as to the value of that collateral.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Families Financial Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle installment sale acts, retail installment sale acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Indenture Trustee to enforce consumer finance contracts such as the Receivables.

The Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” created the CFPB, a federal agency that is responsible for administering and enforcing the laws and regulations applicable to consumer financial products and services. The CFPB is intended to exercise meaningful oversight of all providers of consumer financial products in order to police compliance with substantive consumer protection requirements and to promote transparency for consumers to understand the price and the risk of products in order that they may make direct comparisons from one product to another. The CFPB has succeeded to some consumer protection functions of other regulatory agencies such as the Federal Trade Commission and has supervisory and limited examination authority over certain depository institutions and other financial institutions. Although Mechanics Bank is not presently subject to CFPB examination, the actions taken by the CFPB may influence enforcement actions and positions taken by other federal and state regulators, including those with jurisdiction over Mechanics Bank and its subsidiaries. In the event Mechanics Bank’s total assets exceed $10 billion in the future, Mechanics Bank would become subject to supervision, examination and enforcement by the CFPB.

On June 10, 2015, the CFPB issued a final rule expanding its authority to larger non-bank participants in the automobile financing market. While the rule is not applicable to Mechanics Bank, it indicates a focus by the CFPB on the area of auto finance more generally. The CFPB has stated that it will seek to oversee compliance by such participants with federal consumer financial laws, including the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Consumer Leasing Act, and the Dodd-Frank Acts prohibition on unfair, deceptive, or abusive acts or practices. Its examinations of such participants will focus, among other things, on whether participants are fairly marketing and disclosing finance terms, providing accurate information to credit bureaus, treating customers fairly when collecting debts and lending fairly.

On March 21, 2013, the CFPB issued an interpretive guidance addressing compliance of indirect auto lenders (such as Mechanics Bank) with the Equal Credit Opportunity Act. The guidance specifically addresses indirect auto lenders’ policies of permitting dealers to increase consumer interest rates and then compensating dealers with share of the increased interest revenues. In CFPB’s view, the incentives these policies provide, and the discretion they permit, create a significant risk that these policies may result in pricing disparities on the basis of race, national origin, and potentially other prohibited bases, which may under certain circumstances subject an indirect auto lender to liability under the Equal Credit Opportunity Act and Regulation B. Accordingly, the CFPB advised in its guidance that indirect auto lenders should take appropriate steps to ensure compliance with the Equal Credit Opportunity Act and Regulation B, such as imposing controls on dealer markup and compensation policies, monitoring and addressing the effects of those policies as described in the guidance, so as to address unexplained pricing disparities on prohibited bases; or eliminating dealer discretion to mark up buy rates and fairly compensating dealers using another mechanism.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the Obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the Obligor under the contract or loan, and the holder of the contract or loan may also be unable to collect any balance remaining due thereunder from the Obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the Receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the Issuer, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable.

If an Obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the Receivables Purchase Agreement and the Sale and Servicing Agreement, and would create an obligation of Mechanics Bank to repurchase the Receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Under the Receivables Purchase Agreement, Mechanics Bank will warrant to the Depositor, who will in turn assign its rights under the Receivables Purchase Agreement to the Issuer under the Sale and Servicing Agreement, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Issuer for violation of any law and that claim materially and adversely affects the Issuer’s interest in a Receivable, the violation would constitute a breach of the warranties of Mechanics Bank under the Receivables Purchase Agreement and would create an obligation of Mechanics Bank to repurchase the Receivable unless the breach is cured.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of such Obligor’s Receivable (including a borrower who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor’s active duty status (and possibly longer), unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Servicemembers Civil Relief Act is forgiven. The Servicemembers Civil Relief Act applies to Obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Servicemembers Civil Relief Act. Because the Servicemembers Civil Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be affected by the Servicemembers Civil Relief Act. In addition, the ongoing military operations of the United States in Afghanistan and other countries may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Servicemembers Civil Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in collections resulting from the application of the Servicemembers Civil Relief Act or similar legislation or regulations which would not be recoverable from the Receivables or from amounts on deposit in the reserve account, would result in a reduction of the amounts distributable to the Noteholders. In addition, the Servicemembers Civil Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor’s period of active duty status, and, under certain circumstances, during an additional nine month period thereafter. Also, California law imposes similar limitations during the Obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Servicemembers Civil Relief Act or similar state legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on your Notes. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from the application of the Servicemembers Civil Relief Act or similar state legislation or regulations may result in delays in payments or losses on your Notes.

In addition, the California Relief Act provides a California member of the United States Military Reserve or National Guard of California the right to defer payment of principal and interest on certain financial obligations incurred prior to being called to active duty in connection with the conflicts in Iraq or Afghanistan. Deferral of principal and interest payments requires an affirmative request by the member or his or her designee. The right to defer payment applies once requested if the member demonstrates, at the financial institution’s request, that the member’s employer does not provide continuing income to the member while on active military duty, including the member’s military pay, of more than 90 percent of the member’s monthly salary and wage income earned before being called to active duty. The covered obligations include installment sale contracts and automobile loans. If the member is entitled to defer payment, the full amount of the monthly principal and interest payment otherwise due is deferred the lesser of (a) 180 days or (b) until active duty is completed plus six days thereafter. The deferral only applies to payments that come due following commencement of active duty. In addition to the payment deferral, the maturity date of the financial obligation is extended a number of months equal to the monthly payment deferral. No penalty may be assessed nor may interest accrue on the unpaid principal being deferred. No other adverse action can be taken as to the member or the collateral for the financial obligation as to which payment has been deferred. We are not aware of the number of Obligors who are currently members of the United States Military Reserve or National Guard of California who may hereafter be called to active duty and be entitled to request deferral under the California Relief Act.

Finally, the State of Texas, by statute, prohibits lenders from engaging in collection activities against borrowers who are active members of the armed forces of the United States or the Texas National Guard, as well as such members’ spouses. The statute also prohibits a lender from garnishing the wages of a borrower who is a member of the United States military of the member’s spouse.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts available to the Noteholders from the credit enhancement provided for under the transaction documents, could result in losses to the Noteholders.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or loan or change the rate of interest and time of repayment of the indebtedness.

Furthermore, Subtitle F of Section 670 of the John Warner National Defense Authorization Act for Fiscal 2007 (codified at 10 U.S.C. § 49), subject to certain exemptions for the financing of the purchase of vehicles, (i) places a cap on annual interest rates of 36% on loans made to U.S. military personnel, (ii) creates restrictive conditions under which a member of the U.S. military or such person’s dependents may be extended credit and (iii) prohibits restrictions on prepaying loans made to members of the U.S. military.

MATERIAL INSOLVENCY ASPECTS OF THE OFFERING

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in the offering of the Notes:

•	The FDIA provides that the FDIC can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent or is in an unsound condition. Thus, if these circumstances occur with respect to Mechanics Bank, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator). This could affect Mechanics Bank as Sponsor, Servicer and Administrator.

•	The Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. Mechanics Bank would not be eligible to be a debtor under the Bankruptcy Code, but each of Bancorp and the Depositor would be eligible debtors. Although there is some question as to whether an issuer that is a statutory trust would qualify as a “person” under the Bankruptcy Code, you should assume that an issuer that is a statutory trust would be eligible to be a debtor in a bankruptcy case.

•	Title II of the Dodd-Frank Act creates an Orderly Liquidation Authority pursuant to which the FDIC is authorized to act as receiver of a covered financial institution, if the Secretary of the Treasury made several determinations, including that the covered financial institution was in default or in danger of default and that its failure and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States. Mechanics Bank does not believe that it would be subject to the Orderly Liquidation Authority.

Consequences of Insolvency Regimes for Payments on the Notes

The FDIC, as receiver under the FDIA, and a bankruptcy trustee or a debtor-in-possession under the Bankruptcy Code, have broadly similar powers. The exercise of these powers could result in losses or delays in payment on the Notes.

If the offering failed to qualify for the safe harbor described under “—FDIC Rule and Risk Retention”, the FDIC as receiver under the FDIA could assert that Mechanics Bank’s sale of Receivables to the Depositor should be recharacterized as a pledge of the Receivables to secure a borrowing of Mechanics Bank, and the FDIC could seek to recover or reclaim the Receivables.

The possibility also exists that the FDIC as receiver could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Depositor and, in turn, the Issuer with the assets and liabilities of Mechanics Bank.

Independently or in conjunction with the assertion of either of these positions, the FDIC as receiver could seek to:

•	repudiate the obligations of Mechanics Bank under the Transaction Documents;

•	require the Issuer, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Mechanics Bank; or

•	impose a statutory injunction that would automatically prevent the Indenture Trustee and other transaction parties from exercising their rights, remedies and interests under the transaction documents for up to 90 days.

In addition to an FDIA receivership of Mechanics Bank, it is possible that the Depositor or the Issuer could become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	enforce the “Automatic Stay” to prevent creditors from exercising remedies against a debtor;

•	effect a substitution of collateral in certain circumstances; or

•	assert that the Issuer does not have a perfected security interest in (a) the Receivables, (b) one or more of the Financed Vehicles or (c) any cash collections held by the Servicer at the time the Servicer becomes the subject of a bankruptcy proceeding.

Bankruptcy of the Issuer

It is unclear as to whether the Issuer will be eligible to be the subject of a bankruptcy case. If it is, then the Issuer may be subject to a liquidation or reorganization under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to “include” a “corporation” and “corporation” to “include” a “business trust”. The legislative history of the Bankruptcy Code, however, indicates that the term “Person” does not otherwise include a trust. Therefore, the Issuer’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a “business trust” by the court determining eligibility.

Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the Issuer engages in activities that will qualify it as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The Issuer is structured as an enterprise for profit. Interests in the Issuer may be sold and transferred. The Issuer will acquire financial assets from the Depositor, sell Notes and Certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the Noteholders, Certificateholders, Mechanics Bank, the Depositor and the Servicer.

If the Issuer were to be subject to bankruptcy proceedings, Noteholders could experience losses or delays in the payments on the Notes as explained above. If, on the other hand, a court were to find that the Issuer does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the Issuer that are predicated on the Issuer being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Measures to Avoid Insolvency of Special Purpose Entities

The transaction documents contain provisions, and the Issuer has taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely in the case of either (a) a receivership of Mechanics Bank under the FDIA or (b) a voluntary or involuntary case in which the Issuer was the debtor under the Bankruptcy Code or similar applicable State laws, that a court would approve consolidation of the assets and liabilities of the Issuer with those of Mechanics Bank. These steps include the creation of the Issuer under its respective formation documents as a limited-purpose entity that is subject to various limitations. These limitations include restrictions on the nature of the business of the Issuer and a restriction on the ability of the Issuer to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the Depositor, the unanimous affirmative vote of all of its managers (i.e., persons acting in an analogous capacity to the directors or a corporation) or, in the case of the Issuer, the approval of the Noteholders and the Certificateholders. The Depositor is required to have at least one manager who qualifies under its limited liability agreement as an “Independent Manager”. There can be no assurance that the measures described herein will be effective or that they will prevent the Issuer from being subject to an FDIC receivership.

The Transaction Documents will contain covenants pursuant to which the Indenture Trustee, the Servicer and the Sponsor, as the case may be, agree not to acquiesce, petition, invoke or otherwise cause the Depositor or the Issuer to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all Notes.

FDIC Rule and Risk Retention

FDIC Rule

The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). See “—Consequences of Insolvency Regimes for Payments on the Notes” for a discussion of the FDIC’s powers. There are two safe harbors that could apply to the transactions described in this prospectus. One safe harbor applies to transactions that meet the conditions for sale accounting treatment, and the other applies to transactions that do not meet the conditions for sale accounting treatment. It is not clear whether the FDIC would evaluate the accounting treatment on the Closing Date, the date of insolvency or another date.

To qualify for a safe harbor, the securitization or participation must satisfy the preconditions specified for that type of transaction. If one or more of these preconditions are not met, the limitations imposed by the FDIC Rule on the FDIC’s powers would not apply. The preconditions imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways and impose obligations on one or more of the Issuer and the Depositor (which entities are jointly considered to be the “Issuer” for purposes of the FDIC Rule), the Servicer and the Sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, the Indenture will contain a covenant, known as the “FDIC Rule Covenant”, that contains the requisite provisions and that obligates the Issuer to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the Servicer or the Sponsor. The Transaction Documents will obligate each of the Depositor, the Sponsor and the Servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the Issuer to perform its obligations under the FDIC Rule Covenant will not constitute an Event of Default, nor will the failure of the Servicer to perform its obligations under the FDIC Rule Covenant constitute a Servicer Termination Event. However, the Noteholders and the Indenture Trustee will retain the right to exercise any other remedies permitted by the Indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the depository institution, whether as Servicer, Sponsor or otherwise. If the transaction satisfies the conditions for sale accounting treatment, then the FDIC could disaffirm or repudiate the ongoing contractual obligations of Mechanics Bank as Servicer, including its obligation to repurchase certain Receivables. However, the FDIC could not seek to reclaim or recover the Receivables or other financial assets transferred to the Issuer. If the transaction does not satisfy the conditions for sale accounting treatment, and the FDIC becomes the Servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the Indenture Trustee (at the direction of the holders of Notes representing at least 25% of the principal amount of the Controlling Class), the Servicer or a Noteholder will be entitled to deliver a notice to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. If the FDIC does not cure the monetary default within ten Business Days, then the FDIC will have consented to the exercise of those contractual rights. However, the FDIC is not required to take any action other than providing consents, waivers and execution of transfer documents.

Another series of events for a transaction that does not satisfy the conditions for sale accounting could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten Business Days or to permit the exercise of contractual rights. If the FDIC elects to pay damages, it is obligated to pay Noteholders an amount equal to the par value of the Notes outstanding on the date of appointment of the FDIC, less any payments of principal received by the Noteholders through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the Transaction Documents to the extent actually received through collections received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the Indenture will provide that the Indenture Trustee, at the direction of the Servicer, should apply available funds from the reserve account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released”. If the FDIC were to assert successfully that the lien of the Indenture Trustee on the reserve account, the principal distribution account and the reserve account were released and the assets in those accounts were transferred to the FDIC, then Noteholders would suffer a loss.

Damages paid by the FDIC will be distributed to Noteholders on the earlier of the next Payment Date on which such damages could be distributed and the earliest practicable date that the Indenture Trustee could declare a special payment date, subject to applicable provisions of the Indenture, applicable law and the procedures of any applicable clearing agency. The Indenture Trustee will be authorized and instructed to maintain possession and control of any reserve account, principal distribution account and collection account and all amounts on deposit therein. If the date on which damages are to be distributed to Noteholders is not a regular Payment Date, then the amount of interest payable to the Noteholders will be prorated to such date, as will be provided in the Indenture. The Servicer will instruct the Indenture Trustee to use amounts on deposit in the reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to Noteholders.

The transfers by Mechanics Bank of the Receivables and the issuance by the Issuer of the Notes are intended to satisfy all the applicable conditions of the FDIC Rule, and the Issuer will state in the Indenture its belief that those preconditions will have been met. As the FDIC Rule is a recently adopted and untested regulation, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuer determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then the Issuer and the Indenture Trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance. No Noteholder consent will be required.

Risk Retention

One of the preconditions imposed by the FDIC Rule is a “risk retention” requirement. The risk retention that will be held by the Depositor on behalf of the Sponsor as described under “Credit Risk Retention” in this Prospectus will satisfy the FDIC Rule’s risk retention requirement. The Sponsor must also give notice to the Noteholders within a reasonable time after the Sponsor changes the amount or the terms under which credit risk is retained, and the parties to the Indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation’s minimum requirements without Noteholder consent.

EU Capital Requirements Regulation

The CRR places certain restrictions on the ability of a credit institution or investment firm regulated by the national authorities of a member state of the EEA and its consolidated group affiliates to invest in securitizations (as defined in the CRR). The CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

The CRR allows a CRR Investor to invest in securitizations only if the sponsor, originator or original lender has explicitly disclosed to that CRR Investor that it will retain, on an ongoing basis, a specified minimum (5%) net economic interest in the securitization transaction in the manner contemplated by Article 405 of the CRR. Prior to investing in a securitization, and while it holds that investment, a CRR Investor must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features, including the underlying securitization exposures, by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406.

Furthermore, AIFMD and Solvency II contain requirements similar to those set out in Articles 405 and 406 of the CRR and apply, respectively, to EEA regulated alternative investment fund managers which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds and EEA regulated insurance/reinsurance undertakings. While such requirements are similar to those which apply under the CRR, they are not identical and, in particular, additional due diligence obligations apply to the relevant alternative investment fund managers and insurance/reinsurance undertakings.

Similar requirements are anticipated (subject to the adoption of the proposed legislation referred to below) to apply in the future to investment in securitizations by EEA regulated management companies and funds regulated pursuant to the to the UCITS Directive and EEA institutions for occupational retirement provision regulated pursuant to EU Directive 2003/41/EC. When implemented, such requirements may apply to investment in securities already issued, including the Notes offered hereby.

For the purposes of this Prospectus, the EU risk retention requirements discussed above are referred to as “EU Retention Rules” and any investor subject to the EU Retention Rules, including CRR Investors, is referred to as an “Affected Investor”.

On September 30, 2015, the European Commission published a legislative proposal for an EU regulatory framework for securitization that would repeal the current EU Retention Rules and replace them with a single regime that would apply to the various types of regulated institutional investors. Until the proposed regulatory framework is considered and adopted by the European Parliament and Council, it is not possible to tell what effect it might have in relation to investments in the Notes offered by this Prospectus. Investors should be aware that there are material differences between the current risk retention and due diligence requirements and the proposed new requirements. The proposed legislation may also enter into force in a form that differs from the published proposals and drafts. Prospective investors are themselves responsible for monitoring and assessing any changes to the EU Retention Rules.

Notwithstanding the Sponsor’s retention of an economic interest in the credit risk of the Receivables for the purposes of the FDIC Rule, none of the Sponsor, the Depositor, the Issuer, the Underwriters nor any other party to the transaction, as an originator, sponsor or original lender or otherwise, is required or intends to retain a material net economic interest in the securitization described in this Prospectus for the purposes of the EU Retention Rules or to provide any additional information that may be required to enable an Affected Investor to satisfy the due diligence and ongoing monitoring requirements of any EU Retention Rules.

With respect to an investment in the Notes, a failure by an Affected Investor to comply with one or more requirements for an investment in a securitization set forth in the applicable EU Retention Rules may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of that investor or the imposition of other regulatory sanctions. In addition, EU Retention Rules and any other changes to the regulation or regulatory treatment of the Notes may negatively impact the regulatory position of Affected Investors and have an adverse impact on the value and liquidity of the Notes. Potential purchasers of the Notes should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with EU Retention Rules or other applicable regulations and the suitability of the Notes for investment. None of the Sponsor, the Depositor, the Issuer and any other party to the transaction makes any representation to any prospective investor or purchaser of the Notes regarding the regulatory treatment of their investment in the Notes on the Closing Date or at any time in the future.

LEGAL PROCEEDINGS

As of the date hereof, none of the Sponsor, Depositor, Owner Trustee, Indenture Trustee, Issuer or Servicer is a party to any legal proceedings that are material to its business, to the Noteholders or Certificateholders, and no legal proceedings are pending as to any property of any of such persons that is material to this transaction, to any of such persons or its property or to the Noteholders or Certificateholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of Notes to investors who purchase Notes in an initial distribution and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The summary does not purport to deal with all United States federal income tax consequences applicable to all categories of Noteholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the Notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Sidley Austin LLP, as federal tax counsel to the Issuer, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Issuer, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to the Issuer and the Notes and related terms, parties and documents applicable to the Issuer. The IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Unless otherwise specified, the following summary relates only to Noteholders that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A Noteholder that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of Notes.

Sidley Austin LLP, as federal tax counsel to the Issuer, is of the opinion that:

•	Assuming compliance with all of the provisions of the applicable agreement and no changes in applicable tax regulations, for federal income tax purposes:

(1)	the Notes will be characterized as debt if held by persons other than the beneficial owner of 100% of the equity of the Issuer or by an affiliate of such beneficial owner for such purposes;

(2)	the Issuer will be classified as a fixed investment trust that is treated as a grantor trust; and

(3)	the Issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	Therefore the Issuer will not be subject to an entity level tax for federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Tax Characterization of the Issuer as a Grantor Trust

General. In the opinion of Sidley Austin LLP, federal tax counsel to the Issuer, an issuer that is treated as a grantor trust for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the Issuer itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer’s taxable income would include all its income on the Receivables and may possibly be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

If the Issuer were classified as a partnership for federal income tax purposes, then the provisions of the Bipartisan Budget Act of 2015 would apply for taxable years beginning in 2018. Under the Budget Act, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuer will have the authority to utilize, and intend to utilize, any exceptions available under the Budget Act so that the persons treated as the Issuer’s partners, to the fullest extent possible, rather than the Issuer itself, will be liable for any taxes arising from audit adjustments to the Issuer’s taxable income if the Issuer is treated as a partnership.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The Depositor will agree, and the Noteholders and beneficial owners of Notes will agree by their purchase of Notes or beneficial interests therein, as the case may be, to treat the Notes as debt for federal income tax purposes. In the opinion of Sidley Austin LLP, assuming compliance with all of the provisions of applicable agreements and no changes in applicable tax regulations, the Notes will be classified as debt for federal income tax purposes if held by persons other than the beneficial owner of 100% of the equity of the Issuer or by an affiliate of such beneficial owner for such purposes. The discussion below assumes that this characterization is correct.

Tax Regulations for Related-Party Note Acquisitions. The United States Treasury and the IRS recently issued Treasury Regulations under Section 385 of the Internal Revenue Code that address the debt or equity treatment of instruments held by certain parties related to the issuer. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Prospective investors in the Notes should be aware that, if they purchase Notes, they may be restricted from investing in the equity of the Issuer through certain affiliates that are generally United States persons for United States federal income tax purposes, and should note that the Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of the new rules.

Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include any OID in income, as capital gain, on a pro rata basis, as principal payments are made on the note. A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

The following summary is a general discussion of the United States federal income tax consequences of the purchase, ownership and disposition of “Discount Notes,” which are Notes that are issued with OID. For U.S. federal income tax purposes, a Note will be treated as issued with OID if the issue price of the Note exceeds its SRPM by more than a specified de minimis amount, which is generally 1/4 of 1% of the Note’s SRPM multiplied by the Note’s weighted average maturity. In the case of a class of Discount Notes, the issue price is the first price at which a substantial amount of such class of Discount Notes is sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). A Discount Note’s SRPM is the sum of all payments provided by the Discount Note (other than payments of “qualified stated interest,” which generally means stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or qualified variable rate).

A holder of a Discount Note must include OID in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the holder’s regular method of tax accounting. The amount of OID included in income by the initial holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the Discount Note is held. In the case of the Discount Notes, OID will be determined in accordance with the PAC Method. The accrual period for the Discount Notes will be the monthly period (or shorter period from the date of original issue) ending on the day before each Payment Date.

Calculation of the adjusted issue price of a Discount Note (and hence the accrual of OID) will be based on a pre-payment assumption made with regard to the underlying collateral as of issuance. The prepayment assumption to be used for purposes of determining the OID accrual on the Discount Notes is 1.3%. No representation, however, is made that the underlying collateral will prepay at that speed or any other speed. Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that prepayments on the underlying collateral is occurring at a rate that is faster or slower than that assumed under the prepayment rate. If the OID accruing on a Discount Note is negative for any period, a holder of the Discount Note will be entitled to offset such negative accruals only against future positive OID accruals on the Discount Note.

Market Discount. A Noteholder that purchases a Note for an amount that is less than its issue price will be treated as having purchased the Note at a “market discount,” unless the amount of market discount is less than a specified de minimis amount. Under the market discount rules, a holder is required to treat any payment of SRPM and any gain realized on the sale, exchange, retirement or other disposition of, the Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount that has not previously been included in income and is treated as having accrued on such Note at the time of the payment or disposition. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue market discount on a constant yield basis.

A Noteholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because unless a holder elects to take market discount into income currently, a current deduction is only allowed to the extent the interest expense exceeds the market discount. If such election is made with respect to a Note, then the holder will be deemed to have elected to include market discount currently with respect to all market discount debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Acquisition Premium. A Noteholder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts of SRPM payable on the Note after the purchase date, is considered to have purchased the Discount Note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that the holder must include in income with respect to the Discount Note for a taxable year (or portion thereof) is reduced (but not below zero) by the portion of the acquisition premium properly allocable to that taxable year (or portion thereof).

Premium. If a holder purchases a Note for an amount that is greater than the sum of all amounts of SRPM payable on the Note after the purchase date, such holder is considered to have purchased the Discount Note with “amortizable bond premium” equal in amount to such excess. A holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. If such election is made with respect to a Note, then the holder will be deemed to have elected to amortize bond premium with respect to all premium debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to OID, subject to certain limitations and exceptions. If this election is made with respect to a Note having market discount, then the holder will be deemed to have elected to accrue market discount with respect to all market discount debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter. If this election is made with respect to a Discount Note having amortizable premium, then the holder will be deemed to have elected to amortize premium with respect to all premium debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter. This election may be revoked only with the consent of the IRS.

Sale or Other Disposition. If a Noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular Noteholder will equal the holder’s cost for the note, increased by any market discount and OID previously included by the Noteholder in income with respect to the note and decreased by the amount of amortizable bond premium, if any, previously taken and by the amount of payments of SRPM previously received by the Noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

Medicare Tax. Certain United States holders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the Notes. United States holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.

Foreign Holders. Interest payments (including OID) made, or accrued, to a Noteholder who is a Foreign Person that is an individual or corporation for United States federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest (including OID) is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the Issuer or the Depositor (including a holder of 10% of the outstanding Certificates, if any), a “controlled foreign corporation” with respect to which the Issuer or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold United States tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN, IRS Form W-8BEN-E or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address. In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN, IRS Form W-8BEN-E or substitute form provided by the Foreign Person that owns the note. If such interest (including OID) is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest (including OID) paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty. If the interest (including OID) is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest (including OID) at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in case of Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Internal Revenue Code, commonly referred to as “FATCA”, generally impose a 30% withholding tax on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a “foreign financial institution,” unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a withholding tax of 30% on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a non-financial foreign entity unless such entity provides the withholding agent with certain certifications or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. These rules currently apply to impose withholding with respect to payments of interest (including OID) and will apply to impose withholding with respect to payments of gross proceeds of a disposition of a debt instrument after December 31, 2018.

Prospective investors are urged to consult their own tax advisors regarding the potential application of the FATCA provisions to an investment in the Notes.

Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuer will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin LLP, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of Sidley Austin LLP, the Issuer would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Payments on the Notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders could be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses. Prospective investors should consult their own tax advisors regarding the consequences to them if the Notes were not treated as debt for federal income tax purposes.

CERTAIN STATE TAX CONSEQUENCES

The activities of servicing and collecting the Receivables will be undertaken by the Servicer. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of securities in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that Noteholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes.

The federal and state tax discussions set forth above are included for information purposes only and may not be applicable depending upon a Noteholder’s particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to ERISA as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, as well as any entity whose underlying assets include plan assets of any of the foregoing, each a Benefit Plan. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Benefit Plan from engaging in certain transactions with Persons that are “Parties in Interest” under ERISA or “Disqualified Persons” under the Internal Revenue Code with respect to a Benefit Plan. A violation of these “Prohibited Transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such Persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are, among other things prudent, diversified, in the best interest of the plan’s participants and beneficiaries and in accordance with the governing plan documents.

Fiduciaries of Benefit Plans, in consultation with their advisors, should consider the impact of ERISA and the regulations issued thereunder on a purchase of the Notes. Among other considerations, the fiduciary of a Benefit Plan should take into account the composition of the Benefit Plan’s portfolio with respect to diversification by type of asset; the cash flow needs of the Benefit Plan and the effects thereon of the liquidity of the investment; the Benefit Plan’s funding objectives; the tax effects of the investment and the tax and other risks described in this prospectus; the fact that the holders of Notes will consist of a diverse group of investors and that the management of the Issuer will not take the particular objectives of any investor or class of investors into account; and the fact that the Issuer is not intended to hold plan assets of any of the investors and, therefore, neither the Issuer, the Servicer nor any of their respective affiliates, agents or employees will be acting as a fiduciary under ERISA to the Benefit Plan, either with respect to the Benefit Plan’s purchase or retention of its investment or with respect to the management and operation of the business and assets of the Issuer.

In addition, fiduciaries of Benefit Plans should also consider whether an investment in the Notes could involve a direct or indirect transaction with a “Party in Interest” or “Disqualified Person” with respect to such Benefit Plan, or a prohibited conflict of interest for the fiduciary acting on behalf of the Benefit Plan. A Prohibited Transaction or conflict of interest could arise if the fiduciary acting on behalf of the Benefit Plan has any interest in or affiliation with the Issuer or the Servicer. In the case of an individual retirement account, a Prohibited Transaction or conflict of interest that involves the beneficiary of such individual retirement account could result in disqualification of such individual retirement account.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to comparable State law restrictions or restrictions imposed by other applicable law. Plans maintained pursuant to the laws of jurisdictions other than the United States may be subject to comparable restrictions under each jurisdiction’s governing statutes. Accordingly, fiduciaries of governmental plans, church plans and non-U.S. plans, in consultation with their advisors, should consider the requirements of their respective pension Codes with respect to investments in the Notes, as well as general fiduciary considerations.

Certain transactions involving the Issuer might be deemed to constitute Prohibited Transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased the Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under the Plan Assets Regulations, the assets of the Issuer will be treated as plan assets of a Benefit Plan for purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “Equity Interest” in the Issuer and none of the exceptions contained in the Plan Asset Regulations are applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, it is expected that, at the time of their issuance, the Notes should constitute indebtedness without substantial equity features for purposes of the Plan Asset Regulations based in part upon the traditional debt features of the Notes, including the reasonable likelihood that the Notes will be repaid when due and the absence of conversion rights, warrants, beneficial ownership of the Issuer’s assets and other typical equity features. The debt treatment of the Notes for ERISA purposes may change if the Issuer incurs losses. This risk of recharacterization is enhanced for the Notes that are subordinated to other classes of securities.

However, without regard to whether the Notes are treated as an equity interest for purposes of the Plan Asset Regulations, the acquisition, holding or disposition of Notes by or on behalf of a Benefit Plan may be considered to give rise to a Prohibited Transaction under ERISA or the Internal Revenue Code if the Issuer, the Depositor, the Administrator, the Servicer, the Indenture Trustee, the Owner Trustee and any of their respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to such Benefit Plan. Certain exemptions from the Prohibited Transaction rules may be applicable to the purchase, holding or disposition of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are:

•	PTCE 96-23, regarding transactions effected by “In-House Asset Managers”;

•	PTCE 95-60, as amended, regarding investments by insurance company general accounts;

•	PTCE 91-38, as amended, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts; and

•	PTCE 84-14, as amended, regarding transactions effected by “Qualified Professional Asset Managers”.

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for Prohibited Transactions between a Benefit Plan and a person or entity that is a Party in Interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as Prohibited Transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note you (and any person to whom you sell a note) will be deemed to represent and warrant that either (i) you are not (and for so long as you hold any such note or interest therein will not be) and you are not acting on behalf of (and for so long as you hold any such note will not be acting on behalf of) (a) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code, which is subject to Section 4975 of the Internal Revenue Code, (c) an entity deemed to hold “plan assets” of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity, or (d) a governmental, non-U.S. or church plan which is subject to any Similar Law or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt Prohibited Transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a non-exempt violation of any Similar Law. Any person to whom you sell a note will be deemed to make an identical representation and warranty.

NEITHER THE ISSUER, THE SERVICER NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR EMPLOYEES WILL ACT AS A FIDUCIARY TO ANY BENEFIT PLAN WITH RESPECT TO THE BENEFIT PLAN’S DECISION TO INVEST IN THE NOTES. EACH FIDUCIARY OR OTHER PERSON WITH INVESTMENT RESPONSIBILITIES OVER THE ASSETS OF A BENEFIT PLAN CONSIDERING AN INVESTMENT IN THE NOTES MUST CAREFULLY CONSIDER THE ABOVE FACTORS BEFORE MAKING AN INVESTMENT. FIDUCIARIES OF BENEFIT PLANS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUER WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Credit Suisse Securities (USA) LLC	$46,085,000	$73,150,000	$66,500,000	$62,485,000
J.P. Morgan Securities LLC	19,750,000	31,350,000	28,500,000	26,779,000

Total	$65,835,000	$104,500,000	$95,000,000	$89,264,000

Underwriter	Principal Amount of Class B Notes	Principal Amount of Class C Notes
Credit Suisse Securities (USA) LLC	$19,739,000	$11,199,000
J.P. Morgan Securities LLC	8,460,000	4,800,000

Total	$28,199,000	$15,999,000

The Depositor has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus. After the initial public offering of the Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus. After the initial public offering of the Notes, these discounts and commissions may change. The selling concessions that the Underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.090%	0.045%
Class A-2 Notes	0.114%	0.057%
Class A-3 Notes	0.150%	0.075%
Class A-4 Notes	0.168%	0.084%
Class B Notes	0.210%	0.105%
Class C Notes	0.240%	0.120%

The Notes are new issues of notes and there currently is no secondary market for the Notes. The Underwriters expect to make a secondary market for the Notes but will not be obligated to do so. We cannot assure you that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, each Underwriter and its affiliates have engaged, and may engage, in investment banking and commercial banking transactions with Mechanics Bank, the Servicer, the Depositor and their respective affiliates. The Indenture Trustee or the Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the Underwriter or its affiliates.

Mechanics Bank and the Depositor have agreed, jointly and severally, to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes. The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Notes is subject to, among other things, the receipt of certain legal opinions.

None of Mechanics Bank, the Depositor, the Issuer, the Underwriters nor any other party to the transaction makes any representation or agreement that it is undertaking or will have undertaken any action which may be required by investors for the purpose of their compliance with the CRR, the AIFMD or Solvency II, as appropriate. Investors are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment and compliance with the CRR, the AIFMD or Solvency II, as appropriate.

EEA/UK Selling Restrictions

European Economic Area. This prospectus is not a prospectus for the purposes of the Prospectus Directive. In relation to each Relevant Member State, no offer of Notes which are the subject of the offering contemplated by this prospectus may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

United Kingdom. No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by the underwriter in connection with the issue or sale of the Notes may be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer. All applicable provisions of the FSMA must be complied with respect to anything done or to be done by the underwriter in relation to any Notes in, from or otherwise involving the United Kingdom.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, an Underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Notes.

Each Underwriter may make short sales in the Notes being sold in connection with this offering (i.e., it sells more Notes than it is required to purchase in this offering). This type of short sale is commonly referred to as a “naked” short sale because the Underwriter does not have an option to purchase these additional Notes in the offering. The Underwriter must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the Underwriter’s purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the Notes, or preventing or retarding a decline in the market price of the Notes.

Each Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Notes in the open market to reduce the Underwriter’s short position or to stabilize the price of such Notes, they may reclaim the amount of the selling concession from any selling group member who sold those Notes as part of the offering.

In general, purchases of a security, such as the Notes, for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of Notes to the extent that it discouraged resales of the related Notes.

Neither the Depositor nor the Underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriters will make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

RATINGS

Each class of Notes will be rated at the time of the offering within one of the four highest rating categories by each Rating Agency.

Each rating will be based on, among other things, the adequacy of the Issuer’s assets and any credit enhancement and will reflect each Rating Agency’s assessment solely of the likelihood that holders of Notes of the related class will receive payments to which the related Noteholders are entitled under the Indenture or Trust Agreement, as applicable. No rating will constitute an assessment of the likelihood that principal prepayments on the Receivables will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the Notes. A rating should not be deemed a recommendation to purchase, hold or sell Notes, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a note at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the Sponsor or the Depositor to rate the Notes, may nonetheless provide a rating for one or more class of Notes that will be lower than any rating assigned to each such class by a Rating Agency. In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the Issuer’s assets or any credit enhancement, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider’s long-term debt. Further, no Rating Agency will have any duty to review any notice given to it with respect to any attempt to satisfy the Rating Agency Condition in connection with any supplemental Indenture or amendment or other applicable action, or to review any such notice within the ten day period provided in the Transaction Documents for such review. Each Rating Agency may also qualify, reduce or withdraw any rating assigned by it at any time in its sole judgment, including as a result of any action even if the Rating Agency Condition with respect to such action had been previously satisfied.

LEGAL OPINIONS

Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor and the Issuer by Sidley Austin LLP, San Francisco, California. Certain matters of Delaware law have been passed upon for the Depositor and the Issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware. Morgan, Lewis & Bockius LLP, New York, New York will act as counsel for the Underwriters.

GLOSSARY OF TERMS

Additional defined terms used in this prospectus are defined under “Glossary of Terms”.

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on Receivables and described under “Weighted Average Lives of the Notes”.

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages”.

“Administration Agreement” means the Administration Agreement, dated as of February 1, 2017, among the Administrator, the Depositor, the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Administrator” means Mechanics Bank, as administrator under the Administration Agreement, and its successors in such capacity.

“Advance” means, with respect to a Receivable and any Collection Period, payment by the Servicer of an amount equal to the amount, if any, by which 30 days of interest at a rate equal to the related Contract Rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

“Affected Investor” means any investor subject to the EU Retention Rules, including CRR Investors.

“AIFMD” means Article 17 of Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers, as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No 231/2013.

“Asset Representations Reviewer” means Center Street Finance, LP, in its capacity as asset representations reviewer under the Asset Representations Review Agreement.

“Asset Representations Review Agreement” means the asset representations review agreement, dated as of February 1, 2017, among the Issuer, the Servicer and the Asset Representations Reviewer.

“Available Collections” means, for any Payment Date, the sum of the following amounts with respect to the related Collection Period:

•	all Obligor payments relating to interest and principal received by the Servicer with respect to the Receivables during the related Collection Period that were received after the Cutoff Date;

•	all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse payments received with respect to the Receivables during the Collection Period;

•	Advances made by the Servicer for the related Collection Period;

•	Net investment earnings on amounts on deposit in the Collection Account;

•	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

•	all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections will exclude (1) all payments and proceeds (including Net Liquidation Proceeds and Recoveries) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period, and (2) payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Payment Date, the sum of Available Collections and the Reserve Account Draw Amount.

“Available Funds Shortfall Amount” means, with respect to any Payment Date and the related Collection Period, the amount by which the amounts required to be paid pursuant to clauses (1) through (7) under “Application of Available Funds—Distributions” exceeds Available Collections.

“Backup Servicer” means the backup servicer with respect to the Receivables, if and when appointed by Mechanics Bank pursuant to the Sale and Servicing Agreement, or its successor.

“Backup Servicing Fee” means, to the extent a Backup Servicer is appointed, the amount set forth with respect to a Backup Servicer under “Description of the Transaction Documents—Fees and Expenses of the Issuer”.

“Bancorp” means California Republic Bancorp, and its successors.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Benefit Plan” means any entity whose assets include plan assets of individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

“Book-Entry Securities” means the Notes and Certificates, if any, that are held in book-entry form in the United States through DTC and in Europe through Clearstream or Euroclear.

“Budget Act” means the Bipartisan Budget Act of 2015.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which national banking institutions or commercial banking institutions in the State of New York, the State of Illinois or the State of California are authorized or required by law, executive order or governmental decree to be closed or any day on which the Federal Reserve Bank of San Francisco is closed.

“California Relief Act” means the California Military Families Financial Relief Act, as amended.

“Certificateholders” means holders of the Certificates.

“Certificates” means the California Republic Auto Receivables Trust 2017-1 Certificates.

“CFPB” means the Consumer Financial Protection Bureau, and its successors.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $69,300,000 aggregate principal amount of the Issuer’s Class A-1 0.90000% Asset Backed Notes.

“Class A-2 Notes” means the $110,000,000 aggregate principal amount of the Issuer’s Class A-2 1.55% Asset Backed Notes.

“Class A-3 Notes” means the $100,000,000 aggregate principal amount of the Issuer’s Class A-3 1.90% Asset Backed Notes.

“Class A-4 Notes” means the $93,963,000 aggregate principal amount of the Issuer’s Class A-4 2.28% Asset Backed Notes.

“Class B Notes” means the $29,684,000 aggregate principal amount of the Issuer’s Class B 2.91% Asset Backed Notes.

“Class C Notes” means the $16,842,000 aggregate principal amount of the Issuer’s Class C 3.76% Asset Backed Notes.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg and its successors.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about February 16, 2017.

“Collection Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer will be required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including February 28, 2017.

“Contract Rate” means, with respect to any Receivable, the annual percentage rate of interest stated in such Receivable.

“Controlling Class” means, so long as (a) any Class A Notes are outstanding, the Class A Notes (voting together as a single class), (b) no Class A Notes are outstanding but any Class B Notes are outstanding, the Class B Notes and (c) no Class A Notes or Class B Notes are outstanding, the Class C Notes; excluding in each case Notes held by the Servicer, Mechanics Bank or any of their respective affiliates unless all of the related class of Notes then outstanding are held by the Servicer, Mechanics Bank and/or their respective affiliates.

“CRR” means Articles 404 – 410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013, known as the Capital Requirements Regulation, as supplemented by Commission Delegated Regulation (EU) No 625/2014 and Commission Implementing Regulation (EU) No 602/2014.

“CRR Investors” means a credit institution or investment firm regulated by the national authorities of a member state of the EEA and its consolidated group affiliates.

“Cutoff Date” means the close of business on January 31, 2017, the date after which the Issuer will be entitled to collections of principal and interest received on the Receivables.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date.

“Data and Disclosure Component” means the second component of the Pool Review involving the consideration of the performance of specified actions with respect to disclosure about the pool of Receivables and the underlying data on which that disclosure was based.

“Dealer” means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to Mechanics Bank under an existing agreement between such dealer and Mechanics Bank.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with its customary servicing practices, (b) in respect of which the Servicer has repossessed the related Financed Vehicle and such Financed Vehicle has been liquidated during such Collection Period, (c) in respect of which the Servicer has repossessed the related Financed Vehicle and has held such Financed Vehicle in its or its agent’s repossession inventory for 60 days or more as of the last day of such Collection Period, (d) which became 120 days past due during such Collection Period and in respect of which the related Financed Vehicle is not in repossession inventory or (e) which became 180 days past due during such Collection Period.

“Definitive Notes” means any Notes that are issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee.

“Deposit Date” means, for each Payment Date, the Business Day preceding such Payment Date.

“Depositor” means California Republic Funding, LLC, in its capacity as Depositor under the Trust Agreement, and its successors in such capacity.

“Depository” means DTC and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“Discount Notes” means Notes that are issued with OID.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173).

“DTC” means The Depository Trust Company and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“EEA” means European Economic Area.

“Eligible Deposit Account” means either:

•	a segregated account with the corporate trust department of the Indenture Trustee or the corporate trust department of the Owner Trustee; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any one of the states thereof or the District of Columbia qualified to take deposits and subject to supervision and examination by federal or state banking authorities (a) which at all times has (i) a long-term unsecured debt rating in one of the four highest ratings categories by each Rating Agency or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating otherwise acceptable to the Rating Agencies and (b) whose deposits are insured by the FDIC.

“Eligible Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

•	investments in money market funds having the highest rating from each Rating Agency;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

•	any other short-term investment of like character acceptable to each Rating Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU” means European Union.

“EU Retention Rules” means the EU risk retention requirements discussed under “Material Insolvency Aspects of the Offering—EU Capital Requirements Regulation”.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V. and its successors.

“Event of Default” means any of the events under “Description of the Notes—Events of Default”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“FDIC Rule” means the “Treatment of financial assets transferred in connection with a securitization or participation” adopted by the FDIC, as codified at 12 CFR §360.6.

“Final Scheduled Payment Date” means, for each class of Notes, the related date set forth under “Description of the Notes—Payments of Principal”.

“Financed Vehicles” means the new or used motor vehicles financed by the Receivables.

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the First Allocation of Principal on and after the Final Scheduled Payment Date for a class of the Class A Notes will not be less than the amount that is necessary to reduce the principal amount of such class of Class A Notes to zero.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom, as amended.

“Indenture” means the Indenture, dated as of February 1, 2017, between the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank, as Indenture Trustee under the Indenture, and its successors in such capacity.

“Insurance Proceeds” means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Period” means, with respect to any Payment Date and the:

•	Class A-1 Notes, the period from, and including, the prior Payment Date (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the current Payment Date; and

•	Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, the period from, and including the 15th day of the prior calendar month (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the 15th day of the current calendar month (assuming each month has 30 days).

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth under “Description of the Notes—Payments of Interest”.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“Issuer” means California Republic Auto Receivables Trust 2017-1, and its successors.

“Net Liquidation Proceeds” means all amounts received by the Servicer, from whatever source (including Insurance Proceeds and Dealer Recourse), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

•	expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the Obligor.

“Non-United States Person” means a person other than a United States Person.

“Note Balance” means, at any time, the aggregate principal amount of a particular class of Notes or of all Notes, as indicated by the context.

“Noteholders” means holders of the Notes.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

“Obligors” means the persons who financed their purchases or refinanced existing obligations through the Receivables.

“OID” means original issue discount.

“Optional Purchase Right” means the Servicer’s right to purchase all remaining Receivables from the Issuer on any Payment Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Cutoff Date Pool Balance.

“Owner Trustee” means Wilmington Trust, National Association, acting not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors in such capacity.

“PAC Method” means the method outlined in Section 1272(a)(6) of the Internal Revenue Code, under which the amount of OID accruing on a Discount Note for an accrual period is equal to (a) the sum of (i) the adjusted issue price of the Discount Note at the end of the accrual period and (ii) any payments of SRPM made on the Discount Note during the accrual period, minus (b) the adjusted issue price of the Discount Note at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.

“Payment Date” means the date on which the Issuer will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing March 15, 2017.

“Plan Assets Regulation” means regulations issued by the U.S. Department of Labor (as modified by Section 3(42) of ERISA), as amended.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables.

“Pool Review” means the review of the pool assets performed by Mechanics Bank and the Depositor, as described under “The Receivables—Review of Receivables”.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method; and

•	any full or partial prepayment applied to reduce the unpaid Principal Balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Principal Distribution Account” means the account established by the paying agent on behalf of the Indenture Trustee into which amounts released from the Collection Account for distributions of principal to the Noteholders will be deposited.

“Process Component” means the first component of the Pool Review involving the consideration of ongoing processes and procedures used by Mechanics Bank, as described under “The Receivables—Review of Receivables”.

“Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in a Relevant Member State.

“PTCE” means Prohibited Transaction Class Exemption.

“Purchase Amount” means the price at which the Servicer or Mechanics Bank purchases a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued but unpaid thereon at the related Contract Rate through the last day of the Collection Period of repurchase, less Advances in respect of such Receivable which have not been reimbursed.

“Purchased Receivable” means a Receivable repurchased as of the last day of a Collection Period from the Issuer by the Depositor or the Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable or in connection with the exercise by the Servicer of its Optional Purchase Right.

“Randomly Selected Loans” means Receivables randomly selected for purposes of the Data and Disclosure Component of the Pool Review.

“Rating Agency” means each nationally recognized rating agency that has been hired by the Depositor or the sponsor to provide a rating on one or more classes of the securities issued by the Issuer.

“Rating Agency Condition” means with respect to any action and each Rating Agency, either (a) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes (or, if applicable, the Certificates) or (b) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes (or, if applicable, the Certificates).

“Receivables” means the motor vehicle installment sale contracts and installment loans transferred by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of June 1, 2016, between Mechanics Bank and the Depositor, as amended, supplemented or otherwise modified from time to time.

“Record Date” means the Business Day immediately preceding each Payment Date or, if Definitive Notes are issued, the last day of the preceding Collection Period.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer, from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

•	expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the auction, sale and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the Obligor.

“Rees-Levering Act” means the Rees-Levering Motor Vehicle Sales and Finance Act, as amended.

“Registration Statement” means the registration statement, together with all amendments and exhibits thereto, filed by the Depositor with the SEC under the Securities Act relating to the Notes offered by this prospectus.

“Regular Principal Distribution Amount” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for the current Payment Date over (b) the Pool Balance as of the end of the related Collection Period minus the Target Overcollateralization Amount; provided, however, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date for any class of Notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Regulation AB” means Regulation AB under the Securities Act.

“Regulation RR” means Regulation RR under the Exchange Act.

“Relevant Member State” means a member state of the European Economic Area which has implemented the Prospective Directive.

“Reserve Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Account Initial Deposit will be deposited and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus.

“Reserve Account Amount” means, with respect to any Payment Date, the amount on deposit in the Reserve Account on such Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date), including all interest and other investment earnings (net of losses and investment expenses) earned on the amount on deposit therein.

“Reserve Account Draw Amount” means, for any Payment Date, an amount equal to the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the Reserve Account Amount; provided, however, that the Reserve Account Draw Amount shall equal the Reserve Account Amount if (1) an Event of Default has occurred which has resulted in the acceleration of the Notes, (2) on such Payment Date the sum of Available Collections and the amount on deposit in the Reserve Account equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts required to be paid to the Servicer, the Trustees and any Backup Servicer on such Payment Date, (3) on such Payment Date the Optional Purchase Right is exercised or (4) on the last day of the related Collection Period the Pool Balance is zero.

“Reserve Account Initial Deposit” means $1,052,632.55.

“Reserve Account Required Amount” means, with respect to any Payment Date, the lesser of (a) $1,052,632.55 (i.e., 0.25% of the Cutoff Date Pool Balance) and (b) the Note Balance.

“RMBS” means residential mortgage backed securities.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of February 1, 2017, among the Issuer, the Depositor, the Servicer, and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“SEC” means the Securities and Exchange Commission, and its successors.

“Second Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the First Allocation of Principal for the current Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for each class of Class A Notes or Class B Notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal).

“Securities” means the Notes and the Certificates.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholders” means the Noteholders and the Certificateholders.

“Servicer” means Mechanics Bank, in its capacity as servicer under the Sale and Servicing Agreement, and its successors in such capacity; provided that, to the extent Mechanics Bank appoints a subservicer to subservice the Receivables, except as otherwise indicated by the context, references to “Servicer” will mean the Servicer or a subservicer, as the case may be.

“Servicer Termination Event” under the Sale and Servicing Agreement will consist of the events specified under “Description of the Transaction Documents—Servicer Termination Events”.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date for servicing the Receivables during the related Collection Period, equal to the product of (a) 1/12 (or, in the case of the first Payment Date, a fraction equal to the number of days from but not including the Cutoff Date to and including the last day of the first Collection Period over 360), (b) 1.00% and (c) the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, the Cutoff Date Pool Balance).

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, state or local law that imposes requirements similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

“Simple Interest Receivable” means a Receivable for which interest is calculated using the simple interest method and which is amortized over a fixed number of months with payments that are fixed and equal for each month, other than minor deviation for the last month of the term of the Receivable. The simple interest method is the allocation of a payment between principal and interest where the portion of such payment that is allocated to interest is equal to the product of the applicable Contract Rate (expressed as a daily rate) multiplied by the unpaid Principal Balance of such Receivable multiplied by the actual number of days elapsed since the preceding payment was received. The remainder of such payment is allocable to fees and charges, if any, and to principal in the manner determined at the direction of the servicer.

“Solvency II” means Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35).

“Sponsor” means Mechanics Bank.

“SRPM” means stated redemption price at maturity.

“Target Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to approximately 2.20% of the Cutoff Date Pool Balance.

“Third Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal and Second Allocation of Principal for the current Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for each class of Class A Notes, Class B Notes or Class C Notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“Transaction Documents” means the Trust Agreement, the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Asset Representations Review Agreement and the Administration Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of February 1, 2017, between the Depositor and the Owner Trustee, as amended, restated supplemented or otherwise modified from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustees” means the Indenture Trustee and the Owner Trustee.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“UCITS Directive” means the EU Undertakings for Collective Investment in Transferrable Securities Directive 2009/65/EC, as amended.

“Underwriters” means Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

“Underwriting Agreement” means the Underwriting Agreement, dated February 9, 2017, among Mechanics Bank, the Depositor and Credit Suisse Securities (USA) LLC, as representative of the Underwriters, as amended, supplemented or otherwise modified from time to time.

“United States” or “U.S.” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•	a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

“U.S. Bank” means U.S. Bank National Association.

“Volcker Rule” means Section 619 of the Dodd-Frank Act, together with implementing regulations.

ANNEX I

Global Clearance, Settlement and

Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Description of the Notes—Book-Entry Registration” for further information.

A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including OID) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that the beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons. Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)). A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing IRS Form W-8ECI (Certificate of Foreign Person’s Claim That Income is Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries. Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)). A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for United States Persons. United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

A-I-1

United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E are effective from the date the form is signed through the end of the third succeeding calendar year. If the information on IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI changes, a new IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, must be filed within 30 days of such change. IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read “Material Federal Income Tax Consequences” for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus to which it is attached.

A-I-2

APPENDIX A

Static Pool Information for Prior Securitizations

California Republic Auto Receivables Trust 2012-1 (“CRART 2012-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2012-1

Closing Date	11/8/2012
Cutoff Date	9/30/2012
Aggregate Principal Balance	$183,020,176.82
Number of Receivables	9,605
Average Outstanding Principal Balance	$19,054.68
Average Original Principal Balance	$20,193.97
Weighted Average Contract Rate(1)	8.45%
Contract Rate (range)	1.70% to 24.99%
Weighted Average Original Term (1)	67 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	63 months
Remaining Term (range)	3 to 75 months
Percentage New Vehicles(2)	33.72%
Percentage Used Vehicles(2)	66.28%
Weighted Average Original FICO® Score (1)(3)(4)	690
Original FICO® Score (range) (3)	600 to 872
Weighted Average LTV(1)(5)	112.82%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2012-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	4	0.04%	$8,974.57	0.00	%(4)	720	34.58%
13 - 24	70	0.73	406,219.57	0.22		728	80.79%
25 - 36	311	3.24	2,701,866.01	1.48		715	95.07%
37 - 48	907	9.44	10,466,103.94	5.72		696	106.23%
49 - 60	2,982	31.05	47,953,201.28	26.20		697	108.00%
61 - 72	5,324	55.43	121,277,482.27	66.26		686	115.81%
73 - 75	7	0.07	206,329.18	0.11		744	109.45%

Total	9,605	100.00%	$183,020,176.82	100.00%		690	112.82%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2012-1

State(1)	Number of Receivables	Percentage of Number of Receivables	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance	Weighted Average Original FICO Score(2)	Weighted Average LTV(2)
California	9,605	100.00%	$183,020,176.82	100.00%	690	112.82%

Total	9,605	100.00%	$183,020,176.82	100.00%	690	112.82%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2012-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2012-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Oct-12	96.87%	1.16%	0.00%	0.22%	0.00%	0.00%	0.00%
2	Nov-12	93.84%	1.16%	0.00%	0.42%	0.16%	0.00%	0.00%
3	Dec-12	91.01%	1.14%	0.02%	0.40%	0.14%	0.13%	0.00%
4	Jan-13	88.09%	1.22%	0.10%	0.39%	0.32%	0.11%	0.00%
5	Feb-13	85.67%	1.21%	0.16%	0.43%	0.19%	0.22%	0.00%
6	Mar-13	82.33%	1.36%	0.23%	0.62%	0.17%	0.21%	0.00%
7	Apr-13	79.43%	1.41%	0.29%	0.47%	0.22%	0.14%	0.00%
8	May-13	76.36%	1.48%	0.33%	0.56%	0.22%	0.16%	0.00%
9	Jun-13	73.72%	1.49%	0.40%	0.68%	0.32%	0.12%	0.00%
10	Jul-13	70.95%	1.51%	0.47%	0.86%	0.33%	0.15%	0.00%
11	Aug-13	68.21%	1.54%	0.51%	0.96%	0.32%	0.26%	0.00%
12	Sep-13	65.51%	1.55%	0.58%	1.09%	0.46%	0.35%	0.00%
13	Oct-13	62.71%	1.58%	0.71%	1.21%	0.38%	0.35%	0.00%
14	Nov-13	60.30%	1.58%	0.81%	1.44%	0.41%	0.28%	0.00%
15	Dec-13	58.12%	1.56%	0.91%	1.90%	0.63%	0.40%	0.00%
16	Jan-14	55.92%	1.55%	0.95%	1.74%	0.53%	0.49%	0.00%
17	Feb-14	53.74%	1.54%	1.08%	1.02%	0.45%	0.43%	0.00%
18	Mar-14	51.27%	1.56%	1.17%	1.19%	0.27%	0.34%	0.00%
19	Apr-14	48.98%	1.56%	1.25%	0.99%	0.40%	0.19%	0.00%
20	May-14	46.74%	1.57%	1.27%	1.52%	0.34%	0.18%	0.00%
21	Jun-14	44.62%	1.57%	1.26%	1.62%	0.56%	0.21%	0.00%
22	Jul-14	42.26%	1.58%	1.32%	1.49%	0.68%	0.30%	0.00%
23	Aug-14	40.11%	1.59%	1.38%	1.72%	0.57%	0.42%	0.01%
24	Sep-14	38.23%	1.58%	1.43%	1.92%	0.70%	0.40%	0.01%
25	Oct-14	36.27%	1.58%	1.51%	1.75%	0.84%	0.49%	0.02%
26	Nov-14	34.69%	1.56%	1.56%	2.11%	0.51%	0.85%	0.02%
27	Dec-14	32.97%	1.56%	1.65%	2.80%	0.65%	0.69%	0.02%
28	Jan-15	31.24%	1.55%	1.72%	2.13%	0.86%	0.54%	0.03%
29	Feb-15	29.58%	1.55%	1.77%	1.78%	0.64%	0.59%	0.03%
30	Mar-15	27.98%	1.54%	1.82%	1.79%	0.44%	0.68%	0.04%
31	Apr-15	26.34%	1.54%	1.86%	1.60%	0.66%	0.65%	0.04%
32	May-15	24.82%	1.54%	1.92%	1.69%	0.51%	0.63%	0.05%
33	Jun-15	23.34%	1.53%	1.98%	2.16%	0.74%	0.47%	0.06%
34	Jul-15	21.99%	1.52%	2.01%	2.37%	0.67%	0.56%	0.06%
35	Aug-15	20.73%	1.51%	2.03%	1.92%	0.83%	0.59%	0.06%
36	Sep-15	19.39%	1.51%	2.08%	2.53%	0.57%	0.68%	0.07%
37	Oct-15	18.20%	1.49%	2.14%	2.82%	0.74%	0.52%	0.07%
38	Nov-15	17.13%	1.48%	2.16%	3.20%	0.62%	0.70%	0.07%
39	Dec-15	16.05%	1.47%	2.19%	3.34%	1.12%	0.39%	0.07%
40	Jan-16	15.03%	1.45%	2.21%	3.52%	0.78%	0.84%	0.08%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of the respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

CRART 2012-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
41	Feb-16	13.91%	1.45%	2.27%	3.43%	0.68%	0.60%	0.08%
42	Mar-16	12.81%	1.44%	2.27%	3.38%	0.56%	0.53%	0.08%
43	Apr-16	11.85%	1.43%	2.30%	3.39%	0.83%	0.57%	0.09%
44	May-16	10.86%	1.43%	2.31%	3.83%	0.91%	0.61%	0.09%
45	Jun-16	9.93%	1.42%	2.31%	3.79%	1.59%	0.51%	0.09%
46	Jul-16	9.10%	1.41%	2.32%	4.71%	1.40%	0.96%	0.09%
47	Aug-16	8.27%	1.40%	2.33%	4.96%	1.29%	1.19%	0.09%
48	Sep-16	7.55%	1.39%	2.35%	4.24%	1.63%	1.13%	0.09%
49	Oct-16	0.00%	1.39%	2.28%	3.88%	2.02%	0.86%	0.10%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of the respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2013-1 (“CRART 2013-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2013-1

Closing Date	6/20/2013
Cutoff Date	5/31/2013
Aggregate Principal Balance	$238,631,691.20
Number of Receivables	11,874
Average Outstanding Principal Balance	$20,096.99
Average Original Principal Balance	$20,958.86
Weighted Average Contract Rate(1)	7.38%
Contract Rate (range)	0.01% to 22.00%
Weighted Average Original Term(1)	68 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	65 months
Remaining Term (range)	6 to 75 months
Percentage New Vehicles(2)	37.57%
Percentage Used Vehicles(2)	62.43%
Weighted Average Original FICO® Score (1)(3)(4)	697
Original FICO® Score (range)(3)	600 to 874
Weighted Average LTV(1)(5)	112.52%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2013-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	4	0.03%	$9,207.61	0.00	%(4)	718	46.97%
13 - 24	66	0.56	367,895.38	0.15		745	84.72%
25 - 36	354	2.98	3,090,922.65	1.30		725	90.68%
37 - 48	820	6.91	9,125,657.59	3.82		702	107.68%
49 - 60	3,012	25.37	48,417,575.03	20.29		707	107.16%
61 - 72	7,498	63.15	173,895,568.05	72.87		692	114.69%
73 - 75	120	1.01	3,724,864.89	1.56		741	114.29%

Total	11,874	100.00%	$238,631,691.20	100.00%		697	112.52%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2013-1

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
California	10,123	85.25%	$201,936,368.41	84.62%	698	112.26%
Arizona	1,048	8.83	20,757,548.43	8.70	690	113.88%
Texas	703	5.92	15,937,774.36	6.68	694	114.09%

Total	11,874	100.00%	$238,631,691.20	100.00%	697	112.52%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2013-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2013-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Jun-13	96.92%	1.28%	0.00%	0.15%	0.00%	0.00%	0.00%
2	Jul-13	93.80%	1.34%	0.00%	0.24%	0.09%	0.00%	0.00%
3	Aug-13	90.77%	1.35%	0.03%	0.37%	0.16%	0.02%	0.00%
4	Sep-13	87.72%	1.37%	0.05%	0.47%	0.17%	0.11%	0.00%
5	Oct-13	84.88%	1.39%	0.10%	0.61%	0.19%	0.11%	0.00%
6	Nov-13	82.41%	1.38%	0.15%	0.72%	0.25%	0.15%	0.00%
7	Dec-13	79.84%	1.38%	0.18%	0.77%	0.33%	0.29%	0.00%
8	Jan-14	77.17%	1.40%	0.28%	0.62%	0.36%	0.28%	0.00%
9	Feb-14	74.69%	1.40%	0.35%	0.59%	0.19%	0.29%	0.00%
10	Mar-14	71.91%	1.44%	0.40%	0.72%	0.22%	0.21%	0.00%
11	Apr-14	69.18%	1.46%	0.45%	0.83%	0.24%	0.13%	0.00%
12	May-14	66.40%	1.50%	0.52%	0.84%	0.28%	0.15%	0.00%
13	Jun-14	63.63%	1.53%	0.58%	1.03%	0.27%	0.16%	0.00%
14	Jul-14	60.91%	1.55%	0.64%	1.07%	0.36%	0.21%	0.00%
15	Aug-14	58.52%	1.56%	0.69%	0.93%	0.46%	0.31%	0.00%
16	Sep-14	56.22%	1.55%	0.74%	1.23%	0.35%	0.39%	0.01%
17	Oct-14	53.97%	1.55%	0.82%	1.33%	0.40%	0.35%	0.01%
18	Nov-14	51.96%	1.54%	0.89%	1.34%	0.50%	0.36%	0.01%
19	Dec-14	49.72%	1.54%	0.94%	1.48%	0.27%	0.39%	0.02%
20	Jan-15	47.66%	1.53%	1.01%	1.50%	0.35%	0.29%	0.02%
21	Feb-15	45.72%	1.52%	1.06%	1.03%	0.46%	0.23%	0.02%
22	Mar-15	43.52%	1.53%	1.09%	1.31%	0.30%	0.32%	0.03%
23	Apr-15	41.29%	1.55%	1.12%	0.75%	0.39%	0.36%	0.03%
24	May-15	39.38%	1.54%	1.18%	1.04%	0.34%	0.33%	0.03%
25	Jun-15	37.38%	1.55%	1.22%	1.25%	0.27%	0.28%	0.04%
26	Jul-15	35.44%	1.55%	1.25%	1.42%	0.28%	0.27%	0.04%
27	Aug-15	33.64%	1.55%	1.30%	1.28%	0.62%	0.27%	0.04%
28	Sep-15	31.89%	1.55%	1.33%	1.66%	0.32%	0.51%	0.04%
29	Oct-15	30.33%	1.54%	1.39%	1.78%	0.35%	0.42%	0.05%
30	Nov-15	28.98%	1.52%	1.42%	2.06%	0.61%	0.44%	0.05%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

CRART 2013-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
31	Dec-15	27.51%	1.51%	1.45%	2.33%	0.62%	0.58%	0.05%
32	Jan-16	26.16%	1.49%	1.50%	2.44%	0.59%	0.65%	0.05%
33	Feb-16	24.62%	1.49%	1.54%	2.27%	0.73%	0.49%	0.05%
34	Mar-16	23.12%	1.49%	1.56%	1.57%	0.34%	0.80%	0.06%
35	Apr-16	21.82%	1.49%	1.60%	1.85%	0.67%	0.68%	0.06%
36	May-16	20.43%	1.48%	1.65%	2.68%	0.39%	0.71%	0.06%
37	Jun-16	19.12%	1.48%	1.70%	2.51%	0.65%	0.54%	0.07%
38	Jul-16	17.99%	1.47%	1.73%	2.44%	0.73%	0.47%	0.07%
39	Aug-16	16.90%	1.46%	1.76%	3.13%	0.63%	0.52%	0.07%
40	Sep-16	15.75%	1.45%	1.80%	3.12%	0.80%	0.40%	0.07%
41	Oct-16	14.72%	1.44%	1.82%	3.36%	1.00%	0.71%	0.07%
42	Nov-16	13.78%	1.44%	1.78%	3.52%	1.01%	0.63%	0.07%
43	Dec-16	12.82%	1.42%	1.82%	3.54%	1.07%	0.56%	0.07%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2013-2 (“CRART 2013-2”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2013-2

Closing Date	11/21/2013
Cutoff Date	10/31/2013
Aggregate Principal Balance	$250,424,447.58
Number of Receivables	11,890
Average Outstanding Principal Balance	$21,061.77
Average Original Principal Balance	$21,559.53
Weighted Average Contract Rate(1)	7.03%
Contract Rate (range)	0.90% to 20.79%
Weighted Average Original Term(1)	68 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	11 to 75 months
Percentage New Vehicles(2)	37.13%
Percentage Used Vehicles(2)	62.87%
Weighted Average Original FICO® Score (1)(3)(4)	695
Original FICO® Score (range)(3)	600 to 878
Weighted Average LTV(1)(5)	113.85%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2013-2

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	3	0.03%	$7,720.07	0.00	%(4)	722	78.30%
13 - 24	45	0.38	254,160.91	0.10		719	84.98%
25 - 36	315	2.65	2,684,498.54	1.07		722	95.28%
37 - 48	778	6.54	8,896,882.60	3.55		701	109.19%
49 - 60	2,712	22.81	44,463,668.61	17.76		709	108.43%
61 - 72	7,789	65.51	186,486,537.16	74.47		689	115.60%
73 - 75	248	2.09	7,630,979.69	3.05		736	115.48%

Total	11,890	100.00%	$250,424,447.58	100.00%		695	113.85%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2013-2

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,271	10.69%	$24,364,254.39	9.73%	689	115.20%
California	7,918	66.59	162,866,174.27	65.04	700	113.32%
Texas	2,701	22.72	63,194,018.92	25.23	686	114.68%

Total	11,890	100.00%	$250,424,447.58	100.00%	695	113.85%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2013-2. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2013-2

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Nov-13	97.13%	1.09%	0.00%	0.20%	0.00%	0.00%	0.00%
2	Dec-13	94.29%	1.11%	0.00%	0.47%	0.09%	0.00%	0.00%
3	Jan-14	91.56%	1.10%	0.01%	0.48%	0.19%	0.05%	0.00%
4	Feb-14	89.03%	1.08%	0.04%	0.36%	0.16%	0.13%	0.00%
5	Mar-14	86.38%	1.15%	0.09%	0.68%	0.21%	0.10%	0.00%
6	Apr-14	83.73%	1.20%	0.13%	0.42%	0.20%	0.14%	0.00%
7	May-14	81.05%	1.24%	0.19%	0.64%	0.13%	0.17%	0.00%
8	Jun-14	78.32%	1.29%	0.25%	0.63%	0.28%	0.12%	0.00%
9	Jul-14	75.59%	1.33%	0.30%	0.85%	0.17%	0.23%	0.00%
10	Aug-14	73.15%	1.33%	0.34%	1.02%	0.29%	0.14%	0.00%
11	Sep-14	70.70%	1.34%	0.39%	0.92%	0.29%	0.23%	0.01%
12	Oct-14	68.17%	1.36%	0.45%	1.03%	0.40%	0.21%	0.01%
13	Nov-14	66.07%	1.34%	0.53%	1.01%	0.36%	0.35%	0.01%
14	Dec-14	63.89%	1.33%	0.60%	1.25%	0.47%	0.35%	0.02%
15	Jan-15	61.41%	1.35%	0.68%	1.05%	0.39%	0.45%	0.02%
16	Feb-15	59.07%	1.36%	0.80%	0.87%	0.27%	0.40%	0.02%
17	Mar-15	56.50%	1.39%	0.89%	0.76%	0.28%	0.38%	0.03%
18	Apr-15	54.05%	1.41%	0.97%	0.80%	0.27%	0.31%	0.03%
19	May-15	51.85%	1.41%	1.02%	0.92%	0.30%	0.29%	0.04%
20	Jun-15	49.35%	1.44%	1.05%	1.09%	0.36%	0.30%	0.04%
21	Jul-15	46.97%	1.46%	1.13%	1.53%	0.34%	0.26%	0.04%
22	Aug-15	45.01%	1.45%	1.16%	1.27%	0.47%	0.39%	0.04%
23	Sep-15	43.13%	1.44%	1.22%	1.45%	0.51%	0.47%	0.05%
24	Oct-15	41.10%	1.45%	1.29%	1.77%	0.63%	0.46%	0.05%
25	Nov-15	39.34%	1.44%	1.34%	1.80%	0.75%	0.69%	0.05%
26	Dec-15	37.59%	1.43%	1.42%	2.14%	0.83%	0.82%	0.05%
27	Jan-16	35.90%	1.43%	1.49%	2.26%	0.79%	0.98%	0.06%
28	Feb-16	34.05%	1.43%	1.61%	1.70%	0.49%	0.84%	0.06%
29	Mar-16	32.21%	1.44%	1.66%	1.77%	0.45%	0.63%	0.06%
30	Apr-16	30.57%	1.43%	1.70%	2.18%	0.56%	0.63%	0.07%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

CRART 2013-2

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
31	May-16	28.91%	1.43%	1.76%	2.49%	0.54%	0.68%	0.07%
32	Jun-16	27.19%	1.44%	1.81%	2.44%	0.81%	0.48%	0.07%
33	Jul-16	25.84%	1.43%	1.83%	2.99%	0.76%	0.64%	0.07%
34	Aug-16	24.41%	1.42%	1.88%	2.86%	0.65%	0.59%	0.08%
35	Sep-16	22.96%	1.42%	1.93%	2.87%	0.79%	0.56%	0.08%
36	Oct-16	21.65%	1.41%	1.97%	3.84%	0.60%	0.75%	0.08%
37	Nov-16	20.45%	1.40%	1.95%	3.24%	0.89%	0.67%	0.09%
38	Dec-16	19.23%	1.39%	2.01%	3.87%	0.94%	0.65%	0.09%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2014-1 (“CRART 2014-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-1

Closing Date	3/27/2014
Cutoff Date	2/28/2014
Aggregate Principal Balance	$223,378,128.14
Number of Receivables	10,586
Average Outstanding Principal Balance	$21,101.28
Average Original Principal Balance	$21,524.81
Weighted Average Contract Rate(1)	7.22%
Contract Rate (range)	1.49% to 21.79%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	11 to 75 months
Percentage New Vehicles(2)	33.81%
Percentage Used Vehicles(2)	66.19%
Weighted Average Original FICO® Score(1)(3)(4)	691
Original FICO® Score (range)(3)	580 to 875
Weighted Average LTV(1)(5)	114.35%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	1	0.01%	$5,894.38	0.00	%(4)	820	47.32%
13 - 24	41	0.39	245,134.60	0.11		734	72.53%
25 - 36	287	2.71	2,487,915.07	1.11		718	95.22%
37 - 48	665	6.28	7,524,216.75	3.37		698	106.75%
49 - 60	2,390	22.58	38,635,616.82	17.30		699	108.33%
61 - 72	6,912	65.29	165,540,251.62	74.11		686	116.35%
73 - 75	290	2.74	8,939,098.90	4.00		732	116.31%

Total	10,586	100.00%	$223,378,128.14	100.00%		691	114.35%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2014-1

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	878	8.29%	$17,287,590.55	7.74%	689	115.06%
California	6,527	61.66	132,833,235.49	59.47	695	114.00%
Iowa	51	0.48	1,020,371.77	0.46	704	113.28%
Missouri	6	0.06	146,337.60	0.07	731	100.48%
Texas	3,124	29.51	72,090,592.73	32.27	684	114.88%

Total	10,586	100.00%	$223,378,128.14	100.00%	691	114.35%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2014-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2014-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Mar-14	96.84%	1.41%	0.00%	0.13%	0.00%	0.00%	0.00%
2	Apr-14	93.97%	1.31%	0.01%	0.19%	0.09%	0.00%	0.00%
3	May-14	91.05%	1.31%	0.01%	0.48%	0.11%	0.04%	0.00%
4	Jun-14	88.00%	1.36%	0.04%	0.66%	0.14%	0.04%	0.00%
5	Jul-14	85.51%	1.34%	0.06%	0.78%	0.31%	0.08%	0.00%
6	Aug-14	82.89%	1.37%	0.09%	0.70%	0.30%	0.26%	0.00%
7	Sep-14	80.33%	1.39%	0.18%	0.86%	0.27%	0.27%	0.00%
8	Oct-14	77.97%	1.38%	0.24%	0.75%	0.35%	0.27%	0.00%
9	Nov-14	75.58%	1.38%	0.33%	0.68%	0.25%	0.31%	0.01%
10	Dec-14	73.04%	1.40%	0.38%	1.17%	0.21%	0.31%	0.01%
11	Jan-15	70.44%	1.42%	0.46%	1.01%	0.39%	0.21%	0.02%
12	Feb-15	68.04%	1.43%	0.50%	0.81%	0.28%	0.30%	0.02%
13	Mar-15	65.43%	1.45%	0.54%	1.01%	0.39%	0.33%	0.02%
14	Apr-15	63.08%	1.46%	0.60%	0.89%	0.36%	0.39%	0.03%
15	May-15	60.82%	1.46%	0.69%	0.96%	0.24%	0.45%	0.03%
16	Jun-15	58.27%	1.48%	0.78%	1.08%	0.32%	0.28%	0.03%
17	Jul-15	55.83%	1.50%	0.84%	1.53%	0.38%	0.27%	0.03%
18	Aug-15	53.62%	1.50%	0.89%	1.76%	0.47%	0.25%	0.04%
19	Sep-15	51.48%	1.50%	0.94%	1.73%	0.57%	0.38%	0.04%
20	Oct-15	49.33%	1.51%	1.01%	1.80%	0.64%	0.60%	0.04%
21	Nov-15	47.46%	1.50%	1.07%	2.16%	0.59%	0.87%	0.04%
22	Dec-15	45.30%	1.51%	1.21%	2.35%	0.87%	0.77%	0.05%
23	Jan-16	43.26%	1.51%	1.34%	2.22%	0.90%	0.74%	0.05%
24	Feb-16	41.18%	1.52%	1.42%	1.86%	0.57%	0.68%	0.06%
25	Mar-16	39.26%	1.52%	1.48%	1.98%	0.56%	0.74%	0.06%
26	Apr-16	37.53%	1.51%	1.56%	2.22%	0.71%	0.82%	0.07%
27	May-16	35.63%	1.52%	1.64%	2.72%	0.52%	0.69%	0.07%
28	Jun-16	33.92%	1.52%	1.70%	2.82%	0.81%	0.60%	0.07%
29	Jul-16	32.35%	1.51%	1.78%	3.31%	0.70%	0.86%	0.08%
30	Aug-16	30.68%	1.51%	1.85%	2.82%	0.76%	0.76%	0.08%
31	Sep-16	28.99%	1.51%	1.93%	3.17%	0.69%	0.56%	0.08%
32	Oct-16	27.52%	1.51%	1.98%	3.74%	0.92%	0.67%	0.09%
33	Nov-16	26.15%	1.50%	2.00%	3.74%	1.11%	0.81%	0.09%
34	Dec-16	24.78%	1.49%	2.06%	4.12%	0.77%	0.98%	0.10%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2014-2 (“CRART 2014-2”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-2

Closing Date	6/12/2014
Cutoff Date	5/31/2014
Aggregate Principal Balance	$225,095,751.58
Number of Receivables	10,573
Average Outstanding Principal Balance	$21,289.68
Average Original Principal Balance	$21,594.64
Weighted Average Contract Rate(1)	7.20%
Contract Rate (range)	0.90% to 21.95%
Weighted Average Original Term (1)	68 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	6 to 75 months
Percentage New Vehicles(2)	34.04%
Percentage Used Vehicles(2)	65.96%
Weighted Average Original FICO® Score(1)(3)(4)	692
Original FICO® Score (range)(3)	580 to 875
Weighted Average LTV(1)(5)	113.72%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-2

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	5	0.05%	$13,312.96	0.01%	671	100.28%
13 - 24	41	0.39	286,479.77	0.13	731	87.98%
25 - 36	269	2.54	2,472,650.19	1.10	721	94.38%
37 - 48	728	6.89	8,434,895.29	3.75	700	107.77%
49 - 60	2,316	21.90	37,992,287.42	16.88	702	108.98%
61 - 72	6,838	64.67	164,949,822.81	73.28	686	115.44%
73 - 75	376	3.56	10,946,303.14	4.86	730	113.78%

Total	10,573	100.00%	$225,095,751.58	100.00%	692	113.72%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Distribution by State as of the Cutoff Date for CRART 2014-2

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,071	10.13%	$21,487,409.60	9.55%	693	111.81%
California	6,378	60.32	130,660,670.96	58.05	694	113.28%
Iowa	6	0.06	136,414.20	0.06	718	118.77%
Kansas	8	0.08	173,234.66	0.08	678	108.37%
Missouri	114	1.08	2,477,129.37	1.10	703	111.82%
Texas	2,996	28.34	70,160,892.79	31.17	688	115.19%

Total	10,573	100.00%	$225,095,751.58	100.00%	692	113.72%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2014-2. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2014-2

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Jun-14	96.90%	1.37%	0.00%	0.15%	0.00%	0.00%	0.00%
2	Jul-14	94.10%	1.26%	0.00%	0.42%	0.08%	0.00%	0.00%
3	Aug-14	91.43%	1.19%	0.01%	0.58%	0.21%	0.07%	0.00%
4	Sep-14	88.73%	1.22%	0.03%	0.60%	0.24%	0.19%	0.00%
5	Oct-14	86.25%	1.24%	0.07%	0.66%	0.19%	0.23%	0.00%
6	Nov-14	83.96%	1.23%	0.14%	0.77%	0.19%	0.19%	0.00%
7	Dec-14	81.77%	1.21%	0.18%	0.82%	0.32%	0.27%	0.01%
8	Jan-15	79.52%	1.20%	0.28%	0.69%	0.29%	0.33%	0.01%
9	Feb-15	77.32%	1.19%	0.37%	0.46%	0.26%	0.29%	0.02%
10	Mar-15	74.48%	1.26%	0.46%	0.54%	0.25%	0.20%	0.02%
11	Apr-15	71.66%	1.32%	0.53%	0.53%	0.22%	0.22%	0.02%
12	May-15	69.35%	1.32%	0.56%	0.70%	0.29%	0.25%	0.03%
13	Jun-15	66.55%	1.37%	0.61%	0.84%	0.37%	0.25%	0.03%
14	Jul-15	64.02%	1.40%	0.68%	1.48%	0.42%	0.29%	0.03%
15	Aug-15	61.62%	1.41%	0.72%	1.51%	0.58%	0.41%	0.03%
16	Sep-15	59.31%	1.42%	0.81%	1.77%	0.63%	0.52%	0.04%
17	Oct-15	57.07%	1.43%	0.91%	1.81%	0.40%	0.69%	0.04%
18	Nov-15	55.00%	1.42%	1.00%	2.12%	0.41%	0.61%	0.04%
19	Dec-15	52.88%	1.43%	1.07%	2.19%	0.74%	0.62%	0.05%
20	Jan-16	50.73%	1.43%	1.18%	2.64%	0.64%	0.74%	0.05%
21	Feb-16	48.50%	1.44%	1.27%	2.21%	0.51%	0.79%	0.06%
22	Mar-16	46.32%	1.46%	1.40%	1.72%	0.60%	0.64%	0.06%
23	Apr-16	44.32%	1.46%	1.46%	2.24%	0.49%	0.86%	0.07%
24	May-16	42.21%	1.47%	1.55%	2.38%	0.61%	0.62%	0.07%
25	Jun-16	40.24%	1.48%	1.65%	2.71%	0.71%	0.51%	0.07%
26	Jul-16	38.48%	1.47%	1.72%	2.72%	0.79%	0.69%	0.08%
27	Aug-16	36.69%	1.47%	1.79%	3.25%	0.82%	0.76%	0.08%
28	Sep-16	34.97%	1.47%	1.88%	3.09%	0.84%	0.71%	0.08%
29	Oct-16	33.42%	1.46%	1.97%	3.75%	0.82%	0.82%	0.09%
30	Nov-16	31.90%	1.45%	2.06%	4.02%	0.99%	0.73%	0.09%
31	Dec-16	30.40%	1.44%	2.08%	3.34%	1.20%	0.95%	0.09%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2014-3 (“CRART 2014-3”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-3

Closing Date	9/11/2014
Cutoff Date	8/31/2014
Aggregate Principal Balance	$275,003,695.02
Number of Receivables	12,690
Average Outstanding Principal Balance	$21,670.90
Average Original Principal Balance	$22,036.01
Weighted Average Contract Rate(1)	7.01%
Contract Rate (range)	1.45% to 21.95%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	7 to 75 months
Percentage New Vehicles(2)	38.15%
Percentage Used Vehicles(2)	61.85%
Weighted Average Original FICO® Score(1)(3)(4)	695
Original FICO® Score (range)(3)	580 to 877
Weighted Average LTV(1)(5)	113.33%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-3

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	4	0.03%	$14,891.13	0.01%	681	42.58%
13 - 24	48	0.38	326,710.75	0.12	711	71.07%
25 - 36	290	2.29	2,783,252.33	1.01	732	93.60%
37 - 48	737	5.81	8,602,962.06	3.13	706	105.48%
49 - 60	2,717	21.41	45,893,628.69	16.69	707	106.55%
61 - 72	8,334	65.67	200,526,108.69	72.92	688	115.49%
73 - 75	560	4.41	16,856,141.37	6.13	737	114.33%

Total	12,690	100.00%	$275,003,695.02	100.00%	695	113.33%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Distribution by State as of the Cutoff Date for CRART 2014-3

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,332	10.50%	$27,664,676.03	10.06%	695	113.00%
California	6,328	49.87	132,246,607.70	48.09	694	113.35%
Kansas	21	0.17	534,226.23	0.19	709	110.31%
Missouri	236	1.86	4,866,819.18	1.77	696	111.78%
Nevada	1,317	10.38	29,063,845.06	10.57	695	113.57%
Texas	3,456	27.23	80,627,520.82	29.32	695	113.45%

Total	12,690	100.00%	$275,003,695.02	100.00%	695	113.33%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2014-3. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2014-3

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Sep-14	97.10%	1.19%	0.00%	0.23%	0.00%	0.00%	0.00%
2	Oct-14	94.30%	1.18%	0.00%	0.35%	0.12%	0.00%	0.00%
3	Nov-14	91.97%	1.04%	0.02%	0.56%	0.12%	0.06%	0.00%
4	Dec-14	89.16%	1.10%	0.07%	0.69%	0.17%	0.11%	0.00%
5	Jan-15	86.64%	1.13%	0.09%	0.57%	0.30%	0.19%	0.00%
6	Feb-15	84.37%	1.13%	0.15%	0.63%	0.19%	0.24%	0.00%
7	Mar-15	81.50%	1.22%	0.24%	0.52%	0.20%	0.18%	0.01%
8	Apr-15	78.96%	1.25%	0.28%	0.67%	0.21%	0.20%	0.01%
9	May-15	76.43%	1.28%	0.32%	0.52%	0.28%	0.19%	0.01%
10	Jun-15	73.81%	1.32%	0.39%	0.98%	0.16%	0.22%	0.01%
11	Jul-15	71.20%	1.35%	0.43%	1.02%	0.36%	0.23%	0.01%
12	Aug-15	68.74%	1.37%	0.52%	1.12%	0.44%	0.30%	0.02%
13	Sep-15	66.38%	1.37%	0.60%	1.47%	0.51%	0.45%	0.02%
14	Oct-15	64.15%	1.37%	0.70%	1.45%	0.47%	0.54%	0.02%
15	Nov-15	62.00%	1.37%	0.80%	1.96%	0.46%	0.60%	0.02%
16	Dec-15	59.67%	1.38%	0.88%	1.83%	0.75%	0.61%	0.03%
17	Jan-16	57.58%	1.38%	0.99%	1.87%	0.64%	0.85%	0.03%
18	Feb-16	55.09%	1.40%	1.12%	1.87%	0.44%	0.72%	0.04%
19	Mar-16	52.87%	1.41%	1.24%	1.72%	0.33%	0.56%	0.04%
20	Apr-16	50.73%	1.42%	1.31%	2.04%	0.57%	0.48%	0.05%
21	May-16	48.66%	1.42%	1.37%	2.19%	0.50%	0.57%	0.05%
22	Jun-16	46.56%	1.43%	1.47%	2.31%	0.69%	0.58%	0.05%
23	Jul-16	44.40%	1.44%	1.55%	2.55%	0.72%	0.71%	0.05%
24	Aug-16	42.41%	1.45%	1.68%	2.85%	0.62%	0.58%	0.06%
25	Sep-16	40.58%	1.45%	1.78%	2.76%	0.83%	0.62%	0.07%
26	Oct-16	38.74%	1.45%	1.89%	3.33%	0.86%	0.63%	0.07%
27	Nov-16	37.22%	1.43%	1.97%	3.76%	0.87%	0.78%	0.07%
28	Dec-16	35.54%	1.43%	2.06%	3.85%	0.86%	0.78%	0.08%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2014-4 (“CRART 2014-4”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-4

Closing Date	12/18/2014
Cutoff Date	11/30/2014
Aggregate Principal Balance	$325,000,084.50
Number of Receivables	14,945
Average Outstanding Principal Balance	$21,746.41
Average Original Principal Balance	$22,136.28
Weighted Average Contract Rate(1)	6.88%
Contract Rate (range)	0.50% to 22.95%
Weighted Average Original Term (1)	69 months
Original Term (range)	18 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	10 to 75 months
Percentage New Vehicles(2)	36.50%
Percentage Used Vehicles(2)	63.50%
Weighted Average Original FICO® Score(1)(3)(4)	698
Original FICO® Score (range)(3)	580 to 877
Weighted Average LTV(1)(5)	114.09%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-4

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	1	0.01%	$1,131.26	0.00	%(4)	816	66.28%
13 - 24	66	0.44	386,560.30	0.12		735	79.10%
25 - 36	292	1.95	2,659,426.44	0.82		724	96.14%
37 - 48	918	6.14	11,122,195.93	3.42		713	105.99%
49 - 60	3,203	21.43	53,974,883.70	16.61		709	107.12%
61 - 72	9,814	65.67	237,017,252.86	72.93		691	116.26%
73 - 75	651	4.36	19,838,634.01	6.10		739	114.72%

Total	14,945	100.00%	$325,000,084.50	100.00%		698	114.09%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2014-4

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,578	10.56%	$32,793,564.18	10.09%	691	113.89%
California	7,992	53.48	166,485,480.99	51.23	697	114.55%
Kansas	47	0.31	1,114,320.86	0.34	698	121.32%
Missouri	332	2.22	7,037,185.26	2.17	705	114.58%
Nevada	864	5.78	19,656,019.18	6.05	699	112.83%
Texas	4,132	27.65	97,913,514.03	30.13	701	113.50%

Total	14,945	100.00%	$325,000,084.50	100.00%	698	114.09%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2014-4. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2014-4

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Dec-14	97.16%	1.12%	0.00%	0.17%	0.00%	0.00%	0.00%
2	Jan-15	94.63%	1.01%	0.00%	0.33%	0.08%	0.01%	0.00%
3	Feb-15	92.19%	0.96%	0.01%	0.39%	0.16%	0.05%	0.00%
4	Mar-15	89.31%	1.07%	0.05%	0.49%	0.14%	0.07%	0.00%
5	Apr-15	86.76%	1.11%	0.07%	0.34%	0.24%	0.14%	0.00%
6	May-15	84.23%	1.16%	0.11%	0.51%	0.16%	0.23%	0.00%
7	Jun-15	81.68%	1.20%	0.18%	0.81%	0.21%	0.21%	0.00%
8	Jul-15	78.99%	1.25%	0.25%	0.89%	0.33%	0.22%	0.01%
9	Aug-15	76.41%	1.29%	0.31%	0.94%	0.28%	0.33%	0.01%
10	Sep-15	73.57%	1.35%	0.42%	1.01%	0.33%	0.33%	0.01%
11	Oct-15	71.09%	1.36%	0.49%	1.33%	0.32%	0.38%	0.01%
12	Nov-15	68.62%	1.38%	0.56%	1.43%	0.47%	0.39%	0.02%
13	Dec-15	66.25%	1.39%	0.63%	1.73%	0.62%	0.48%	0.02%
14	Jan-16	64.07%	1.38%	0.71%	1.72%	0.55%	0.63%	0.02%
15	Feb-16	61.58%	1.40%	0.83%	1.69%	0.34%	0.60%	0.03%
16	Mar-16	59.09%	1.43%	0.92%	1.91%	0.41%	0.40%	0.04%
17	Apr-16	56.79%	1.44%	0.98%	1.82%	0.50%	0.51%	0.04%
18	May-16	54.52%	1.44%	1.05%	2.23%	0.48%	0.52%	0.04%
19	Jun-16	52.24%	1.46%	1.17%	2.01%	0.65%	0.51%	0.05%
20	Jul-16	50.06%	1.46%	1.22%	2.48%	0.68%	0.68%	0.05%
21	Aug-16	47.94%	1.47%	1.34%	2.70%	0.85%	0.51%	0.05%
22	Sep-16	45.83%	1.48%	1.43%	2.60%	0.89%	0.58%	0.06%
23	Oct-16	43.90%	1.48%	1.53%	2.79%	0.83%	0.68%	0.07%
24	Nov-16	42.13%	1.47%	1.61%	2.97%	0.87%	0.92%	0.07%
25	Dec-16	40.37%	1.46%	1.71%	3.17%	1.06%	0.92%	0.07%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2015-1 (“CRART 2015-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2015-1

Closing Date	3/12/2015
Cutoff Date	2/28/2015
Aggregate Principal Balance	$350,000,897.69
Number of Receivables	16,229
Average Outstanding Principal Balance	$21,566.39
Average Original Principal Balance	$21,942.28
Weighted Average Contract Rate(1)	7.11%
Contract Rate (range)	0.90% to 24.00%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	5 to 75 months
Percentage New Vehicles(2)	35.44%
Percentage Used Vehicles(2)	64.56%
Non-Zero Weighted Average Original FICO® Score(1)(3)(4)	692
Original FICO® Score (range)(3)(4)	500 to 877
Weighted Average LTV(1)(5)	112.58%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented 0.64% of the total number of Receivables and 0.43% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2015-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	8	0.05%	$28,361.49	0.01%	736	50.51%
13 - 24	66	0.41	381,771.66	0.11	705	81.02%
25 - 36	422	2.60	3,783,362.74	1.08	721	89.32%
37 - 48	1,032	6.36	12,100,982.93	3.46	699	104.12%
49 - 60	3,621	22.31	60,775,043.01	17.36	698	106.45%
61 - 72	10,285	63.37	248,996,301.41	71.14	687	114.89%
73 - 75	795	4.90	23,935,074.45	6.84	731	112.72%

Total	16,229	100.00%	$350,000,897.69	100.00%	692	112.58%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Distribution by State as of the Cutoff Date for CRART 2015-1

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,574	9.70%	$32,892,444.69	9.40%	686	112.76%
California	8,532	52.57	176,712,065.89	50.49	690	112.16%
Illinois	23	0.14	518,902.26	0.15	684	117.86%
Iowa	1	0.01	19,778.81	0.01	553	133.57%
Kansas	75	0.46	1,563,111.78	0.45	697	116.40%
Missouri	327	2.01	6,523,554.67	1.86	695	111.00%
Nevada	907	5.59	20,203,635.54	5.77	701	112.28%
Oklahoma	47	0.29	965,566.37	0.28	692	108.92%
Texas	4,712	29.03	110,115,232.42	31.46	697	113.34%
Washington	31	0.19	486,605.26	0.14	692	106.93%

Total	16,229	100.00%	$350,000,897.69	100.00%	692	112.58%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2015-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2015-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Mar-15	96.50%	1.79%	0.00%	0.21%	0.01%	0.00%	0.00%
2	Apr-15	93.64%	1.52%	0.00%	0.24%	0.07%	0.00%	0.00%
3	May-15	90.91%	1.40%	0.00%	0.36%	0.09%	0.06%	0.00%
4	Jun-15	88.06%	1.38%	0.02%	0.64%	0.16%	0.07%	0.00%
5	Jul-15	85.37%	1.40%	0.04%	0.76%	0.24%	0.15%	0.00%
6	Aug-15	83.08%	1.36%	0.08%	0.78%	0.23%	0.23%	0.00%
7	Sep-15	80.55%	1.38%	0.14%	0.95%	0.32%	0.28%	0.00%
8	Oct-15	78.12%	1.38%	0.23%	1.12%	0.34%	0.31%	0.00%
9	Nov-15	75.68%	1.38%	0.31%	1.32%	0.38%	0.42%	0.01%
10	Dec-15	73.25%	1.39%	0.39%	1.67%	0.44%	0.53%	0.01%
11	Jan-16	70.79%	1.40%	0.49%	1.70%	0.67%	0.64%	0.01%
12	Feb-16	68.11%	1.43%	0.60%	1.51%	0.31%	0.64%	0.02%
13	Mar-16	65.43%	1.47%	0.69%	1.49%	0.38%	0.51%	0.02%
14	Apr-16	62.96%	1.48%	0.78%	1.83%	0.52%	0.48%	0.03%
15	May-16	60.54%	1.49%	0.87%	1.99%	0.58%	0.57%	0.03%
16	Jun-16	58.15%	1.51%	0.94%	2.38%	0.59%	0.73%	0.04%
17	Jul-16	55.80%	1.52%	1.05%	2.41%	0.75%	0.79%	0.04%
18	Aug-16	53.50%	1.52%	1.20%	2.74%	0.52%	0.80%	0.05%
19	Sep-16	51.32%	1.53%	1.36%	2.65%	0.67%	0.57%	0.05%
20	Oct-16	49.23%	1.53%	1.45%	2.97%	0.88%	0.64%	0.06%
21	Nov-16	47.45%	1.51%	1.54%	3.37%	0.78%	0.73%	0.06%
22	Dec-16	45.52%	1.50%	1.63%	3.32%	1.05%	0.73%	0.07%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2015-2 (“CRART 2015-2”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2015-2

Closing Date	6/5/2015
Cutoff Date	5/31/2015
Aggregate Principal Balance	$390,000,000.00
Number of Receivables	17,587
Average Outstanding Principal Balance	$22,175.47
Average Original Principal Balance	$22,509.83
Weighted Average Contract Rate(1)	6.58%
Contract Rate (range)	0.90% to 22.95%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	68 months
Remaining Term (range)	9 to 75 months
Percentage New Vehicles(2)	36.83%
Percentage Used Vehicles(2)	63.17%
Non-Zero Weighted Average Original FICO® Score(1)(3)(4)	696
Original FICO® Score (range)(3)(4)	502 to 900
Weighted Average LTV(1)(5)	110.76%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented 0.33% of the total number of Receivables and 0.18% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2015-2

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	3	0.02%	$8,078.50	0.00	%(4)	716	100.71%
13 - 24	96	0.55	650,061.11	0.17		741	75.14%
25 - 36	469	2.67	4,331,914.13	1.11		721	88.15%
37 - 48	1,117	6.35	13,235,757.26	3.39		713	100.73%
49 - 60	3,632	20.65	61,880,119.59	15.87		708	105.48%
61 - 72	10,992	62.50	270,248,135.78	69.29		688	112.88%
73 - 75	1,278	7.27	39,645,933.63	10.17		724	110.95%

Total	17,587	100.00%	$390,000,000.00	100.00%		696	110.76%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2015-2

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,699	9.66%	$36,885,131.34	9.46%	693	111.88%
California	8,125	46.20	171,526,803.71	43.98	697	109.85%
Illinois	334	1.90	7,525,051.82	1.93	681	114.02%
Kansas	78	0.44	1,613,308.34	0.41	707	113.24%
Missouri	364	2.07	7,840,372.17	2.01	696	112.13%
Nevada	938	5.33	21,661,978.18	5.55	706	107.61%
Oklahoma	316	1.80	6,444,108.23	1.65	708	107.16%
Texas	5,624	31.98	134,251,822.02	34.42	695	112.02%
Washington	109	0.62	2,251,424.19	0.58	674	109.94%

Total	17,587	100.00%	$390,000,000.00	100.00%	696	110.76%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2015-2. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2015-2

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Jun-15	97.09%	1.27%	0.00%	0.12%	0.00%	0.00%	0.00%
2	Jul-15	94.26%	1.24%	0.00%	0.28%	0.07%	0.00%	0.00%
3	Aug-15	91.71%	1.16%	0.01%	0.46%	0.14%	0.07%	0.00%
4	Sep-15	89.06%	1.17%	0.02%	0.67%	0.22%	0.16%	0.00%
5	Oct-15	86.72%	1.17%	0.07%	0.83%	0.32%	0.27%	0.00%
6	Nov-15	84.41%	1.17%	0.14%	0.99%	0.30%	0.32%	0.00%
7	Dec-15	81.99%	1.19%	0.21%	1.13%	0.35%	0.36%	0.01%
8	Jan-16	79.66%	1.19%	0.30%	1.00%	0.45%	0.39%	0.01%
9	Feb-16	77.33%	1.20%	0.35%	1.03%	0.35%	0.53%	0.01%
10	Mar-16	74.69%	1.24%	0.45%	1.00%	0.33%	0.47%	0.01%
11	Apr-16	72.21%	1.27%	0.53%	1.33%	0.41%	0.53%	0.02%
12	May-16	69.63%	1.30%	0.61%	1.54%	0.43%	0.48%	0.02%
13	Jun-16	66.95%	1.34%	0.71%	1.72%	0.56%	0.48%	0.03%
14	Jul-16	64.48%	1.36%	0.84%	1.94%	0.49%	0.53%	0.03%
15	Aug-16	61.99%	1.39%	0.94%	2.20%	0.56%	0.50%	0.04%
16	Sep-16	60.44%	1.39%	1.03%	2.04%	0.61%	0.60%	0.04%
17	Oct-16	57.62%	1.39%	1.18%	2.47%	0.53%	0.56%	0.05%
18	Nov-16	55.61%	1.38%	1.27%	2.74%	0.71%	0.60%	0.05%
19	Dec-16	53.49%	1.38%	1.37%	2.58%	0.74%	0.70%	0.05%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2015-3 (“CRART 2015-3”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2015-3

Closing Date	9/30/2015
Cutoff Date	8/31/2015
Aggregate Principal Balance	$425,000,000.84
Number of Receivables	20,047
Average Outstanding Principal Balance	$21,200.18
Average Original Principal Balance	$21,508.78
Weighted Average Contract Rate(1)	7.10%
Contract Rate (range)	1.49% to 22.99%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	68 months
Remaining Term (range)	10 to 75 months
Percentage New Vehicles(2)	27.47%
Percentage Used Vehicles(2)	72.53%
Weighted Average Original FICO® Score (1)(3)(4)	691
Original FICO® Score (range) (3)	500 to 900
Weighted Average LTV(1)(5)	115.97%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented 0.29% of the total number of Receivables and 0.20% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2015-3

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	4	0.02%	$17,860.29	0.00	%(4)	760	74.60%
13 - 24	83	0.41	498,452.30	0.12		718	83.74%
25 - 36	522	2.60	4,371,403.91	1.03		719	95.71%
37 - 48	1,324	6.60	14,872,429.48	3.50		705	110.41%
49 - 60	4,383	21.86	70,882,756.72	16.68		706	110.53%
61 - 72	12,361	61.66	292,778,092.73	68.89		682	117.82%
73 - 75	1,370	6.83	41,579,005.41	9.78		717	116.74%

Total	20,047	100.00%	$425,000,000.84	100.00%		691	115.97%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2015-3

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	2,374	11.84%	$49,768,624.46	11.71%	685	116.92%
California	7,795	38.88	156,206,998.28	36.75	692	115.92%
Colorado	116	0.58	2,656,797.04	0.63	674	116.78%
Illinois	751	3.75	15,665,929.21	3.69	696	113.87%
Kansas	79	0.39	1,544,453.64	0.36	703	117.91%
Missouri	532	2.65	10,496,500.67	2.47	699	113.92%
Nevada	896	4.47	19,780,381.04	4.65	696	116.26%
Oklahoma	482	2.40	9,184,587.55	2.16	689	115.66%
Oregon	1	0.00 (4)	60,299.00	0.01	707	88.49%
Texas	6,817	34.01	155,496,608.44	36.59	691	116.12%
Washington	204	1.02	4,138,821.51	0.97	681	112.67%

Total	20,047	100.00%	$425,000,000.84	100.00%	691	115.97%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2015-3. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2015-3

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Sep-15	97.11%	1.13%	0.00%	0.20%	0.00%	0.00%	0.00%
2	Oct-15	94.39%	1.12%	0.00%	0.39%	0.10%	0.00%	0.00%
3	Nov-15	91.91%	1.05%	0.00%	0.77%	0.18%	0.09%	0.00%
4	Dec-15	89.65%	1.06%	0.03%	1.15%	0.33%	0.21%	0.00%
5	Jan-16	87.53%	1.03%	0.09%	1.15%	0.39%	0.36%	0.00%
6	Feb-16	84.99%	1.10%	0.17%	0.95%	0.28%	0.41%	0.00%
7	Mar-16	82.34%	1.16%	0.25%	1.00%	0.24%	0.37%	0.00%
8	Apr-16	79.81%	1.20%	0.35%	1.09%	0.35%	0.30%	0.01%
9	May-16	77.18%	1.24%	0.45%	1.37%	0.47%	0.33%	0.01%
10	Jun-16	74.75%	1.26%	0.51%	1.58%	0.50%	0.47%	0.01%
11	Jul-16	72.20%	1.29%	0.61%	1.65%	0.45%	0.64%	0.02%
12	Aug-16	69.63%	1.32%	0.77%	1.97%	0.51%	0.50%	0.02%
13	Sep-16	67.22%	1.34%	0.93%	2.11%	0.54%	0.49%	0.03%
14	Oct-16	64.90%	1.35%	1.05%	2.54%	0.70%	0.52%	0.04%
15	Nov-16	62.81%	1.34%	1.14%	2.74%	0.70%	0.74%	0.04%
16	Dec-16	60.77%	1.33%	1.26%	3.07%	0.69%	0.77%	0.04%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2015-4 (“CRART 2015-4”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2015-4

Closing Date	12/17/2015
Cutoff Date	11/30/2015
Aggregate Principal Balance	$380,000,028.37
Number of Receivables	17,992
Average Outstanding Principal Balance	$21,120.50
Average Original Principal Balance	$21,418.27
Weighted Average Contract Rate(1)	6.98%
Contract Rate (range)	1.79% to 22.33%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	68 months
Remaining Term (range)	9 to 75 months
Percentage New Vehicles(2)	27.46%
Percentage Used Vehicles(2)	72.54%
Weighted Average Original FICO® Score (1)(3)(4)	696
Original FICO® Score (range) (3)	502 to 895
Weighted Average LTV(1)(5)	115.16%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented 0.14% of the total number of Receivables and 0.07% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2015-4

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	1	0.01%	$3,709.21	0.00	%(4)	601	97.43%
13 - 24	74	0.41	428,862.99	0.11		727	88.99%
25 - 36	565	3.14	4,802,822.63	1.26		723	95.58%
37 - 48	1,257	6.99	14,131,294.83	3.72		711	107.78%
49 - 60	3,932	21.85	63,103,621.03	16.61		705	111.07%
61 - 72	10,647	59.18	252,332,848.34	66.40		688	116.80%
73 - 75	1,516	8.43	45,196,869.34	11.89		721	116.35%

Total	17,992	100.00%	$380,000,028.37	100.00%		696	115.16%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2015-4

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	2,227	12.38%	$46,315,481.47	12.19%	700	114.98%
California	7,195	39.99	145,989,294.11	38.42	693	115.31%
Colorado	106	0.59	2,385,948.45	0.63	697	110.86%
Idaho	5	0.03	90,072.68	0.02	648	118.70%
Illinois	738	4.10	14,268,495.33	3.75	697	114.43%
Kansas	57	0.32	1,152,072.33	0.30	719	120.78%
Missouri	487	2.71	9,543,309.64	2.51	717	112.23%
Nevada	852	4.74	19,624,210.75	5.16	703	114.46%
Oklahoma	400	2.22	7,686,167.35	2.02	701	113.15%
Oregon	22	0.12	459,026.75	0.12	668	106.25%
Texas	5,657	31.44	127,608,141.07	33.58	695	115.83%
Washington	246	1.37	4,877,808.44	1.28	696	110.42%

Total	17,992	100.00%	$380,000,028.37	100.00%	696	115.16%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2015-4. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2015-4

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Dec-15	97.04%	1.28%	0.00%	0.25%	0.00%	0.00%	0.00%
2	Jan-16	94.48%	1.13%	0.00%	0.63%	0.12%	0.00%	0.00%
3	Feb-16	91.79%	1.15%	0.01%	0.64%	0.25%	0.07%	0.00%
4	Mar-16	88.99%	1.20%	0.03%	0.78%	0.23%	0.25%	0.00%
5	Apr-16	86.45%	1.19%	0.09%	0.86%	0.34%	0.29%	0.00%
6	May-16	83.62%	1.25%	0.18%	1.14%	0.33%	0.39%	0.00%
7	Jun-16	80.88%	1.31%	0.30%	1.17%	0.38%	0.35%	0.00%
8	Jul-16	78.45%	1.31%	0.38%	1.18%	0.47%	0.47%	0.01%
9	Aug-16	75.82%	1.35%	0.51%	1.70%	0.42%	0.46%	0.01%
10	Sep-16	73.28%	1.37%	0.58%	1.73%	0.43%	0.51%	0.02%
11	Oct-16	70.59%	1.40%	0.73%	2.30%	0.48%	0.44%	0.02%
12	Nov-16	68.26%	1.40%	0.82%	2.40%	0.83%	0.49%	0.03%
13	Dec-16	65.82%	1.42%	0.93%	2.48%	0.68%	0.84%	0.03%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2016-1 (“CRART 2016-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2016-1

Closing Date	3/17/16
Cutoff Date	2/29/16
Aggregate Principal Balance	$440,000,031.61
Number of Receivables	20,877
Average Outstanding Principal Balance	$21,075.83
Average Original Principal Balance	$21,587.66
Weighted Average Contract Rate(1)	6.82%
Contract Rate (range)	0.001% to 24.00%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	11 to 75 months
Percentage New Vehicles(2)	29.52%
Percentage Used Vehicles(2)	70.48%
Weighted Average Original FICO® Score (1)(3)(4)	699
Original FICO® Score (range) (3)	500 to 900
Weighted Average LTV(1)(5)	112.33%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented 0.14% of the total number of Receivables and 0.07% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2016-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	3	0.01%	$12,822.80	0.00	%(4)	793	63.31%
13 - 24	97	0.46	503,253.97	0.11		739	89.42%
25 - 36	549	2.63	4,445,509.99	1.01		724	95.12%
37 - 48	1,354	6.49	14,869,519.00	3.38		710	106.07%
49 - 60	4,437	21.25	71,323,345.62	16.21		711	107.64%
61 - 72	12,828	61.45	301,671,104.97	68.56		692	113.80%
73 - 75	1,609	7.71	47,174,475.26	10.72		722	113.89%

Total	20,877	100.00%	$440,000,031.61	100.00%		699	112.33%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2016-1

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	2,590	12.41%	$54,498,988.99	12.39%	707	111.44%
California	8,790	42.10	183,253,825.25	41.65	696	113.31%
Colorado	136	0.65	2,903,030.24	0.66	682	110.50%
Idaho	17	0.08	194,040.61	0.04	653	103.85%
Illinois	1,048	5.02	20,749,080.79	4.72	702	109.28%
Kansas	88	0.42	1,683,936.82	0.38	722	110.63%
Missouri	480	2.30	8,809,844.07	2.00	714	107.19%
Nevada	979	4.69	21,625,724.43	4.91	699	113.96%
Oklahoma	508	2.43	9,654,077.84	2.19	696	110.70%
Oregon	145	0.69	2,588,767.42	0.59	686	110.75%
Texas	5,852	28.03	128,938,514.22	29.30	701	112.20%
Utah	30	0.14	760,894.15	0.17	675	110.67%
Washington	214	1.03	4,339,306.78	0.99	689	110.26%

Total	20,877	100.00%	$440,000,031.61	100.00%	699	112.33%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2016-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2016-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Mar-16	97.00%	1.35%	0.00%	0.23%	0.00%	0.00%	0.00%
2	Apr-16	94.23%	1.27%	0.00%	0.41%	0.10%	0.00%	0.00%
3	May-16	91.52%	1.24%	0.01%	0.66%	0.19%	0.08%	0.00%
4	Jun-16	88.94%	1.21%	0.03%	0.81%	0.34%	0.19%	0.00%
5	Jul-16	86.16%	1.25%	0.09%	0.97%	0.32%	0.32%	0.00%
6	Aug-16	83.63%	1.27%	0.20%	1.08%	0.32%	0.38%	0.00%
7	Sep-16	81.29%	1.27%	0.31%	1.01%	0.43%	0.41%	0.01%
8	Oct-16	78.81%	1.28%	0.42%	1.52%	0.32%	0.43%	0.01%
9	Nov-16	76.51%	1.28%	0.56%	1.62%	0.48%	0.38%	0.01%
10	Dec-16	75.66%	1.29%	0.63%	2.11%	0.56%	0.47%	0.02%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

California Republic Auto Receivables Trust 2016-2 (“CRART 2016-2”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2016-2

Closing Date	6/16/16
Cutoff Date	5/31/16
Aggregate Principal Balance	$400,000,026.54
Number of Receivables	19,531
Average Outstanding Principal Balance	$20,480.26
Average Original Principal Balance	$20,802.37
Weighted Average Contract Rate(1)	7.42%
Contract Rate (range)	1.49% to 21.99%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	68 months
Remaining Term (range)	4 to 75 months
Percentage New Vehicles(2)	22.71%
Percentage Used Vehicles(2)	77.29%
Weighted Average Original FICO® Score (1)(3)(4)	692
Original FICO® Score (range) (3)	503 to 898
Weighted Average LTV(1)(5)	113.49%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “Mechanics Bank—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented 0.14% of the total number of Receivables and 0.07% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2016-2

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	27	0.14%	$67,231.19	0.02%	756	97.76%
13 - 24	117	0.60	699,450.27	0.17	734	90.19%
25 - 36	554	2.84	4,287,262.83	1.07	717	97.45%
37 - 48	1,383	7.08	14,925,693.54	3.73	707	108.79%
49 - 60	4,297	22.00	66,619,713.54	16.65	700	109.93%
61 - 72	11,643	59.61	269,463,382.27	67.37	684	114.71%
73 - 75	1,510	7.73	43,937,292.90	10.98	718	114.92%

Total	19,531	100.00%	$400,000,026.54	100.00%	692	113.49%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2016-2

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	2,314	11.85%	$47,675,000.67	11.92%	691	113.61%
California	8,626	44.17	174,868,245.51	43.72	690	114.65%
Colorado	97	0.50	2,186,904.15	0.55	659	113.05%
Idaho	24	0.12	306,408.14	0.08	637	107.48%
Illinois	1,134	5.81	22,411,125.14	5.60	697	109.69%
Kansas	94	0.48	1,772,540.94	0.44	710	114.10%
Missouri	480	2.46	8,798,112.99	2.20	706	112.03%
Nevada	940	4.81	20,689,338.39	5.17	697	113.49%
Oklahoma	533	2.73	10,452,605.86	2.61	693	111.48%
Oregon	137	0.70	2,706,373.11	0.68	658	109.00%
Texas	4,870	24.93	102,004,999.18	25.50	694	112.83%
Utah	109	0.56	2,552,071.92	0.64	664	116.89%
Washington	173	0.89	3,576,300.54	0.89	677	108.18%

Total	19,531	100.00%	$400,000,026.54	100.00%	692	113.49%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sale contracts and installment loans owned by California Republic Auto Receivables Trust 2016-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

CRART 2016-2

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days	Repossession Expenses(3)
1	Jun-16	96.86%	1.41%	0.00%	0.25%	0.00%	0.00%	0.00%
2	Jul-16	94.03%	1.30%	0.00%	0.60%	0.10%	0.00%	0.00%
3	Aug-16	91.26%	1.26%	0.00%	0.93%	0.27%	0.08%	0.00%
4	Sep-16	88.52%	1.25%	0.02%	1.12%	0.31%	0.23%	0.00%
5	Oct-16	86.15%	1.23%	0.07%	1.49%	0.38%	0.40%	0.00%
6	Nov-16	83.97%	1.20%	0.18%	1.72%	0.54%	0.44%	0.00%
7	Dec-16	81.61%	1.21%	0.28%	1.71%	0.53%	0.58%	0.01%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.
(3)	Repossession Expenses include expenses incurred in connection with repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related obligor. The servicer may net these expenses from collections.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS)

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.

Mechanics Bank — Delinquency Experience

Mechanics Bank — Delinquency Experience

Mechanics Bank — Cumulative Loss Experience

APPENDIX B

Mechanics Bank — Static Pool Information for Vintage Pools(1)

SUMMARY CHARACTERISTICS OF ORIGINATED RECEIVABLES

	Origination Year
Origination Characteristics	2016	2015	2014	2013	2012
Aggregate Original Principal Balance	$1,749,560,237	$1,829,569,118	$1,190,464,489	$597,419,289	$274,499,034
Original Number of Receivables	82,965	83,238	54,401	28,022	13,452
Average Original Principal Balance	$21,088	$21,980	$21,883	$21,320	$20,406
Weighted Average Original Term(2)	69	69	69	68	67
Weighted Average Original Contract Rate(2)	7.01%	6.71%	7.05%	7.20%	8.13%
Weighted Average FICO® Score(2)(4)	699	696	694	695	694
% New Finance Vehicles(5)	26.02%	32.20%	36.27%	36.74%	35.39%
% Used Finance Vehicles(5)	73.98%	67.80%	63.73%	63.26%	64.61%

		As of the Three Months Ended December 31,
	2016	2015	2014	2013	2012

Aggregate Month-end Principal Balance	$1,499,122,250	$1,064,727,499	$425,240,900	$113,391,041	$21,328,637
Month-end Number of Receivables	76,298	62,274	31,172	11,606	3,584
Average Month-end Principal Balance	$19,648	$17,097	$13,642	$9,770	$5,951
Weighted Average Month-end Contract Rate(3)	7.07%	6.76%	6.97%	7.00%	7.89%
Weighted Average Age(3)	5.08	16.98	28.48	40.32	52.07
Pool Factor (6)	85.69%	58.20%	35.72%	18.98%	7.77%

(1)	Originations prior to October 1, 2016 were originated or purchased by California Republic Bank, as predecessor to Mechanics Bank.
(2)	Weighted by original aggregate principal balance of the originated Receivables in that origination year.
(3)	Weighted by current aggregate month-end principal balance of the originated Receivables in that origination year.
(4)	Weighted average calculated excluding accounts for which no original FICO® Score is available.
(5)	As a percentage of the original principal balance of the originated Receivables in that origination year.
(6)	The pool factor represents (a) the aggregate outstanding month-end principal balance of receivables originated in the specified year divided by (b) the aggregate original principal balance of the receivables originated in the specified year.

Mechanics Bank — Original Contract Rate

(as a percentage of the aggregate original principal balance of the originated Receivables in that origination year)

	Origination Year
Original Contract Rate	2012	2013	2014	2015	2016
Less than 0.01%	0.00%	0.14%	0.03%	0.02%	0.00%
0.01% - 1.00%	0.00	0.02	0.02	0.02	0.00
1.01% - 2.00%	0.87	4.60	5.63	3.79	0.41
2.01% - 3.00%	9.82	9.61	10.33	12.44	11.48
3.01% - 4.00%	8.82	10.64	10.23	11.93	11.25
4.01% - 5.00%	9.13	10.67	10.71	12.49	13.41
5.01% - 6.00%	8.58	10.56	10.09	10.95	11.95
6.01% - 7.00%	8.76	9.51	9.28	9.97	10.81
7.01% - 8.00%	8.59	8.52	8.92	9.04	9.25
8.01% - 9.00%	8.47	8.38	8.70	7.97	8.34
9.01% - 10.00%	9.58	8.07	8.34	6.55	6.92
10.01% - 11.00%	6.46	5.58	5.34	4.28	4.46
11.01% - 12.00%	4.79	3.88	3.97	3.16	3.37
12.01% - 13.00%	5.00	3.63	3.15	2.62	3.09
13.01% - 14.00%	3.70	2.06	1.85	1.72	2.03
14.01% - 15.00%	2.67	1.72	1.49	1.40	1.46
15.01% - 16.00%	2.11	1.03	0.81	0.80	0.87
16.01% - 17.00%	1.22	0.67	0.48	0.43	0.44
17.01% - 18.00%	0.55	0.46	0.37	0.22	0.21
18.01% - 19.00%	0.50	0.17	0.13	0.12	0.12
19.01% - 20.00%	0.20	0.08	0.09	0.07	0.08
20.01% - 21.00%	0.09	0.01	0.02	0.01	0.02
21.01% - 22.00%	0.04	0.01	0.01	0.01	0.02
22.01% - 23.00%	0.03	0.00	0.00	0.00	0.00
23.01% - 24.00%	0.03	0.00	0.00	0.00	0.00
Greater than or equal to 24.01%	0.01	0.00	0.00	0.00	0.00

Total	100.00%	100.00%	100.00%	100.00%	100.00%

Mechanics Bank — Geographic Distribution by Top States

(as a percentage of the aggregate original principal balance of the originated Receivables in that origination year)

	Origination Year
State(1)	2012	2013	2014	2015	2016
California	98.63%	69.83%	52.88%	41.10%	41.88%
Texas	0.00	19.95	30.49	34.03	25.75
Arizona	1.37	9.47	9.72	11.09	11.63
Illinois	0.00	0.00	0.00	2.93	6.25
Nevada	0.00	0.66	5.09	5.16	5.38
Oklahoma	0.00	0.00	0.00	1.71	2.76
Missouri	0.00	0.00	1.55	2.25	2.55
Washington	0.00	0.00	0.00	0.87	0.95
Oregon	0.00	0.00	0.00	0.08	0.90
Colorado	0.00	0.00	0.00	0.41	0.88
Utah	0.00	0.00	0.00	0.00	0.46
Kansas	0.00	0.00	0.21	0.38	0.37
Florida	0.00	0.00	0.00	0.00	0.15
Idaho	0.00	0.00	0.00	0.01	0.08
Iowa	0.00	0.08	0.07	0.00	0.00

Total	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	Based on the billing address of the originating dealers.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS)

	Origination Month
Age(2)	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12
1	7.71%	4.51%	5.37%	3.39%	3.97%	2.73%	2.67%	3.82%	3.50%	3.70%	3.87%	2.60%	3.47%
2	6.25%	3.05%	3.62%	2.68%	2.92%	1.95%	2.30%	2.60%	2.45%	2.42%	2.85%	1.77%	2.31%
3	4.81%	2.95%	2.83%	2.53%	2.25%	1.62%	1.98%	2.06%	2.04%	2.11%	2.51%	1.39%	1.82%
4	3.74%	2.42%	2.40%	2.04%	2.16%	1.38%	1.64%	2.04%	1.83%	1.76%	2.16%	1.47%	1.57%
5	3.07%	2.30%	2.04%	2.01%	1.90%	1.41%	1.68%	1.90%	1.53%	1.60%	1.86%	1.41%	1.46%
6	2.89%	2.03%	1.90%	1.83%	1.88%	1.36%	1.62%	1.77%	1.44%	1.47%	1.64%	1.39%	1.44%
7	2.89%	1.96%	1.76%	1.82%	1.74%	1.34%	1.50%	1.64%	1.37%	1.44%	1.53%	1.35%	1.36%
8	2.69%	2.15%	1.78%	1.65%	1.63%	1.39%	1.53%	1.63%	1.35%	1.41%	1.47%	1.33%	1.41%
9	2.41%	2.03%	1.79%	1.62%	1.63%	1.47%	1.46%	1.63%	1.32%	1.39%	1.39%	1.30%	1.40%
10	2.18%	1.85%	1.79%	1.60%	1.53%	1.56%	1.45%	1.53%	1.41%	1.38%	1.42%	1.36%	1.44%
11	2.11%	1.75%	1.75%	1.57%	1.47%	1.57%	1.44%	1.43%	1.45%	1.48%	1.43%	1.42%	1.43%
12	1.94%	1.83%	1.68%	1.55%	1.41%	1.56%	1.41%	1.40%	1.49%	1.52%	1.41%	1.47%	1.48%
13	2.02%	2.01%	1.61%	1.57%	1.48%	1.53%	1.37%	1.45%	1.53%	1.55%	1.50%	1.47%	1.49%
14	1.97%	1.99%	1.60%	1.56%	1.52%	1.50%	1.40%	1.47%	1.60%	1.58%	1.53%	1.45%	1.46%
15	1.85%	1.92%	1.58%	1.57%	1.57%	1.51%	1.39%	1.51%	1.62%	1.55%	1.55%	1.49%	1.49%
16	1.80%	1.90%	1.61%	1.62%	1.60%	1.56%	1.40%	1.59%	1.71%	1.56%	1.56%	1.49%	1.44%
17	1.91%	1.85%	1.60%	1.70%	1.65%	1.54%	1.49%	1.59%	1.67%	1.55%	1.55%	1.48%	1.42%
18	1.81%	1.88%	1.65%	1.67%	1.62%	1.66%	1.46%	1.58%	1.70%	1.59%	1.56%	1.46%	1.40%
19	1.72%	1.93%	1.62%	1.72%	1.72%	1.64%	1.49%	1.56%	1.74%	1.57%	1.55%	1.46%	1.39%
20	1.78%	1.88%	1.61%	1.74%	1.70%	1.62%	1.49%	1.58%	1.72%	1.56%	1.53%	1.48%	1.40%
21	1.76%	1.84%	1.58%	1.71%	1.71%	1.62%	1.51%	1.56%	1.69%	1.56%	1.53%	1.49%	1.39%
22	1.76%	1.89%	1.61%	1.65%	1.74%	1.60%	1.53%	1.54%	1.68%	1.53%	1.56%	1.52%	1.37%
23	1.74%	1.85%	1.62%	1.68%	1.75%	1.59%	1.51%	1.50%	1.65%	1.54%	1.55%	1.53%	1.35%
24	1.69%	1.78%	1.67%	1.68%	1.74%	1.58%	1.47%	1.47%	1.64%	1.53%	1.57%	1.50%	1.41%
25	1.62%	1.71%	1.69%	1.68%	1.70%	1.58%	1.48%	1.48%	1.66%	1.52%	1.58%	1.51%	1.47%
26	1.61%	1.76%	1.72%	1.66%	1.68%	1.59%	1.48%	1.46%	1.68%	1.52%	1.57%	1.52%	1.45%
27	1.61%	1.72%	1.74%	1.64%	1.65%	1.58%	1.46%	1.45%	1.65%	1.50%	1.55%	1.52%	1.45%
28	1.68%	1.68%	1.70%	1.63%	1.67%	1.58%	1.50%	1.45%	1.66%	1.48%	1.56%	1.55%	1.44%
29	1.68%	1.70%	1.69%	1.64%	1.67%	1.59%	1.51%	1.46%	1.64%	1.46%	1.55%	1.53%	1.45%
30	1.62%	1.68%	1.68%	1.63%	1.65%	1.58%	1.50%	1.47%	1.61%	1.45%	1.54%	1.53%	1.46%
31	1.63%	1.67%	1.68%	1.60%	1.63%	1.56%	1.49%	1.46%	1.61%	1.43%	1.53%	1.52%	1.46%
32	1.64%	1.62%	1.70%	1.63%	1.61%	1.54%	1.48%	1.45%	1.59%	1.43%	1.52%	1.50%	1.45%
33	1.64%	1.60%	1.67%	1.62%	1.60%	1.52%	1.48%	1.43%	1.58%	1.43%	1.53%	1.47%	1.45%
34	1.60%	1.58%	1.68%	1.62%	1.58%	1.52%	1.45%	1.42%	1.57%	1.43%	1.51%	1.49%	1.44%
35	1.56%	1.58%	1.70%	1.67%	1.58%	1.49%	1.43%	1.40%	1.57%	1.43%	1.51%	1.47%	1.44%
36	1.51%	1.57%	1.68%	1.64%	1.54%	1.47%	1.42%	1.38%	1.55%	1.43%	1.51%	1.48%	1.42%
37	1.50%	1.55%	1.66%	1.62%	1.53%	1.47%	1.43%	1.40%	1.55%	1.40%	1.50%	1.47%	1.41%
38	1.51%	1.59%	1.67%	1.62%	1.51%	1.46%	1.43%	1.39%	1.54%	1.40%	1.48%	1.47%	1.42%
39	1.47%	1.61%	1.64%	1.60%	1.49%	1.47%	1.41%	1.38%	1.52%	1.38%	1.48%	1.48%	1.40%
40	1.49%	1.63%	1.62%	1.60%	1.51%	1.46%	1.42%	1.38%	1.53%	1.36%	1.47%	1.48%	1.39%
41	1.48%	1.60%	1.61%	1.61%	1.50%	1.46%	1.41%	1.38%	1.51%	1.37%	1.46%	1.47%	1.37%
42	1.50%	1.58%	1.59%	1.60%	1.48%	1.44%	1.40%	1.35%	1.49%	1.37%	1.46%	1.47%	1.35%
43	1.51%	1.55%	1.58%	1.59%	1.48%	1.43%	1.40%	1.36%	1.47%	1.36%	1.44%	1.45%	1.35%
44	1.50%	1.53%	1.56%	1.60%	1.47%	1.43%	1.38%	1.36%	1.46%	1.36%	1.43%	1.43%	1.34%
45	1.45%	1.51%	1.53%	1.59%	1.45%	1.42%	1.37%	1.36%	1.43%	1.35%	1.43%	1.43%	1.33%
46	1.41%	1.47%	1.52%	1.58%	1.43%	1.41%	1.34%	1.34%	1.42%	1.34%	1.42%	1.41%	1.33%
47	1.41%	1.44%	1.51%	1.56%	1.42%	1.39%	1.33%	1.33%	1.41%	1.35%	1.40%	1.41%	1.32%
48	1.48%	1.46%	1.49%	1.53%	1.38%	1.37%	1.34%	1.32%	1.40%	1.35%	1.38%	1.40%	1.31%
49	1.44%	1.47%	1.47%	1.53%	1.36%	1.35%	1.34%	1.32%	1.40%	1.35%	1.37%	1.39%	1.30%
50	1.46%	1.44%	1.44%	1.52%	1.33%	1.35%	1.32%	1.31%	1.39%	1.36%	1.37%	1.37%	1.30%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

	Origination Month
Age(2)	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12
51	1.42%	1.41%	1.41%	1.50%	1.32%	1.33%	1.34%	1.31%	1.37%	1.35%	1.36%	1.35%	1.32%
52	1.40%	1.39%	1.40%	1.48%	1.31%	1.33%	1.31%	1.31%	1.37%	1.34%	1.35%	1.35%	1.30%
53	1.43%	1.35%	1.38%	1.47%	1.31%	1.33%	1.30%	1.31%	1.37%	1.33%	1.34%	1.34%	1.29%
54	1.39%	1.34%	1.37%	1.45%	1.29%	1.34%	1.30%	1.29%	1.36%	1.33%	1.34%	1.33%
55	1.36%	1.32%	1.34%	1.44%	1.29%	1.32%	1.31%	1.27%	1.34%	1.32%	1.32%
56	1.32%	1.32%	1.32%	1.46%	1.27%	1.33%	1.30%	1.29%	1.32%	1.31%
57	1.28%	1.28%	1.30%	1.46%	1.26%	1.32%	1.28%	1.26%	1.31%
58	1.23%	1.25%	1.27%	1.45%	1.24%	1.30%	1.27%	1.24%
59	1.20%	1.22%	1.27%	1.45%	1.23%	1.29%	1.26%
60	1.27%	1.17%	1.27%	1.42%	1.20%	1.28%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

	Origination Month
Age(2)	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
1	2.74%	3.94%	3.49%	2.93%	4.16%	3.18%	3.51%	3.30%	3.57%	4.22%	3.64%
2	2.00%	2.83%	2.47%	2.15%	2.73%	2.26%	2.36%	2.53%	2.68%	3.02%	2.42%
3	1.58%	2.34%	2.21%	1.85%	2.33%	1.96%	1.95%	2.46%	2.23%	2.45%	2.13%
4	1.46%	2.12%	1.88%	1.69%	2.12%	1.73%	1.84%	2.14%	2.07%	2.16%	1.80%
5	1.40%	1.91%	1.80%	1.68%	2.05%	1.76%	1.65%	1.97%	1.97%	1.93%	1.55%
6	1.30%	1.87%	1.70%	1.56%	2.05%	1.68%	1.65%	1.88%	1.87%	1.76%	1.53%
7	1.47%	1.86%	1.65%	1.60%	1.95%	1.60%	1.56%	1.77%	1.77%	1.71%	1.44%
8	1.42%	1.83%	1.76%	1.63%	1.87%	1.57%	1.56%	1.68%	1.68%	1.64%	1.38%
9	1.41%	1.84%	1.71%	1.61%	1.77%	1.55%	1.51%	1.60%	1.67%	1.58%	1.38%
10	1.52%	1.78%	1.65%	1.58%	1.75%	1.54%	1.47%	1.55%	1.64%	1.55%	1.36%
11	1.52%	1.78%	1.63%	1.55%	1.68%	1.52%	1.45%	1.54%	1.63%	1.55%	1.38%
12	1.53%	1.78%	1.66%	1.54%	1.63%	1.52%	1.44%	1.52%	1.61%	1.52%	1.41%
13	1.52%	1.73%	1.67%	1.57%	1.66%	1.50%	1.48%	1.47%	1.66%	1.50%	1.45%
14	1.51%	1.72%	1.68%	1.59%	1.63%	1.54%	1.51%	1.53%	1.66%	1.56%	1.44%
15	1.50%	1.70%	1.68%	1.60%	1.64%	1.56%	1.53%	1.55%	1.71%	1.56%	1.44%
16	1.48%	1.68%	1.64%	1.60%	1.66%	1.58%	1.54%	1.54%	1.68%	1.55%	1.43%
17	1.47%	1.64%	1.65%	1.61%	1.69%	1.62%	1.54%	1.53%	1.67%	1.54%	1.40%
18	1.46%	1.65%	1.67%	1.63%	1.66%	1.63%	1.52%	1.53%	1.64%	1.53%	1.38%
19	1.46%	1.64%	1.65%	1.68%	1.62%	1.62%	1.50%	1.51%	1.61%	1.54%	1.37%
20	1.48%	1.63%	1.66%	1.66%	1.65%	1.60%	1.52%	1.50%	1.61%	1.52%	1.40%
21	1.49%	1.67%	1.64%	1.66%	1.62%	1.59%	1.51%	1.49%	1.59%	1.52%	1.43%
22	1.48%	1.69%	1.63%	1.68%	1.62%	1.58%	1.52%	1.47%	1.56%	1.51%	1.46%
23	1.50%	1.68%	1.62%	1.69%	1.60%	1.56%	1.52%	1.47%	1.56%	1.54%	1.46%
24	1.53%	1.66%	1.61%	1.65%	1.58%	1.55%	1.50%	1.49%	1.57%	1.53%	1.45%
25	1.53%	1.63%	1.58%	1.65%	1.58%	1.55%	1.49%	1.51%	1.56%	1.53%	1.46%
26	1.56%	1.59%	1.59%	1.65%	1.56%	1.58%	1.50%	1.51%	1.56%	1.53%	1.45%
27	1.55%	1.57%	1.58%	1.65%	1.57%	1.57%	1.49%	1.51%	1.56%	1.53%	1.43%
28	1.54%	1.58%	1.57%	1.64%	1.56%	1.58%	1.49%	1.49%	1.56%	1.53%	1.41%
29	1.53%	1.58%	1.57%	1.64%	1.54%	1.58%	1.50%	1.50%	1.57%	1.52%	1.40%
30	1.50%	1.57%	1.56%	1.62%	1.54%	1.58%	1.49%	1.50%	1.55%	1.49%	1.38%
31	1.50%	1.57%	1.57%	1.61%	1.53%	1.56%	1.48%	1.50%	1.53%	1.49%	1.38%
32	1.50%	1.58%	1.56%	1.63%	1.55%	1.55%	1.47%	1.48%	1.50%	1.47%	1.38%
33	1.51%	1.57%	1.57%	1.61%	1.53%	1.53%	1.46%	1.47%	1.50%	1.46%	1.37%
34	1.51%	1.56%	1.56%	1.60%	1.51%	1.51%	1.44%	1.46%	1.50%	1.47%	1.37%
35	1.50%	1.55%	1.56%	1.57%	1.49%	1.52%	1.42%	1.45%	1.48%	1.46%	1.37%
36	1.48%	1.53%	1.56%	1.55%	1.49%	1.50%	1.43%	1.44%	1.48%	1.47%	1.40%
37	1.47%	1.53%	1.54%	1.54%	1.49%	1.48%	1.44%	1.42%	1.47%	1.47%	1.39%
38	1.45%	1.51%	1.54%	1.52%	1.49%	1.49%	1.42%	1.42%	1.46%	1.46%	1.38%
39	1.43%	1.51%	1.53%	1.51%	1.49%	1.48%	1.43%	1.41%	1.45%	1.45%	1.39%
40	1.41%	1.51%	1.54%	1.51%	1.47%	1.47%	1.43%	1.40%	1.43%	1.44%	1.37%
41	1.39%	1.52%	1.54%	1.50%	1.47%	1.46%	1.42%	1.40%	1.42%	1.43%	1.37%
42	1.38%	1.52%	1.53%	1.50%	1.45%	1.45%	1.41%	1.40%	1.41%	1.41%	1.35%
43	1.38%	1.51%	1.52%	1.49%	1.44%	1.43%	1.42%	1.39%	1.40%	1.40%
44	1.37%	1.50%	1.52%	1.47%	1.45%	1.42%	1.41%	1.37%	1.40%
45	1.37%	1.48%	1.52%	1.47%	1.44%	1.42%	1.40%	1.37%
46	1.35%	1.46%	1.51%	1.45%	1.43%	1.41%	1.39%
47	1.34%	1.44%	1.49%	1.44%	1.42%	1.39%
48	1.34%	1.42%	1.48%	1.42%	1.39%
49	1.34%	1.40%	1.47%	1.42%
50	1.34%	1.39%	1.46%
51	1.33%	1.38%
52	1.32%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

	Origination Month
Age(2)	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14
1	3.21%	3.26%	3.16%	2.94%	2.89%	4.16%	3.43%	3.09%	2.97%	3.16%	2.68%
2	2.24%	2.31%	2.08%	2.00%	2.05%	2.76%	2.38%	2.16%	2.14%	2.26%	1.92%
3	1.76%	1.92%	1.78%	1.76%	1.73%	2.15%	1.98%	1.93%	1.76%	1.83%	1.60%
4	1.60%	1.69%	1.58%	1.57%	1.66%	1.88%	1.79%	1.78%	1.66%	1.64%	1.48%
5	1.52%	1.54%	1.41%	1.52%	1.60%	1.69%	1.75%	1.66%	1.54%	1.58%	1.41%
6	1.44%	1.50%	1.39%	1.53%	1.58%	1.64%	1.63%	1.63%	1.53%	1.57%	1.38%
7	1.41%	1.49%	1.38%	1.50%	1.55%	1.65%	1.59%	1.55%	1.48%	1.49%	1.37%
8	1.42%	1.45%	1.37%	1.50%	1.50%	1.66%	1.57%	1.50%	1.42%	1.44%	1.38%
9	1.42%	1.47%	1.35%	1.52%	1.45%	1.66%	1.53%	1.46%	1.38%	1.41%	1.33%
10	1.43%	1.50%	1.33%	1.49%	1.46%	1.61%	1.48%	1.45%	1.32%	1.38%	1.40%
11	1.41%	1.52%	1.32%	1.48%	1.45%	1.61%	1.49%	1.46%	1.30%	1.41%	1.45%
12	1.43%	1.53%	1.32%	1.51%	1.46%	1.61%	1.49%	1.46%	1.33%	1.45%	1.44%
13	1.43%	1.52%	1.35%	1.52%	1.46%	1.61%	1.48%	1.49%	1.36%	1.42%	1.47%
14	1.44%	1.51%	1.31%	1.50%	1.48%	1.61%	1.51%	1.50%	1.37%	1.45%	1.49%
15	1.44%	1.46%	1.31%	1.50%	1.46%	1.59%	1.51%	1.49%	1.42%	1.47%	1.49%
16	1.42%	1.44%	1.33%	1.51%	1.46%	1.59%	1.50%	1.51%	1.43%	1.47%	1.51%
17	1.40%	1.46%	1.31%	1.53%	1.45%	1.57%	1.53%	1.50%	1.44%	1.45%	1.51%
18	1.40%	1.48%	1.33%	1.55%	1.46%	1.57%	1.55%	1.49%	1.43%	1.45%	1.50%
19	1.40%	1.48%	1.32%	1.55%	1.45%	1.58%	1.55%	1.49%	1.43%	1.45%	1.50%
20	1.40%	1.48%	1.33%	1.58%	1.48%	1.58%	1.53%	1.50%	1.42%	1.44%	1.50%
21	1.42%	1.48%	1.38%	1.59%	1.49%	1.59%	1.52%	1.48%	1.42%	1.44%	1.52%
22	1.41%	1.50%	1.41%	1.57%	1.49%	1.58%	1.51%	1.48%	1.43%	1.44%	1.51%
23	1.41%	1.51%	1.39%	1.55%	1.50%	1.57%	1.52%	1.48%	1.43%	1.47%	1.51%
24	1.43%	1.52%	1.39%	1.55%	1.49%	1.56%	1.53%	1.48%	1.44%	1.46%	1.51%
25	1.43%	1.52%	1.39%	1.55%	1.51%	1.53%	1.53%	1.48%	1.45%	1.47%	1.52%
26	1.42%	1.52%	1.38%	1.54%	1.50%	1.54%	1.51%	1.47%	1.46%	1.47%	1.53%
27	1.42%	1.51%	1.37%	1.54%	1.51%	1.54%	1.50%	1.48%	1.46%	1.47%	1.53%
28	1.41%	1.51%	1.37%	1.54%	1.53%	1.53%	1.51%	1.49%	1.45%	1.45%	1.53%
29	1.41%	1.49%	1.36%	1.54%	1.52%	1.53%	1.51%	1.48%	1.44%	1.44%	1.52%
30	1.40%	1.50%	1.37%	1.53%	1.53%	1.52%	1.50%	1.48%	1.44%	1.43%	1.50%
31	1.40%	1.50%	1.38%	1.52%	1.50%	1.52%	1.49%	1.48%	1.44%	1.43%	1.49%
32	1.39%	1.50%	1.38%	1.51%	1.48%	1.51%	1.49%	1.46%	1.42%	1.43%
33	1.40%	1.48%	1.39%	1.49%	1.49%	1.53%	1.48%	1.46%	1.41%
34	1.40%	1.49%	1.38%	1.48%	1.49%	1.52%	1.48%	1.45%
35	1.40%	1.47%	1.37%	1.47%	1.49%	1.50%	1.47%
36	1.39%	1.46%	1.37%	1.46%	1.48%	1.49%
37	1.39%	1.46%	1.38%	1.45%	1.47%
38	1.37%	1.45%	1.36%	1.43%
39	1.37%	1.44%	1.36%
40	1.35%	1.44%
41	1.35%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

	Origination Month
Age(2)	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15	Apr-15
1	3.35%	2.65%	2.84%	3.29%	2.80%	2.67%	2.88%	3.00%	3.28%	2.93%	3.25%
2	2.28%	1.90%	2.01%	2.09%	1.96%	1.80%	1.96%	2.40%	2.29%	2.11%	2.32%
3	1.78%	1.62%	1.59%	1.73%	1.59%	1.53%	1.83%	2.00%	1.89%	1.84%	1.97%
4	1.61%	1.40%	1.46%	1.55%	1.39%	1.48%	1.63%	1.80%	1.66%	1.65%	1.73%
5	1.46%	1.33%	1.38%	1.43%	1.38%	1.42%	1.50%	1.72%	1.57%	1.53%	1.61%
6	1.42%	1.29%	1.35%	1.42%	1.37%	1.40%	1.50%	1.70%	1.50%	1.45%	1.54%
7	1.38%	1.22%	1.35%	1.37%	1.39%	1.40%	1.48%	1.61%	1.47%	1.39%	1.48%
8	1.35%	1.29%	1.34%	1.35%	1.37%	1.39%	1.43%	1.61%	1.44%	1.36%	1.45%
9	1.40%	1.32%	1.36%	1.37%	1.42%	1.43%	1.42%	1.57%	1.44%	1.34%	1.42%
10	1.40%	1.33%	1.36%	1.37%	1.41%	1.42%	1.42%	1.54%	1.43%	1.31%	1.41%
11	1.40%	1.35%	1.39%	1.36%	1.45%	1.43%	1.41%	1.53%	1.40%	1.30%	1.44%
12	1.40%	1.36%	1.39%	1.40%	1.47%	1.43%	1.42%	1.53%	1.42%	1.31%	1.43%
13	1.42%	1.38%	1.40%	1.37%	1.47%	1.43%	1.43%	1.54%	1.43%	1.34%	1.44%
14	1.42%	1.39%	1.39%	1.37%	1.48%	1.43%	1.45%	1.56%	1.46%	1.36%	1.46%
15	1.42%	1.39%	1.38%	1.35%	1.46%	1.44%	1.46%	1.54%	1.46%	1.39%	1.48%
16	1.43%	1.40%	1.37%	1.34%	1.49%	1.47%	1.47%	1.53%	1.48%	1.40%	1.51%
17	1.40%	1.40%	1.37%	1.34%	1.49%	1.49%	1.48%	1.53%	1.49%	1.39%	1.51%
18	1.43%	1.39%	1.38%	1.36%	1.49%	1.50%	1.48%	1.54%	1.48%	1.39%	1.50%
19	1.43%	1.42%	1.40%	1.36%	1.48%	1.49%	1.48%	1.53%	1.49%	1.39%	1.47%
20	1.45%	1.43%	1.41%	1.38%	1.48%	1.49%	1.51%	1.53%	1.50%	1.38%	1.46%
21	1.45%	1.43%	1.41%	1.40%	1.48%	1.48%	1.49%	1.52%	1.48%	1.38%
22	1.44%	1.44%	1.41%	1.41%	1.48%	1.48%	1.48%	1.51%	1.46%
23	1.45%	1.45%	1.41%	1.42%	1.48%	1.48%	1.47%	1.50%
24	1.44%	1.45%	1.41%	1.42%	1.47%	1.47%	1.47%
25	1.45%	1.47%	1.41%	1.42%	1.46%	1.48%
26	1.44%	1.47%	1.41%	1.41%	1.45%
27	1.44%	1.46%	1.40%	1.40%
28	1.44%	1.44%	1.39%
29	1.43%	1.44%
30	1.43%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

	Origination Month
Age(2)	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16
1	2.78%	2.95%	3.39%	3.01%	3.38%	3.22%	3.25%	3.56%	3.40%	3.12%	2.93%
2	2.05%	2.05%	2.31%	2.03%	2.33%	2.23%	2.25%	2.47%	2.34%	2.20%	2.13%
3	1.76%	1.69%	1.96%	1.66%	1.83%	1.80%	1.94%	2.02%	1.95%	1.89%	1.79%
4	1.57%	1.56%	1.73%	1.48%	1.62%	1.63%	1.76%	1.84%	1.76%	1.67%	1.64%
5	1.47%	1.43%	1.60%	1.35%	1.53%	1.55%	1.64%	1.67%	1.61%	1.57%	1.50%
6	1.39%	1.36%	1.47%	1.34%	1.51%	1.48%	1.58%	1.60%	1.59%	1.54%	1.46%
7	1.37%	1.33%	1.43%	1.36%	1.45%	1.48%	1.56%	1.58%	1.56%	1.49%	1.43%
8	1.34%	1.35%	1.43%	1.38%	1.46%	1.48%	1.53%	1.55%	1.53%	1.48%	1.38%
9	1.32%	1.36%	1.41%	1.40%	1.47%	1.44%	1.53%	1.49%	1.50%	1.44%	1.35%
10	1.34%	1.38%	1.40%	1.38%	1.46%	1.45%	1.51%	1.47%	1.46%	1.41%
11	1.34%	1.39%	1.39%	1.39%	1.45%	1.46%	1.52%	1.46%	1.44%
12	1.35%	1.40%	1.39%	1.40%	1.45%	1.45%	1.51%	1.46%
13	1.38%	1.40%	1.39%	1.41%	1.49%	1.45%	1.54%
14	1.39%	1.42%	1.40%	1.40%	1.46%	1.45%
15	1.41%	1.41%	1.41%	1.39%	1.45%
16	1.41%	1.41%	1.39%	1.37%
17	1.39%	1.40%	1.39%
18	1.38%	1.38%
19	1.37%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

Mechanics Bank — Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

	Origination Month
Age(2)	Apr-16	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16	Nov-16	Dec-16
1	2.93%	3.37%	2.78%	3.31%	3.30%	3.46%	3.17%	3.00%
2	2.10%	2.33%	2.14%	2.30%	2.34%	2.39%	2.34%
3	1.78%	1.94%	1.80%	1.89%	1.89%	1.98%
4	1.67%	1.74%	1.59%	1.64%	1.74%
5	1.55%	1.58%	1.49%	1.55%
6	1.48%	1.47%	1.47%
7	1.46%	1.45%
8	1.42%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

Mechanics Bank — Delinquency Experience

30-59 DAYS DELINQUENCY RATES

	Origination Year
Age(1)	2012	2013	2014	2015	2016
1	0.00%	0.01%	0.03%	0.02%	0.04%
2	0.17%	0.15%	0.20%	0.22%	0.33%
3	0.17%	0.26%	0.31%	0.43%	0.57%
4	0.21%	0.32%	0.49%	0.62%	0.92%
5	0.32%	0.56%	0.61%	0.76%	1.12%
6	0.38%	0.57%	0.68%	0.96%	1.38%
7	0.40%	0.61%	0.70%	1.04%	1.49%
8	0.38%	0.55%	0.63%	0.96%	1.50%
9	0.39%	0.66%	0.79%	1.01%	1.55%
10	0.64%	0.76%	0.89%	1.33%	1.81%
11	0.61%	0.84%	0.95%	1.48%	2.29%
12	0.87%	0.95%	1.02%	1.61%
13	0.76%	0.99%	1.23%	1.85%
14	0.80%	0.92%	1.46%	1.96%
15	1.12%	1.05%	1.50%	2.10%
16	1.16%	1.09%	1.65%	2.19%
17	1.07%	1.02%	1.83%	2.33%
18	1.22%	1.03%	2.10%	2.53%
19	1.35%	1.13%	2.07%	2.54%
20	1.24%	1.20%	2.19%	2.78%
21	1.35%	1.26%	2.32%	2.73%
22	1.57%	1.30%	2.40%	2.79%
23	1.44%	1.28%	2.49%	2.79%
24	1.33%	1.43%	2.63%
25	1.67%	1.46%	2.70%
26	1.43%	1.52%	2.83%
27	1.61%	1.59%	3.17%
28	1.85%	1.83%	3.13%
29	1.70%	1.84%	3.53%
30	1.55%	2.00%	3.64%
31	1.87%	2.14%	3.42%
32	1.61%	2.25%	3.77%
33	1.87%	2.43%	3.12%
34	2.19%	2.55%	4.29%
35	2.09%	2.87%	3.84%
36	2.44%	2.86%
37	2.04%	2.86%
38	2.19%	3.02%
39	2.60%	3.01%
40	2.45%	3.39%
41	2.39%	3.01%
42	2.67%	3.18%
43	2.69%	3.35%
44	3.55%	3.16%
45	3.55%	3.55%
46	4.47%	4.04%
47	3.45%	2.41%
48	4.13%
49	3.88%
50	3.93%

(1)	Months since end of origination year.

Mechanics Bank — Delinquency Experience

30-59 DAYS DELINQUENCY RATES (continued)

	Origination Year
Age(1)	2012	2013	2014	2015	2016
51	3.97%
52	4.15%
53	3.97%
54	3.48%
55	4.64%
56	3.28%
57	5.85%
58	4.06%
59	2.47%
60

(1)	Months since end of origination year.

Mechanics Bank — Delinquency Experience

60-89 DAYS DELINQUENCY RATES

	Origination Year
Age(1)	2012	2013	2014	2015	2016
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.01%	0.03%
3	0.09%	0.07%	0.11%	0.11%	0.17%
4	0.08%	0.12%	0.14%	0.20%	0.25%
5	0.07%	0.16%	0.22%	0.30%	0.36%
6	0.18%	0.25%	0.25%	0.27%	0.39%
7	0.22%	0.23%	0.26%	0.32%	0.50%
8	0.20%	0.22%	0.24%	0.34%	0.43%
9	0.21%	0.17%	0.23%	0.34%	0.44%
10	0.16%	0.24%	0.27%	0.39%	0.47%
11	0.24%	0.22%	0.29%	0.48%	0.65%
12	0.31%	0.29%	0.35%	0.48%
13	0.52%	0.37%	0.41%	0.49%
14	0.30%	0.34%	0.48%	0.53%
15	0.28%	0.34%	0.49%	0.62%
16	0.35%	0.36%	0.49%	0.53%
17	0.47%	0.31%	0.55%	0.61%
18	0.32%	0.38%	0.51%	0.64%
19	0.33%	0.36%	0.55%	0.59%
20	0.40%	0.32%	0.58%	0.66%
21	0.48%	0.37%	0.64%	0.65%
22	0.46%	0.41%	0.73%	0.88%
23	0.55%	0.45%	0.75%	0.79%
24	0.65%	0.56%	0.72%
25	0.40%	0.59%	0.80%
26	0.45%	0.60%	0.75%
27	0.40%	0.43%	0.87%
28	0.61%	0.50%	0.82%
29	0.64%	0.48%	0.79%
30	0.64%	0.61%	0.87%
31	0.55%	0.61%	0.82%
32	0.70%	0.53%	1.09%
33	0.41%	0.61%	0.96%
34	0.55%	0.70%	0.94%
35	0.65%	0.68%	0.61%
36	0.76%	0.71%
37	0.72%	0.68%
38	0.75%	0.69%
39	0.64%	0.68%
40	0.72%	0.80%
41	0.71%	0.71%
42	0.80%	0.94%
43	0.68%	0.97%
44	0.46%	0.46%
45	0.82%	0.91%
46	0.85%	0.84%
47	1.24%	1.19%
48	1.04%
49	1.36%
50	1.49%

(1)	Months since end of origination year.

Mechanics Bank — Delinquency Experience

60-89 DAYS DELINQUENCY RATES (continued)

	Origination Year
Age(1)	2012	2013	2014	2015	2016
51	1.58%
52	1.65%
53	1.87%
54	1.53%
55	1.21%
56	2.09%
57	1.28%
58	3.02%
59	5.09%
60

(1)	Months since end of origination year.

Mechanics Bank — Delinquency Experience

90+ DAYS DELINQUENCY RATES

	Origination Year
Age(1)	2012	2013	2014	2015	2016
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.01%	0.02%
4	0.06%	0.03%	0.06%	0.08%	0.14%
5	0.07%	0.09%	0.11%	0.20%	0.25%
6	0.07%	0.10%	0.18%	0.33%	0.44%
7	0.12%	0.19%	0.26%	0.34%	0.47%
8	0.14%	0.22%	0.27%	0.37%	0.54%
9	0.16%	0.18%	0.26%	0.38%	0.57%
10	0.18%	0.14%	0.27%	0.35%	0.45%
11	0.16%	0.16%	0.28%	0.41%	0.41%
12	0.19%	0.18%	0.31%	0.52%
13	0.26%	0.23%	0.37%	0.56%
14	0.38%	0.29%	0.42%	0.49%
15	0.22%	0.28%	0.49%	0.56%
16	0.24%	0.35%	0.51%	0.62%
17	0.30%	0.40%	0.59%	0.60%
18	0.27%	0.31%	0.63%	0.59%
19	0.30%	0.33%	0.68%	0.54%
20	0.22%	0.33%	0.59%	0.57%
21	0.31%	0.29%	0.58%	0.68%
22	0.33%	0.35%	0.65%	0.57%
23	0.44%	0.42%	0.71%	0.58%
24	0.39%	0.48%	0.77%
25	0.40%	0.52%	0.76%
26	0.34%	0.53%	0.72%
27	0.25%	0.69%	0.65%
28	0.31%	0.54%	0.74%
29	0.51%	0.52%	0.90%
30	0.58%	0.54%	0.80%
31	0.60%	0.52%	0.73%
32	0.56%	0.64%	0.75%
33	0.61%	0.57%	0.87%
34	0.51%	0.61%	0.58%
35	0.50%	0.63%	1.14%
36	0.61%	0.58%
37	0.74%	0.67%
38	0.77%	0.73%
39	0.77%	0.58%
40	0.71%	0.50%
41	0.58%	0.63%
42	0.62%	0.60%
43	0.64%	0.62%
44	0.61%	0.57%
45	0.45%	0.30%
46	0.63%	0.57%
47	0.60%	0.42%
48	0.80%
49	1.04%
50	0.97%

(1)	Months since end of origination year.

Mechanics Bank — Delinquency Experience

90+ DAYS DELINQUENCY RATES (continued)

	Origination Year
Age(1)	2012	2013	2014	2015	2016
51	0.80%
52	1.12%
53	0.83%
54	0.58%
55	1.16%
56	0.91%
57	1.86%
58	1.96%
59	2.93%

(1)	Months since end of origination year.

Mechanics Bank — Cumulative Loss Experience – Total Portfolio

	Origination Month
Age(1)	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.22%	0.00%	0.01%	0.00%	0.00%	0.00%	0.06%	0.02%
5	0.00%	0.00%	0.00%	0.00%	0.22%	0.00%	0.05%	0.00%	0.02%	0.00%	0.02%	0.10%
6	0.00%	0.00%	0.00%	0.00%	0.23%	0.00%	0.09%	0.03%	0.02%	0.00%	0.05%	0.13%
7	0.52%	0.00%	0.00%	0.00%	0.20%	0.00%	0.13%	0.03%	0.02%	0.00%	0.05%	0.13%
8	0.48%	0.07%	0.00%	0.00%	0.19%	0.00%	0.21%	0.09%	0.02%	0.10%	0.10%	0.26%
9	0.48%	0.24%	0.35%	0.00%	0.30%	0.18%	0.27%	0.15%	0.02%	0.14%	0.10%	0.23%
10	0.48%	0.24%	0.32%	0.00%	0.30%	0.28%	0.35%	0.28%	0.13%	0.13%	0.14%	0.41%
11	0.97%	0.37%	0.32%	0.00%	0.46%	0.30%	0.64%	0.37%	0.30%	0.15%	0.20%	0.63%
12	0.97%	0.50%	0.58%	0.00%	0.64%	0.30%	0.69%	0.52%	0.32%	0.23%	0.18%	0.64%
13	0.97%	0.50%	0.57%	0.00%	1.10%	0.29%	0.69%	0.64%	0.39%	0.28%	0.19%	0.71%
14	0.97%	0.75%	0.40%	0.11%	1.64%	0.29%	0.71%	0.68%	0.38%	0.52%	0.31%	0.78%
15	0.97%	0.75%	0.48%	0.10%	1.83%	0.28%	0.71%	0.67%	0.38%	0.58%	0.37%	0.90%
16	1.45%	0.74%	0.58%	0.10%	1.94%	0.28%	0.70%	0.67%	0.69%	0.60%	0.42%	0.90%
17	1.97%	0.88%	0.58%	0.10%	1.97%	0.28%	0.73%	0.67%	0.70%	0.60%	0.50%	0.92%
18	1.97%	1.01%	0.58%	0.10%	1.94%	0.28%	0.91%	0.67%	0.99%	0.73%	0.76%	1.03%
19	1.97%	1.13%	0.58%	0.27%	1.54%	0.28%	1.01%	0.73%	1.08%	0.73%	0.77%	1.05%
20	1.97%	1.09%	0.58%	0.27%	1.53%	0.28%	1.02%	0.90%	1.17%	0.86%	0.71%	1.27%
21	1.97%	1.09%	0.59%	0.27%	1.57%	0.28%	1.05%	0.96%	1.17%	0.92%	0.74%	1.32%
22	1.97%	1.66%	0.66%	0.27%	1.68%	0.28%	1.17%	1.07%	1.12%	1.01%	0.96%	1.33%
23	1.97%	1.64%	0.84%	0.31%	1.82%	0.54%	1.23%	1.11%	1.15%	1.11%	0.97%	1.24%
24	1.97%	1.64%	1.31%	0.43%	1.75%	0.63%	1.22%	1.11%	1.20%	1.15%	1.11%	1.23%
25	1.97%	1.64%	2.16%	0.50%	1.75%	0.71%	1.41%	1.22%	1.32%	1.14%	1.05%	1.33%
26	1.97%	1.62%	2.35%	0.50%	1.86%	0.82%	1.41%	1.23%	1.31%	1.14%	1.08%	1.40%
27	2.49%	1.60%	2.42%	0.87%	1.91%	0.76%	1.40%	1.24%	1.22%	1.19%	1.09%	1.44%
28	2.49%	1.58%	2.18%	0.96%	2.00%	0.76%	1.50%	1.24%	1.26%	1.18%	1.15%	1.49%
29	2.49%	1.58%	2.40%	0.99%	2.08%	0.74%	1.50%	1.28%	1.26%	1.18%	1.18%	1.52%
30	2.49%	1.58%	2.64%	0.99%	2.08%	0.79%	1.55%	1.39%	1.26%	1.34%	1.21%	1.70%
31	2.49%	1.75%	2.81%	0.99%	2.08%	0.84%	1.56%	1.53%	1.26%	1.46%	1.24%	1.73%
32	2.49%	1.75%	2.73%	1.05%	2.10%	0.84%	1.61%	1.55%	1.33%	1.52%	1.33%	1.79%
33	2.49%	1.82%	2.68%	1.05%	2.14%	0.84%	1.65%	1.63%	1.39%	1.52%	1.40%	1.83%
34	2.49%	1.97%	2.78%	1.26%	2.14%	0.95%	1.72%	1.68%	1.45%	1.62%	1.43%	1.92%
35	2.49%	1.96%	2.83%	1.32%	2.33%	0.97%	1.72%	1.68%	1.53%	1.66%	1.48%	1.99%
36	2.49%	1.96%	2.81%	1.32%	2.33%	0.97%	1.78%	1.70%	1.55%	1.66%	1.51%	2.15%
37	2.49%	1.95%	2.81%	1.32%	2.39%	0.97%	1.95%	1.75%	1.57%	1.70%	1.56%	2.19%
38	2.49%	2.16%	2.81%	1.51%	2.39%	0.97%	2.04%	1.78%	1.65%	1.74%	1.50%	2.21%
39	2.49%	2.38%	2.81%	1.62%	2.39%	0.97%	2.04%	1.82%	1.64%	1.78%	1.53%	2.26%
40	2.49%	2.60%	3.07%	1.62%	2.47%	0.97%	2.24%	1.81%	1.64%	1.87%	1.63%	2.37%
41	2.49%	2.59%	3.17%	1.70%	2.47%	0.97%	2.32%	1.87%	1.73%	1.91%	1.71%	2.37%
42	2.49%	2.56%	3.17%	1.59%	2.44%	0.97%	2.38%	1.92%	1.73%	1.98%	1.70%	2.39%
43	2.49%	2.55%	3.22%	1.69%	2.43%	0.97%	2.38%	1.97%	1.74%	2.07%	1.70%	2.38%
44	2.73%	2.55%	3.14%	1.82%	2.46%	0.97%	2.40%	1.97%	1.74%	2.09%	1.70%	2.38%
45	2.73%	2.55%	3.14%	1.68%	2.46%	1.06%	2.40%	1.97%	1.73%	2.14%	1.73%	2.38%
46	2.73%	2.53%	3.19%	1.67%	2.45%	1.06%	2.40%	1.97%	1.78%	2.16%	1.73%	2.38%
47	2.73%	2.53%	3.19%	1.66%	2.48%	1.06%	2.53%	2.01%	1.80%	2.16%	1.73%	2.38%
48	3.07%	2.53%	3.19%	1.66%	2.48%	1.12%	2.60%	2.06%	1.79%	2.19%	1.73%	2.39%
49	3.07%	2.64%	3.05%	1.73%	2.49%	1.10%	2.68%	2.06%	1.79%	2.23%	1.73%	2.38%
50	3.07%	2.63%	3.05%	1.73%	2.48%	1.10%	2.68%	2.06%	1.82%	2.06%	1.73%	2.38%
51	3.07%	2.63%	3.05%	1.72%	2.50%	1.10%	2.78%	2.15%	1.82%	2.06%	1.76%	2.41%
52	3.07%	2.55%	3.05%	1.72%	2.50%	1.10%	2.78%	2.15%	1.85%	2.06%	1.78%	2.35%
53	3.20%	2.54%	3.14%	1.72%	2.50%	1.09%	2.78%	2.20%	1.84%	2.10%	1.74%	2.35%
54	3.20%	2.54%	3.14%	1.72%	2.50%	1.16%	2.78%	2.20%	1.79%	1.99%	1.81%	2.38%
55	3.19%	2.54%	3.14%	1.72%	2.50%	1.16%	2.78%	2.25%	1.67%	2.01%	1.83%
56	3.08%	2.54%	3.14%	1.87%	2.52%	1.16%	2.78%	2.24%	1.68%	1.99%
57	3.08%	2.54%	3.14%	1.87%	2.52%	1.16%	2.73%	2.22%	1.66%
58	3.08%	2.54%	3.14%	1.87%	2.60%	1.10%	2.75%	2.21%
59	3.08%	2.54%	3.14%	1.86%	2.49%	1.13%	2.71%
60	3.08%	2.54%	3.14%	1.75%	2.54%	1.12%

(1)	Months since end of origination month.

Mechanics Bank — Cumulative Loss Experience – Total Portfolio (continued)

	Origination Month
Age(1)	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.04%	0.03%	0.00%	0.00%	0.00%	0.00%	0.05%	0.00%	0.01%	0.00%
4	0.04%	0.00%	0.07%	0.04%	0.00%	0.00%	0.00%	0.00%	0.04%	0.04%	0.01%	0.00%
5	0.04%	0.02%	0.07%	0.15%	0.03%	0.10%	0.09%	0.01%	0.11%	0.10%	0.01%	0.00%
6	0.04%	0.16%	0.18%	0.26%	0.07%	0.10%	0.14%	0.03%	0.11%	0.09%	0.02%	0.06%
7	0.17%	0.24%	0.20%	0.35%	0.07%	0.10%	0.14%	0.10%	0.15%	0.10%	0.02%	0.06%
8	0.23%	0.19%	0.27%	0.41%	0.08%	0.15%	0.14%	0.12%	0.26%	0.10%	0.08%	0.17%
9	0.27%	0.30%	0.31%	0.47%	0.13%	0.20%	0.20%	0.19%	0.29%	0.15%	0.14%	0.12%
10	0.28%	0.45%	0.27%	0.56%	0.13%	0.21%	0.31%	0.26%	0.33%	0.24%	0.20%	0.13%
11	0.42%	0.53%	0.25%	0.60%	0.13%	0.21%	0.37%	0.41%	0.35%	0.25%	0.26%	0.15%
12	0.45%	0.51%	0.30%	0.65%	0.13%	0.21%	0.47%	0.39%	0.47%	0.23%	0.29%	0.18%
13	0.50%	0.51%	0.26%	0.77%	0.23%	0.27%	0.52%	0.44%	0.45%	0.35%	0.36%	0.19%
14	0.52%	0.57%	0.41%	0.87%	0.31%	0.37%	0.61%	0.51%	0.50%	0.48%	0.40%	0.29%
15	0.71%	0.62%	0.64%	1.11%	0.40%	0.46%	0.67%	0.59%	0.61%	0.62%	0.44%	0.39%
16	0.78%	0.67%	0.71%	1.11%	0.53%	0.56%	0.75%	0.59%	0.65%	0.63%	0.44%	0.42%
17	0.81%	0.79%	0.76%	1.02%	0.67%	0.62%	0.77%	0.64%	0.75%	0.65%	0.49%	0.41%
18	0.80%	0.84%	0.91%	1.01%	0.73%	0.62%	0.82%	0.68%	0.80%	0.74%	0.67%	0.49%
19	1.01%	0.80%	1.02%	0.97%	0.79%	0.71%	0.81%	0.79%	0.80%	0.73%	0.76%	0.52%
20	1.12%	1.01%	1.05%	1.01%	0.81%	0.86%	0.89%	0.89%	0.83%	0.73%	0.84%	0.69%
21	1.10%	1.05%	1.02%	1.03%	0.82%	0.87%	0.95%	0.95%	0.93%	0.78%	0.88%	0.72%
22	1.17%	1.08%	1.08%	1.03%	0.81%	0.89%	1.02%	0.97%	0.92%	0.78%	0.91%	0.84%
23	1.16%	1.11%	1.11%	1.10%	0.91%	0.90%	1.06%	1.04%	1.00%	0.79%	0.99%	0.80%
24	1.25%	1.18%	1.24%	1.26%	0.99%	0.90%	1.13%	1.14%	0.99%	0.96%	1.06%	0.81%
25	1.40%	1.19%	1.27%	1.26%	1.04%	0.93%	1.11%	1.14%	1.00%	0.94%	1.11%	0.91%
26	1.44%	1.27%	1.31%	1.40%	1.25%	0.93%	1.30%	1.08%	1.18%	0.95%	1.13%	0.96%
27	1.53%	1.29%	1.47%	1.39%	1.38%	0.95%	1.30%	1.07%	1.23%	1.02%	1.25%	0.95%
28	1.53%	1.26%	1.55%	1.46%	1.41%	0.89%	1.39%	1.09%	1.17%	1.16%	1.33%	1.01%
29	1.68%	1.28%	1.55%	1.46%	1.40%	0.92%	1.42%	1.09%	1.16%	1.15%	1.41%	1.00%
30	1.81%	1.28%	1.60%	1.43%	1.34%	0.94%	1.43%	1.09%	1.18%	1.18%	1.41%	1.13%
31	1.79%	1.34%	1.54%	1.50%	1.41%	1.01%	1.45%	1.09%	1.28%	1.16%	1.46%	1.18%
32	1.82%	1.47%	1.54%	1.54%	1.49%	1.05%	1.46%	1.17%	1.34%	1.26%	1.49%	1.26%
33	1.88%	1.52%	1.65%	1.58%	1.47%	1.12%	1.52%	1.24%	1.26%	1.35%	1.47%	1.29%
34	1.97%	1.56%	1.67%	1.60%	1.59%	1.17%	1.51%	1.28%	1.31%	1.38%	1.49%	1.33%
35	2.01%	1.60%	1.65%	1.59%	1.58%	1.32%	1.51%	1.31%	1.36%	1.38%	1.50%	1.43%
36	2.11%	1.60%	1.65%	1.56%	1.58%	1.40%	1.51%	1.41%	1.35%	1.42%	1.57%	1.55%
37	2.06%	1.63%	1.81%	1.64%	1.58%	1.45%	1.54%	1.40%	1.33%	1.43%	1.74%	1.62%
38	2.16%	1.63%	1.93%	1.64%	1.67%	1.51%	1.59%	1.44%	1.35%	1.50%	1.83%	1.62%
39	2.25%	1.63%	2.05%	1.65%	1.71%	1.51%	1.69%	1.47%	1.39%	1.52%	1.85%	1.70%
40	2.25%	1.66%	2.07%	1.72%	1.78%	1.51%	1.73%	1.44%	1.45%	1.55%	1.89%	1.76%
41	2.18%	1.66%	2.23%	1.73%	1.85%	1.51%	1.73%	1.43%	1.48%	1.57%	1.91%	1.79%
42	2.17%	1.71%	2.25%	1.73%	2.02%	1.51%	1.71%	1.43%	1.56%	1.57%	1.85%	1.83%
43	2.18%	1.71%	2.26%	1.80%	1.97%	1.55%	1.74%	1.51%	1.55%	1.55%	1.87%
44	2.23%	1.76%	2.21%	1.84%	1.97%	1.66%	1.75%	1.53%	1.54%	1.61%
45	2.24%	1.79%	2.21%	1.91%	1.93%	1.76%	1.79%	1.54%	1.58%
46	2.24%	1.79%	2.21%	1.94%	1.92%	1.78%	1.70%	1.56%
47	2.27%	1.79%	2.19%	1.93%	1.92%	1.74%	1.68%
48	2.29%	1.85%	2.19%	1.93%	1.87%	1.73%
49	2.31%	1.86%	2.14%	1.95%	1.87%
50	2.36%	1.82%	2.20%	2.00%
51	2.40%	1.91%	2.22%
52	2.46%	1.99%
53	2.52%

(1)	Months since end of origination month.

Mechanics Bank — Cumulative Loss Experience – Total Portfolio (continued)

	Origination Month
Age(1)	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.01%	0.00%	0.01%	0.02%	0.00%	0.02%	0.01%	0.01%	0.00%	0.01%	0.03%
4	0.00%	0.01%	0.05%	0.01%	0.02%	0.00%	0.03%	0.02%	0.05%	0.01%	0.04%	0.03%
5	0.00%	0.01%	0.04%	0.02%	0.04%	0.00%	0.07%	0.05%	0.09%	0.02%	0.07%	0.06%
6	0.03%	0.05%	0.09%	0.02%	0.18%	0.06%	0.08%	0.06%	0.13%	0.06%	0.11%	0.09%
7	0.09%	0.10%	0.11%	0.09%	0.22%	0.08%	0.08%	0.14%	0.17%	0.13%	0.24%	0.12%
8	0.23%	0.17%	0.19%	0.16%	0.21%	0.09%	0.19%	0.20%	0.27%	0.16%	0.38%	0.21%
9	0.29%	0.23%	0.21%	0.25%	0.26%	0.19%	0.22%	0.34%	0.29%	0.28%	0.48%	0.31%
10	0.31%	0.30%	0.20%	0.24%	0.35%	0.30%	0.27%	0.38%	0.32%	0.34%	0.60%	0.35%
11	0.33%	0.36%	0.31%	0.30%	0.38%	0.38%	0.32%	0.50%	0.37%	0.43%	0.64%	0.39%
12	0.39%	0.46%	0.32%	0.39%	0.48%	0.40%	0.42%	0.51%	0.44%	0.50%	0.65%	0.44%
13	0.43%	0.54%	0.42%	0.48%	0.52%	0.42%	0.44%	0.56%	0.52%	0.50%	0.69%	0.50%
14	0.45%	0.61%	0.51%	0.56%	0.52%	0.50%	0.45%	0.58%	0.59%	0.53%	0.74%	0.61%
15	0.48%	0.64%	0.59%	0.68%	0.56%	0.54%	0.51%	0.62%	0.66%	0.57%	0.74%	0.74%
16	0.57%	0.70%	0.69%	0.74%	0.57%	0.63%	0.59%	0.66%	0.75%	0.65%	0.87%	0.86%
17	0.62%	0.77%	0.79%	0.82%	0.64%	0.77%	0.75%	0.74%	0.79%	0.72%	1.00%	0.91%
18	0.67%	0.98%	0.89%	0.82%	0.70%	0.88%	0.80%	0.80%	0.83%	0.80%	1.13%	1.02%
19	0.78%	1.07%	0.98%	0.86%	0.70%	0.91%	0.84%	0.85%	0.93%	0.90%	1.22%	1.11%
20	0.82%	1.14%	1.10%	0.88%	0.80%	0.91%	0.93%	1.01%	0.99%	1.01%	1.36%	1.26%
21	0.97%	1.15%	1.15%	0.92%	0.84%	0.91%	1.01%	1.11%	1.06%	1.12%	1.49%	1.31%
22	1.05%	1.17%	1.23%	0.96%	0.86%	0.93%	1.00%	1.17%	1.14%	1.18%	1.64%	1.40%
23	1.09%	1.23%	1.29%	1.01%	0.86%	1.05%	1.24%	1.27%	1.20%	1.27%	1.67%	1.48%
24	1.17%	1.24%	1.35%	1.07%	0.93%	1.08%	1.39%	1.34%	1.31%	1.36%	1.69%	1.56%
25	1.20%	1.27%	1.44%	1.13%	1.05%	1.12%	1.46%	1.39%	1.36%	1.51%	1.81%	1.63%
26	1.31%	1.35%	1.50%	1.15%	1.22%	1.19%	1.49%	1.46%	1.43%	1.61%	1.89%	1.73%
27	1.33%	1.43%	1.58%	1.26%	1.25%	1.24%	1.52%	1.53%	1.53%	1.71%	2.05%	1.89%
28	1.36%	1.51%	1.70%	1.42%	1.39%	1.31%	1.56%	1.65%	1.57%	1.72%	2.16%	2.00%
29	1.45%	1.53%	1.81%	1.46%	1.54%	1.41%	1.63%	1.77%	1.62%	1.77%	2.24%	2.04%
30	1.52%	1.61%	1.83%	1.47%	1.63%	1.52%	1.69%	1.87%	1.74%	1.84%	2.35%	2.17%
31	1.65%	1.68%	1.93%	1.52%	1.58%	1.55%	1.72%	1.97%	1.88%	1.90%	2.43%
32	1.70%	1.71%	2.00%	1.57%	1.64%	1.59%	1.75%	1.99%	1.99%	1.90%
33	1.74%	1.75%	2.03%	1.58%	1.74%	1.72%	1.84%	2.06%	1.95%
34	1.74%	1.78%	2.02%	1.64%	1.77%	1.70%	1.88%	2.15%
35	1.80%	1.82%	2.05%	1.70%	1.81%	1.69%	1.89%
36	1.81%	1.89%	2.09%	1.76%	1.78%	1.74%
37	1.85%	1.91%	2.11%	1.74%	1.83%
38	1.86%	1.94%	2.10%	1.75%
39	1.95%	1.92%	2.17%
40	1.90%	1.98%
41	1.97%

Mechanics Bank — Cumulative Loss Experience – Total Portfolio (continued)

	Origination Month
Age(1)	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.02%	0.01%	0.00%	0.00%	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
4	0.04%	0.05%	0.03%	0.01%	0.04%	0.04%	0.01%	0.00%	0.00%	0.01%	0.00%	0.05%
5	0.07%	0.07%	0.08%	0.03%	0.06%	0.04%	0.04%	0.01%	0.01%	0.02%	0.02%	0.07%
6	0.12%	0.12%	0.12%	0.05%	0.09%	0.09%	0.05%	0.04%	0.04%	0.05%	0.09%	0.12%
7	0.14%	0.20%	0.14%	0.07%	0.13%	0.12%	0.08%	0.07%	0.09%	0.10%	0.18%	0.24%
8	0.24%	0.29%	0.21%	0.13%	0.23%	0.16%	0.15%	0.13%	0.21%	0.17%	0.27%	0.29%
9	0.27%	0.31%	0.30%	0.19%	0.39%	0.21%	0.28%	0.19%	0.24%	0.21%	0.35%	0.34%
10	0.31%	0.33%	0.34%	0.22%	0.44%	0.24%	0.32%	0.28%	0.32%	0.28%	0.46%	0.42%
11	0.41%	0.36%	0.36%	0.31%	0.52%	0.32%	0.40%	0.35%	0.35%	0.36%	0.56%	0.52%
12	0.45%	0.44%	0.52%	0.41%	0.63%	0.39%	0.46%	0.40%	0.43%	0.42%	0.57%	0.60%
13	0.52%	0.53%	0.56%	0.47%	0.70%	0.55%	0.59%	0.44%	0.49%	0.50%	0.70%	0.68%
14	0.62%	0.57%	0.63%	0.55%	0.74%	0.64%	0.71%	0.54%	0.65%	0.61%	0.88%	0.86%
15	0.73%	0.68%	0.67%	0.64%	0.88%	0.72%	0.79%	0.61%	0.67%	0.67%	0.94%	0.98%
16	0.84%	0.72%	0.73%	0.82%	0.98%	0.78%	0.93%	0.63%	0.78%	0.81%	1.01%	1.08%
17	0.89%	0.81%	0.77%	0.95%	1.05%	0.82%	1.06%	0.74%	0.89%	0.89%	1.12%	1.17%
18	1.02%	1.01%	0.85%	1.00%	1.13%	0.90%	1.13%	0.82%	0.99%	0.98%	1.17%	1.32%
19	1.12%	1.15%	0.95%	1.02%	1.26%	0.99%	1.23%	0.96%	1.17%	1.08%	1.25%
20	1.27%	1.19%	1.02%	1.12%	1.34%	1.21%	1.34%	1.04%	1.26%	1.14%
21	1.37%	1.26%	1.14%	1.17%	1.46%	1.32%	1.42%	1.08%	1.35%
22	1.44%	1.35%	1.19%	1.27%	1.54%	1.42%	1.56%	1.20%
23	1.50%	1.42%	1.33%	1.37%	1.63%	1.48%	1.61%
24	1.56%	1.56%	1.45%	1.48%	1.79%	1.53%
25	1.72%	1.63%	1.53%	1.54%	1.95%
26	1.80%	1.74%	1.57%	1.66%
27	1.92%	1.84%	1.66%
28	1.95%	1.86%
29	2.08%

(1)	Months since end of origination month.

Mechanics Bank — Cumulative Loss Experience – Total Portfolio (continued)

	Origination Month
Age(1)	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
3	0.02%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%
4	0.04%	0.01%	0.03%	0.01%	0.00%	0.03%	0.02%	0.02%	0.01%	0.01%	0.00%	0.03%
5	0.07%	0.01%	0.04%	0.02%	0.05%	0.05%	0.04%	0.06%	0.04%	0.04%	0.04%	0.13%
6	0.10%	0.07%	0.16%	0.07%	0.12%	0.13%	0.09%	0.11%	0.10%	0.10%	0.08%	0.22%
7	0.21%	0.17%	0.25%	0.13%	0.22%	0.21%	0.26%	0.17%	0.16%	0.23%	0.19%
8	0.32%	0.31%	0.39%	0.28%	0.32%	0.34%	0.40%	0.26%	0.26%	0.33%
9	0.41%	0.42%	0.47%	0.33%	0.37%	0.48%	0.57%	0.43%	0.36%
10	0.48%	0.49%	0.56%	0.47%	0.49%	0.58%	0.70%	0.51%
11	0.55%	0.59%	0.66%	0.53%	0.69%	0.74%	0.80%
12	0.62%	0.75%	0.73%	0.59%	0.80%	0.81%
13	0.70%	0.88%	0.85%	0.68%	0.93%
14	0.87%	1.00%	0.93%	0.76%
15	1.03%	1.08%	1.04%
16	1.14%	1.18%
17	1.24%

(1)	Months since end of origination month.

	Origination Month
Age(1)	Jul-16	Aug-16	Sep-16	Oct-16	Nov-16
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%
3	0.01%	0.00%	0.00%
4	0.02%	0.00%
5	0.06%

(1)	Months since end of origination month.

$398,797,000

California Republic Auto Receivables Trust 2017-1

Issuer

California Republic Funding, LLC

Depositor

Mechanics Bank

Sponsor and Servicer

0.90000% Class A-1 Asset Backed Notes

1.55% Class A-2 Asset Backed Notes

1.90% Class A-3 Asset Backed Notes

2.28% Class A-4 Asset Backed Notes

2.91% Class B Asset Backed Notes

3.76% Class C Asset Backed Notes

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus. California Republic Funding, LLC has not authorized anyone to provide you with additional or different information. California Republic Funding, LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriter of the Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Notes will deliver a prospectus until 90 days after the date of this prospectus.

Credit Suisse	J.P. Morgan

Joint Bookrunners

February 9, 2017